Prospectus Supplement (Sales Report) No. 7 dated September 15, 2009 to Prospectus dated July 30, 2009	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated July 30, 2009 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated July 30, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 362396

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362396	$20,000	$20,000	13.92%	1.00%	September 11, 2009	September 12, 2012	September 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 362396. Member loan 362396 was requested on August 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,367 / month
Current employer:	Clorox Sales Company	Debt-to-income ratio:	24.94%
Length of employment:	5 years	Location:	Normandy Park, WA

Home town:	Oakland
Current & past employers:	Clorox Sales Company
Education:	University of California-Santa Cruz (UCSC)

This borrower member posted the following loan description, which has not been verified:

I would use this loan to consolidate 3 credit cards, which have $20,000 on them. I accumulated this debt during graduate school and would like to pay it off as quickly as I obtained it. It is almost impossible to get ahead trying to make 3 payments and taking care of my family obligations. I am gainfully employed and have been at the same company for 5 years. I do not have any issues with meeting my monthly obligations. Yet, paying 3 different cards each months is making it difficult to reach my goal of being credit card debt free. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on November 6, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	53	Months Since Last Delinquency:	24
Revolving Credit Balance:	$27,160.00	Public Records On File:	0
Revolving Line Utilization:	65.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested funding $500 portion of your requested $20K loan. I have questions requiring answers: 1. Current position and brief job description at Clorox Co. are ? 2. Reported $7,367 income to repay loan is 1 wage-earner? Or 2 wage-earners? 3. Housing mortgage (PITI) payment per month is $_____ ? 4. Total car payment(s) per month is/are $_____? 5. Living expenses e. g., credit card payments, entertainment, food, gasoline, household utilities, medical, miscellaneous, telephone total per month is $_____ ? (No need to itemize, provide only grand total $.) If Lending Club randomly selects your loan application for employment and income verification you have 3 days to complete verification process. You would submit either Pay Stub, W-2, 1099 or 1040 Tax Return. Verification not completed within allotted 3 days then loan application removed. After verification completed upper-right hand corner on-screen application "CREDIT REVIEW STATUS" will show an asterisk (*). Lending Club email address support@lendingclub.com ; phone (866) 754-4094 8-5 PST M-F. Advance thank you for expected reply answering my 5 questions. Good luck with your requested loan. Semper Fidelis (U S Marine Corps Motto)	1) Supply Chain Planning Manager - I forecast and plan the production. 2) It is a one-wage earner. 3) PITI - $1300 4) Car Payment - $589 5) Expenses - $2100 6) I believe Lending Club has already verified my income because it says... Income verified when I was working on the application. I started this application a while back and decided to go ahead with it. BUT - if they do want to verify my income - I have no issues with it.
I would like to help fund your loan, but have a few questions. Could you provide any more details on the debts you wish to refinance? (Your credit history shows a revolving credit balance of $27,160.) Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for the Clorox Sales Company? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I am going to refinance my 3 credit cards, which total to 20,000. The current amount on my credits is 22,354. I do have a car loan and a small student loan. I am a Supply Chain Planning Manager, which means that I forecast and plan the production of 65+ products. I do have 5K in savings and I am willing to verify my income..
Can you please talk about the delinquency from 24 months ago? Also, can you specify your family obligations? Thanks.	I was late on a payment 24 months ago due to the birth of my son. I forgot to make the payment and when I realized what I had done it was 28 days late - by the time they received my payment (31 days) - they reported it on my credit report. Since then - every bill I get is set-up on autopay so it will never happen again! As far as family obligations... I do assist in the support of my family - 2 children and spouse. All of those expenses are listed in a previous answer. I do not have to pay alimony, child support, etc. Neither does my spouse. Thank you!
Please make sure, via a phone call or email to Lending Club, that your income is verified. That is a requirement of mine to help fund your loan request. Everything else looks good to go. Thanks.	I just sent everything to them...
I am happy to complete the funding for your loan and to help out a local borrower at the same time.	Thank you!! This is really going to help us!

Member Payment Dependent Notes Series 369990

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369990	$12,000	$12,000	16.70%	1.00%	September 9, 2009	September 7, 2012	September 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 369990. Member loan 369990 was requested on August 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,500 / month
Current employer:	barlow respiratory hospital	Debt-to-income ratio:	9.62%
Length of employment:	4 years	Location:	ALHAMBRA, CA

Home town:	los angeles
Current & past employers:	barlow respiratory hospital
Education:	East Los Angeles College

This borrower member posted the following loan description, which has not been verified:

cosolidate my cards

A credit bureau reported the following information about this borrower member on January 16, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,672.00	Public Records On File:	0
Revolving Line Utilization:	78.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.25.2009 Hi, I am interested funding up to $500 of your requested $12K loan but have questions requiring more information: 1. Your current position AND brief job description at present employer are ? 2. Is $6,500 monthly income being relied upon to repay this unsecured loan from 1 wage-earner? Or is it from 2 wage-earners? 3. Your housing expenses, either mortgage payment (PITI) or rent payment is per month $ ? 4. Your total monthly additional usual living expenses i.e., car, gas, entertainment, food, medical, miscellaneous, utilities, are $ ? 5. I suggest that you contact Lending Club at (866) 754-4094 (General Support) 8AM-5PM PCST M-F or via email at support@lendingclub.com and have them verify BOTH your employment AND income. Lending Club can provide information on how to best accomplish this. Lenders feel much more secure investing in promissory notes after verification process is completed. Your requested loan also will completely fund much quicker. Thank you for your expected reply. Semper Fidelis (U S Marine Corps Motto)	the 6500 monthly is from my full time job I am a respiratory therapist I manage life support for vent dependent patients and I work in a respiratory hospital. My house rent is 800monthly and my miscellaneous utillities are 500monthly.
Can you tell us a little about the 7 inquiries? thanks	1st is from Goodyear tire credit card witch I paid off. The second and third are from jewelry store witch are also paid off. 2 more are from a home loan I want to get but I put off until I pay off my credit cards. The other 2 I really don???t know
Do you mean to pay off your credit card bills with this note and then get the home loan? Or, do you intend to pay off this loan before taking the home loan?	Pay off this loan before taking the home loan
Can you please contact Lendingclub to verify you income. I think you need to send them a W2 and/or Paystubs. Thank you.	I just send my w2 and paystubs with bills today
Hi, 1) Your profile shows that you owe $7,672 on your revolving credit. Why are you asking to borrow $12,000 from Lending Club? 2) Are you OK with Lending Club's 16.70% interest rate?	I have 2 cards one from chase for 8000 and the other from bofa for 3500 both of them have 24% interest I just want to put them both together and lower it to 16.70.
please call lending club and have them verfiy your income will make me feel better about my loan to your	I called them yesterday and told them I already fax over my w2 from 2008 and 2007 my last 2 recent paystubs and copy off the 2 credit cards statements they wanted. For some reason she was looking at another persons account with the same last name as me. All she said was that she has everything and I need to sign the loan form she would email it to me but I am still waiting from yesterday and have gotten nothing. I also told her I have been trying to verifiy my checking account and it is not working she said she would fix it but not working yet.

Member Payment Dependent Notes Series 383762

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
383762	$6,700	$6,700	11.83%	1.00%	September 11, 2009	September 15, 2012	September 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 383762. Member loan 383762 was requested on September 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,312 / month
Current employer:	L'Oreal USA	Debt-to-income ratio:	12.74%
Length of employment:	9 years 8 months	Location:	MANCHESTER TOWNSHIP, NJ

Home town:	Rochester
Current & past employers:	L'Oreal USA
Education:	Rutgers University at New Brunswick/Piscataway

This borrower member posted the following loan description, which has not been verified:

Consolidate high intrest credit card

A credit bureau reported the following information about this borrower member on March 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	38
Revolving Credit Balance:	$71,116.00	Public Records On File:	0
Revolving Line Utilization:	72.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested investing $250 portion in your $6.7K requested loan. I have questions: 1. Current position and brief job description L'Oreal USA are ? 2. $6,317 reported income 1 wage-earner? Or 2 wage-earners? 3. Mortgage (PITI) payment per month is $_____ ? 4. Total car payments per month are $_____? 5. Living expenses, e. g., credit card payments, entertainment, food, fuel, household utilities, medical, miscellaneous, telephone total per month is $_____ ? (Provide one $ grand total.) Suggest start now employment|income verification process, e.g., submit Pay Stub, W-2, 1099 or 1040 Tax Return. After completed upper-right corner loan application "Credit Review Status" shows an asterisk (*). Sooner completed then when loan fully-funded Lending Club can deposit $$ quicker into bank account. Questions? support@lendingclub.com ; Toll free phone is (866) 754-4094 8-5 PST M-F. Thank you for anticipated reply answering 5 questions. Good luck with requested loan's 100% funding. Semper Fidelis (U S Marine Corps Motto)	1 - Management position supporting retail sales (sales analysis) 2. 1 Wage Earner; 3. Monthly mortgage - 1,284; 4. No car payments; 5. Monthly expenses - approximately 1,850
Greetings - Could you please explain your delinquency from about 3 years ago? Regards; Art	Oversight setting up billpay payment. Corrected as soon as I was alerted of the problem.

Member Payment Dependent Notes Series 393617

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
393617	$20,000	$20,000	13.22%	1.00%	September 14, 2009	September 14, 2012	September 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 393617. Member loan 393617 was requested on August 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,500 / month
Current employer:	Get Fit , Feel Fine	Debt-to-income ratio:	0.65%
Length of employment:	4 years 4 months	Location:	Harker Heights, TX

Home town:	Samoa
Current & past employers:	Get Fit , Feel Fine, Favor Autos
Education:

This borrower member posted the following loan description, which has not been verified:

To pay off a credit card and to invest in my business.

A credit bureau reported the following information about this borrower member on April 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,142.00	Public Records On File:	0
Revolving Line Utilization:	27.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please explain your business?	Own a personal training business Get Fit Feel Fine and Favor Autos Car Dealership Title Manager

Member Payment Dependent Notes Series 408181

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
408181	$20,000	$20,000	14.26%	1.00%	September 10, 2009	September 9, 2012	September 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 408181. Member loan 408181 was requested on August 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Titan Reinforcing LLC	Debt-to-income ratio:	22.81%
Length of employment:	1 year 2 months	Location:	Miami, FL

Home town:	Rockwood
Current & past employers:	Titan Reinforcing LLC, Baker Concrete
Education:	Miami Southridge Senior High

This borrower member posted the following loan description, which has not been verified:

need help to get my head above water

A credit bureau reported the following information about this borrower member on May 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,619.00	Public Records On File:	1
Revolving Line Utilization:	74.30%	Months Since Last Record:	98
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you contact Lending Club? (866) 754-4094 (General Support) 8AM - 5PM PST M - F or email support@lendingclub.com and have both your employment and income verified. Lending Club will provide instructions to accomplish verification, i.e., submit either Pay Stubs, or W-2's, or 1099's, or latest Tax Return, etc.? Lenders are more secure investing in borrowers unsecured promissory notes after verification process is completed. Usually takes Lending Club 3, maybe 4, business days after required documents received before loan status changed from "Under Review" to Approved". After loan "Approved" borrower benefits include loan 100% funds faster and loan's proceeds will be deposited more quickly into your bank account.	address verification was sent in cable bill form two paycheck stubs were sent - most recent two office locations were also provided last years tax return was also submitted

Member Payment Dependent Notes Series 410422

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
410422	$20,000	$20,000	13.57%	1.00%	September 15, 2009	September 16, 2012	September 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 410422. Member loan 410422 was requested on September 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,167 / month
Current employer:	Derbyshire Machine and Tool Co	Debt-to-income ratio:	7.80%
Length of employment:	11 years 5 months	Location:	Telford, PA

Home town:	Abington
Current & past employers:	Derbyshire Machine and Tool Co, BEC Machine Products
Education:	Spring Garden College

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate and eliminate all credit cards. To have all paid in one managable monthly payment.

A credit bureau reported the following information about this borrower member on May 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1988	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,918.00	Public Records On File:	0
Revolving Line Utilization:	29.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested investing $500 portion in your $20K requested loan. I have questions: 1. Current position and brief job description Derbshire Machine and Tools are ? 2. $8,167 reported income 1 wage-earner? Or 2 wage-earners? 3. Mortgage (PITI) payment per month is $_____ ? 4. Total car payments per month are $_____? 5. Living expenses, e. g., credit card payments, entertainment, food, fuel, household utilities, medical, miscellaneous, telephone total per month is $_____ ? (Provide one $ grand total.) Suggest start now employment|income verification process; submit Pay Stub, W-2, 1099, 1040 Tax Return. After completed upper-right corner application "Credit Review Status" shows an asterisk (*). Sooner completed then when loan fully-funded Lending Club can deposit $$ quicker into bank account. Questions? support@lendingclub.com ; Toll free is (866) 754-4094 8-5 PST M-F. Thank you for anticipated reply answering 5 questions. Good luck with requested loan's 100% funding. Semper Fidelis (U S Marine Corps Motto)	Quality Control Manager, run the quality dept. we are a government contractor. I am the sole wage earner(divorced live alone) Mortgage is $1525/month, 0 car loans, $2676 monthly expenses
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $24,918.) Do you have any other outstanding debts, like a home equity loan or student loans? And, can you give a rough estimate of your total monthly expenses? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I am using this to pay off all credit card debt, I have the $5000 to pay off the remainder. I also have an ING savings account that gets funded twice monthly. I listed my expense on the previous question. I have no other outstanding debt, just the credit cards due to a divorce and having to completely rebuild and refurnish. I thought I already had my income verified with lending club.
FYI Lend club still has not verified income. (start canned question) Would you contact Lending Club? (866) 754-4094 (General Support) 8AM - 5PM PST M - F or email support@lendingclub.com and have both your employment and income verified. Lending Club will provide instructions to accomplish verification, i.e., submit either Pay Stubs, or W-2's, or 1099's, or latest Tax Return, etc.? Lenders are more secure investing in borrowers unsecured promissory notes after verification process is completed. Usually takes Lending Club 3, maybe 4, business days after required documents received before loan status changed from "Under Review" to Approved". After loan "Approved" borrower benefits include loan 100% funds faster and loan's proceeds will be deposited more quickly into your bank account.	I have had my income verified by Lending Club.
FYI as of 09/11/2009 @ 8:45am Lend club does not show that your income has been verified.	This information was sent to them yesterday, prior to the approval notation listed on the request.

Member Payment Dependent Notes Series 413385

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
413385	$6,000	$6,000	13.22%	1.00%	September 11, 2009	September 22, 2012	September 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 413385. Member loan 413385 was requested on September 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	Fox 5 San Diego (KSWB TV)	Debt-to-income ratio:	5.20%
Length of employment:	9 months	Location:	National City, CA

Home town:	San Diego
Current & past employers:	Fox 5 San Diego (KSWB TV)
Education:	Point Loma Nazarene University

This borrower member posted the following loan description, which has not been verified:

Hello I am simply looking to consolidate my credit cards. Because of all the changes in the terms, my interest shot up from 11% to 23% for no reason. I'm not going to play their games and rather save money by using this unique system. Im not planning on using that card for years and my other card will be used to accumulate points and be paid in full every month. Thanks Mauricio Perez

A credit bureau reported the following information about this borrower member on June 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	33
Revolving Credit Balance:	$6,001.00	Public Records On File:	0
Revolving Line Utilization:	31.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for KSWB TV? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Hello. My only outstanding debts are my student loans and credit cards which were used for what loans didnt cover. All federal loans are consolidated into a federal consolidation loan and have 2 private school loans. I did a pretty good estimate for a monthly budget and taking this new loan into account the monthly expenses equal to 1000-1100 leaving me with 900 extra. I plan to set aside 500 a month to save and 400 to spend wisely which most likely means spending as little as possible. Since I will be living at home for a few more years, my rent is only 600. I edit morning news for KSWBTV, I also collaborate and work with a segment producer on producing and editing sweeps packages and am helping with a pilot show with weather girl Chrissy Russo. I do have a savings account and set money aside outside of banks for emergency purposes and my parents can also help. I do not anticipate any problems in paying back this loan. I have no problems with Lending Club verifying my income. gross income is 2460, net is 1900. Thank you

Member Payment Dependent Notes Series 430043

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430043	$20,000	$20,000	14.61%	1.00%	September 9, 2009	September 8, 2012	September 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430043. Member loan 430043 was requested on August 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	Capital Pharmaceutical	Debt-to-income ratio:	16.80%
Length of employment:	10 years	Location:	Powell, OH

Home town:	Delaware
Current & past employers:	Capital Pharmaceutical
Education:	Ohio State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

I want to pay off my credit cards!!

A credit bureau reported the following information about this borrower member on July 24, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1991	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$41,959.00	Public Records On File:	0
Revolving Line Utilization:	66.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.26.2009 Hi, I'm interested funding $1,000 of your requested $20K loan. I have questions requiring answers: 1. Current position and very brief job description are ? 2. Is reported $12,500 income to repay unsecured loan 1 wage-earner? Or 2 wage-earners, i.e. borrower's and either spouse, or parents, or other family members? 3. Housing expenses, either mortgage payment (PITI) or rent payment, per month is $_____ ? 4. Total car payment(s) per month is/are $_____? 5. Usual living expenses i.e., cellphone, credit card payments, entertainment, food, gasoline, household utilities, medical, miscellaneous, total per month is $_____ ? (Please do not itemize, just provide monthly grand total $.) I suggest you contact Lending Club (866) 754-4094 (General Support) 8AM - 5PM PST M - F or email support@lendingclub.com and have both your employment and income verified. Lending Club will provide instructions to accomplish verification, i.e., submit either Pay Stubs, or W-2's, or 1099's, or latest Tax Return, etc. Lenders are more secure investing in borrowers unsecured promissory notes after verification process is completed. Usually takes Lending Club 3, maybe 4, business days after required documents received before loan status changed from "Under Review" to Approved". After loan "Approved" borrower benefits include loan 100% funds faster and loan's proceeds will be deposited more quickly into your bank account. Good luck with your requested loan. An advance thank you for your expected timely reply. Semper Fidelis (U S Marine Corps Motto), Virginia Beach, Virginia	Thanks for your response. I see I need to add more information to my application. I am new to this, so I appologize for not including all the necessary info. I will go ahead and update my profile. Thanks for the info, Theresa
Can you please contact Lendingclub to verify you income. I think you need to send them a W2 and/or Paystubs. Also what is your job at Capital Pharmaceutical and how did you accumulate your credit card debt? Thank you.	I have faxed the appropriate documents to the lendingclub to verify my income. I am a pharmaceutical sales rep. I accumlated the debt before I started making solid commission income. I am now earning a good living, but the interest rates on my credit cards have recently increased to up to 29% on some cards. I pay on time, but the interest rates are making it hard to actually pay the debt down. I get paid commission on a quartly basis, so I can pay big chunks of debt off at a time, but with the interest rates so high it is not making a big impact of the overall balance.
I too am interested the answers RetiredUSMCInvestor has asked. Please answer those questions.	I have provided more information on my history/background and am currently having my income verified by lendingclub, thanks.
Theresa, perhaps you're in the process of doing so already, but you can go ahead and respond to the above questions right in this space. I don't know that it necessarily means adding more information to your loan application (your information was already complete enough to get your loan listed, which happens for less than 10% of all loan applicants). I look forward to reading your responses in this Q&A space. Good luck.	Just some more info on my background and how I got into credit card debt. When I first started out in sales I wasn't making much (40k a year) and my wife and I had our first child and my wife wanted to stay home with the baby. I knew that I could make it in sales, but that meant living off credit cards for a while until I started making commission. Looking back that was a big mistake. We were over 60k in credit card debt, but we have paid off 20k in the last year. The terms of all our credit cards have changed within the last six months. We are using this opportunity to get a better interest rate and hopefully within a year we will have this debt paid off.
The questions USMC asked can be answered right here, and they are as follows: 1. Current position and very brief job description are ? 2. Is reported $12,500 income to repay unsecured loan 1 wage-earner? Or 2 wage-earners, i.e. borrower's and either spouse, or parents, or other family members? 3. Housing expenses, either mortgage payment (PITI) or rent payment, per month is $_____ ? 4. Total car payment(s) per month is/are $_____? 5. Usual living expenses i.e., cellphone, credit card payments, entertainment, food, gasoline, household utilities, medical, miscellaneous, total per month is $_____ ? (Please do not itemize, just provide monthly grand total $.)	1) Pharmaceutical Sales Rep. I get paid a salary of $80,000.00 a years and make between $40,000.00 - $50,000.00 in commision quarterly. 2) My wife is a SAHM. The loan will be used to pay off credit cards. We will be paying off the loan in chunks of $2500-$5000.00 a month. We were already doing that with our credit cards and we made a big dent, but within the last three months they have all raised the interest rates. Some of the interest rates are 29.99%, so when I am paying $2500.00 of a $17000.00 credit card only the $2000.00 is going to the debt the rest is interest. We thought this was a much better route for us. Carpayment $500.00 Home Mortg $1600.00 Misc Exp. $3000.00 Total $5100.00 I hope this answers your questions. We tried to transfer balances to other credit cards (when they have special offers), but they have all reduced our credit limit. I hope this answers your questions.
I am interested in funding up to $500 of your loan. Good luck. I have a few more questions...thanks for all of the input so far. - When did you purchase your home, how much did you put down when you purchased, and what kind of mortgage did you get (30 yr fixed, 5 yr ARM, 1 yr Option ARM, etc.)? - Home value/mortgage: how much is zillow.com home value estimate? total mortgage balance? type of mortgage? when did you purchase and how much did you put down when you purchased? - Savings: how much do you put into savings/investment accounts each month (savings accounts, mutual fund, 401k, 529, etc.). Could you specify which accounts in your estimates? - Spending: how would you friends/family describe your spending? frame this question for choice of home, choice of car, and day to day expenses. Thanks and good luck!	Purchased our home in 2001, we had a five year arm and then refinanced with a 30 year fixed. Our home has a mortgage of $210,000.00. With a value of $305,000.00. We purchased the home for $270,000.00 and put 20 % down. We put the max. in our 401k per month 6%. We have a mutual fund that has a value of $15,000.00. We are currently putting $150.00 a month into that. That has lost a lot of value over the last few years, but we figure we are buying cheap, so we are still keeping it going. We have three College Funds for our children and put $50.00 each in a month. As far as our spending habits we are pretty conservative right now. We are trying to save every penny and put it towards debt. We have three young children, so we do not eat out much. We cook at home every meal. Our biggest expenses are back to school supplies for the kids, clothes for the baby (she is growing so fast). We are basically buying "needs" not "wants" right now.

Member Payment Dependent Notes Series 430078

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
430078	$9,925	$9,925	11.48%	1.00%	September 11, 2009	September 10, 2012	September 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 430078. Member loan 430078 was requested on August 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Amega Scientific Corp	Debt-to-income ratio:	12.67%
Length of employment:	4 years 3 months	Location:	Marlton, NJ

Home town:	Berlin
Current & past employers:	Amega Scientific Corp, Virtua Health
Education:	The Richard Stockton College of New Jersey

This borrower member posted the following loan description, which has not been verified:

This loan is for wedding expenses and consolidate debt

A credit bureau reported the following information about this borrower member on July 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	31	Months Since Last Delinquency:	11
Revolving Credit Balance:	$696.00	Public Records On File:	0
Revolving Line Utilization:	2.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you explain the delinquency 11 months ago?	sent the payment to the wrong company and didn't realize it till the next payment.

Member Payment Dependent Notes Series 433848

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
433848	$8,725	$8,725	12.18%	1.00%	September 11, 2009	September 19, 2012	September 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 433848. Member loan 433848 was requested on September 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,417 / month
Current employer:	Panera Bread LLC.	Debt-to-income ratio:	20.31%
Length of employment:	5 years	Location:	WARREN, OH

Home town:	Warren
Current & past employers:	Panera Bread LLC., Warren Baking Company
Education:

This borrower member posted the following loan description, which has not been verified:

I really need the whole amount for this to be effective for me.

A credit bureau reported the following information about this borrower member on August 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	30
Revolving Credit Balance:	$5,830.00	Public Records On File:	0
Revolving Line Utilization:	36.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Am interested investing $250 in your loan. Questions are: 1. Position and brief job description Panera Bread? 2. $2,417 income 1 wage-earner? 2 wage-earners? 3. Rent payment per month $_____? 4. Total car payments per month $_____? 5. Expenses (credit card payments, entertainment, food, fuel, medical, telephone, utilities) monthly total is $_____ ? (Provide one $ grand total.) Suggest start employment|income verification Lending Club CA office; submit either Pay Stub, or W-2, or 1099, or 1040 Tax Return. After completed upper-right corner "Credit Review Status" will show an asterisk (*). When loan fully-funded LC can quickly deposit $ into your bank account. Contacts: 8-5 PT M-F |support@lendingclub.com | Live Person (866) 754-4094 | Fax (408) 524-1527 Thank you for anticipated reply answering questions. Good luck your loan's 100% funding.	1. My position at Panera is sponge mixer. I mix the base dough for all of the breads and bagels. I also work on other lines if needed. I'm trained in almost every area. 2. I am a one wage earner. 3. I live with my parents. My rent is $0. 4. My car payment is 174.00 per month. 5. Currently my total expenses equals about $850.00
I would like to help fund your loan, but have a few questions. Could you provide any more details on the debts you wish to consolidate? (Your credit history shows a revolving credit balance of $5,830.) Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Panera Bread LLC.? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I wish to consolidate all of my credit card debt. I currently have balances on 5 cards. The interest rate on these cards ranges from 8% to 20% with all but one being over 15%. This would greatly reduce the amount of interest I'm being charged. I have a car loan. I still have 36 payments of 174.00 left on this loan. My monthly expenses include a car payment of 174.00, a phone bill of 70.00, credit card payments totaling 310.00 ( those will disappear), entertainment costs of 90.00, 60.00 for fuel, 100.00 for food, 45.00 for utilities, 60.00 for medical insurance and 120.00 for car insurance. I also put 5% of my check into stocks. I'm a sponge mixer for Panera. I mix the base dough which goes into all of the product. I have a savings account. I also have a 401k account and stocks I can fall back on if needed. I am willing to verify my income with Lending Club and will do so promptly.
Do you recall what the listed delinquency 30 months ago was about? You seem responsible, organized, educated and hard working. Seems to me you need a raise or a better paying job, or more school-- especially if you ever want to be able to afford living on your own. Best wishes.	I'm not sure, but I think one of my parents misplaced my mail, causing me to be late on my Sam's Club card.
Would you contact Lending Club? (866) 754-4094 (General Support) 8AM - 5PM PST M - F or email support@lendingclub.com and have both your employment and income verified. Lending Club will provide instructions to accomplish verification, i.e., submit either Pay Stubs, or W-2's, or 1099's, or latest Tax Return, etc.? Lenders are more secure investing in borrowers unsecured promissory notes after verification process is completed. Usually takes Lending Club 3, maybe 4, business days after required documents received before loan status changed from "Under Review" to Approved". After loan "Approved" borrower benefits include loan 100% funds faster and loan's proceeds will be deposited more quickly into your bank account. Do your parents know your doing this? ;) (sorry)	Yes, and thank you for the information. Yes, they do know. (Not that it matters)

Member Payment Dependent Notes Series 434295

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
434295	$12,000	$12,000	12.18%	1.00%	September 9, 2009	September 15, 2012	September 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 434295. Member loan 434295 was requested on September 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,417 / month
Current employer:	Wave Hill Breads	Debt-to-income ratio:	5.24%
Length of employment:	1 year 2 months	Location:	STRATFORD, CT

Home town:	Stamford
Current & past employers:	Wave Hill Breads, Stamford Public Schools, Curtian Call
Education:	UCONN

This borrower member posted the following loan description, which has not been verified:

Need money to replace the 50 year old boiler that started leaking gas not long ago and is a hazard and energy hog. Will use the money to replace the boiler and hot water heater with a much more efficient and environmentally friendly model. Also need it pay for my fathers headstone. I am very responsible and work full time. I have never missed a payment on anything.

A credit bureau reported the following information about this borrower member on August 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,117.00	Public Records On File:	0
Revolving Line Utilization:	36.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 435783

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
435783	$5,000	$5,000	13.57%	1.00%	September 10, 2009	September 16, 2012	September 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 435783. Member loan 435783 was requested on September 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,417 / month
Current employer:	Quiktrip	Debt-to-income ratio:	18.53%
Length of employment:	4 months	Location:	WENTZVILLE, MO

Home town:	Kirksville
Current & past employers:	Quiktrip, Rent A Center
Education:	Northwest Missouri State University

This borrower member posted the following loan description, which has not been verified:

Need loan to pay for wedding expenses

A credit bureau reported the following information about this borrower member on August 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,575.00	Public Records On File:	0
Revolving Line Utilization:	7.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 436101

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436101	$18,000	$18,000	14.96%	1.00%	September 11, 2009	September 13, 2012	September 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436101. Member loan 436101 was requested on August 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$25,000 / month
Current employer:	Self employed	Debt-to-income ratio:	16.76%
Length of employment:	7 years 8 months	Location:	Annapolis, MD

Home town:	Silver Spring
Current & past employers:	Self employed
Education:	Cornell University

This borrower member posted the following loan description, which has not been verified:

Professional financial planning practice seeks financing for expansion of office space and staff.

A credit bureau reported the following information about this borrower member on August 20, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$210,913.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You're a financial planner with a revolving credit balance over $210K and monthly income of $25K. Why would you borrow $18K at 15%?, which would seem to be insignificant in terms of your total cash flow and at a high interest rate. How stable is your income stream? - will you be submitting tax returns or audited financial statements to lending club for verification?	This is short term financing, and while the rate was not that attractive, the accessiblity and turn around time offered by Lending Club made it more palatable.
Hi, do you have any idea how you've been assigned a D loan grade even though your credit score is quite good? The grade discourages me from investing more, but a good explanation would encourage me to invest more. Thanks.	I noticed that as well, and I do not understand how my 720+ credit score (from all 3 agencies) deserves a "D" rating from Lending Club. I have no missed payments, no delinquencies, or liens. Additionally, this is my second Lending Club account - my first loan was paid off earlier this year.
Is the 25K income your personal income or just the total revenues of your practice without considering business expenses? How much are your usual expenses: Mortgage, car loan, living expense, other debt etc ? Just trying to reason why someone earning 25k/month would need to borrow 18K.	The $25,000/ month is net self-employment income, which has been verified by Lending Club with tax returns and other documentation . As mentioned in a previous answer, the Lending Club loan is short term financing that was attractive primarily due to its availability and quick funding.
Do you plan on using the full 3 years to pay off this loan?	I do not expect to amortize the loan over the full three years.

Member Payment Dependent Notes Series 436891

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436891	$12,000	$12,000	14.26%	1.00%	September 10, 2009	September 7, 2012	September 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436891. Member loan 436891 was requested on August 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$3,500 / month
Current employer:	Los Angeles County	Debt-to-income ratio:	1.34%
Length of employment:	22 years 9 months	Location:	Glendale, CA

Home town:	Atascadero
Current & past employers:	Los Angeles County
Education:	Centralia Community College, Knapp Business College

This borrower member posted the following loan description, which has not been verified:

Employed with the same employer, Los Angeles County for 23 years. Plan to work at least seven more years since my health is very good. Need to take a MUCH needed vacation. Spend my childhood in Europe (was an Army Brat) and want to take a long vacation back to Germany. Also need to make some repairs to my vehicle.

A credit bureau reported the following information about this borrower member on August 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	9	Months Since Last Delinquency:	7
Revolving Credit Balance:	$4,611.00	Public Records On File:	0
Revolving Line Utilization:	36.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.25.2009 Hi, I am interested funding up to $500 of your requested $12K loan but have questions requiring more information: 1. Your current position AND brief job description at present employer are ? 2. Is $3,500 monthly income being relied upon to repay this unsecured loan from 1 wage-earner? Or is it from 2 wage-earners? 3. Your housing expenses, either mortgage payment (PITI) or rent payment is per month $ ? 4. Your total monthly additional usual living expenses i.e., car, gas, entertainment, food, medical, miscellaneous, utilities, are $ ? 5. I suggest that you contact Lending Club at (866) 754-4094 (General Support) 8AM-5PM PCST M-F or via email support@lendingclub.com and have them verify BOTH your employment AND income. Lending Club can provide information on how to best accomplish this. Lenders feel much more secure investing in promissory notes after verification process is completed. Your requested loan also will completely fund much quicker. Your description of reasons requesting loan were quite detailed. My compliments to you. Have a great vacation! Thank you for your expected reply. Semper Fidelis (U S Marine Corps Motto	1. Sr. Typist Clerk, maintain central files for all contracts issued by the Internal Services Department, scan documents to computer storage system called Matrix. 2. 2 Wage earners. 3. Rent is $775. 4. Living expenses about $350. 5. I will contact them.
What do you do for the county?	All departments of Los Angles county MUST submit their request for purchases of goods and services to ISD (Internal Services Department). ISD is the sole purchaser of goods and services and all departments must go through ISD before any purchases are made. Files of vendor responses, sole source, etc are maintained in Central Files, scanned to a computer storeage facility and secured.
Can you please contact Lendingclub to verify you income. I think you need to send them a W2 and/or Paystubs. Thank you.	With all this done online, and the information provided, wouldn't they, Lendingclub, be able to verify this information electronically as well?
I'm not sure what LC is ABLE to do, but their standard procedure to verify income is as stated in point #5 above from Retired USMC Investor. We, as investors, are making UNSECURED loans. We have no fallback position if a borrow defaults. Therefore, any voluntary verification by a borrower is welcome. Thank you for your understanding. It WILL make a difference.	My employer has been listed and LC can call and verify my employment and income.
I think its rather odd you are borrowing such a high amount for a vacation. This seems very risky to me. Why have you not earmarked a weekly amount to save for a vacation? If your answer is because its too hard to save, then how are we all to have any faith the money will be available for you to make the payments? Its crazy to BORROW for purposes of a vacation. Unless I can feel comfortable with the risk, I cannot on good faith lend.	Not all will be used for the vacation, whatever is not used will be immediately repaid.

Member Payment Dependent Notes Series 436914

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
436914	$15,000	$15,000	13.57%	1.00%	September 14, 2009	September 14, 2012	September 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 436914. Member loan 436914 was requested on August 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,131 / month
Current employer:	Virtua	Debt-to-income ratio:	15.42%
Length of employment:	11 months	Location:	MARLTON, NJ

Home town:	Marlton
Current & past employers:	Virtua, The Sand Stand
Education:	undefined

This borrower member posted the following loan description, which has not been verified:

the purpose of this loan is to help pay for my wedding expenses that I will be unable to cover otherwise - thank you!

A credit bureau reported the following information about this borrower member on August 31, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,724.00	Public Records On File:	0
Revolving Line Utilization:	27.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on your upcoming nuptials! I would like to help fund your loan, but have a few questions. When are you planning on having the wedding? Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Virtua? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Thank you! My wedding is in November...my car is paid off, I do NOT have a home equity loan, and am currently in repayment of my student loans from school. I am the special events manager for Virtua in which I oversee and run various fundraising events over the course of the year. I would be willing to verify my income with information off of my pay stubs - yes.
What other sources of funding are you using? and how will you pay for everything?	I am using the money I have saved thus far, as well as, a small amount given to me from my father.

Member Payment Dependent Notes Series 437119

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437119	$16,175	$16,175	13.22%	1.00%	September 10, 2009	September 8, 2012	September 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437119. Member loan 437119 was requested on August 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,333 / month
Current employer:	SGS North America	Debt-to-income ratio:	10.13%
Length of employment:	10 years 3 months	Location:	Chester, SC

Home town:	Chester
Current & past employers:	SGS North America, SGS North America OG&C
Education:	Trevecca Nazarene University

This borrower member posted the following loan description, which has not been verified:

I want to consolidate two credit cards so that I may get out of debt quicker. I have always taken my debt serious and have a great credit history of paying on time and not being late. My credit history speaks for itself. I have always been a very reliable and responsible person when it comes to my financial situation. I have a son who is in college and he did not start right out of HS. He wasted time and opportunity. He has no one else to help him. I hope to use some of the loan to help. I hope you can help me in this time of need. Thanks, Terry

A credit bureau reported the following information about this borrower member on August 25, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1990	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	70
Revolving Credit Balance:	$12,247.00	Public Records On File:	0
Revolving Line Utilization:	45.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, I'm interested funding $500 of your requested $20K loan. I have questions requiring answers: 1. Current position and very brief job description are ? 2. Is reported $5,333 income to repay unsecured loan 1 wage-earner? Or 2 wage-earners, i.e. borrower's and either spouse, or parents, or other family members? 3. Housing expenses, either mortgage payment (PITI) or rent payment, per month is $_____ ? 4. Total car payment(s) per month is/are $_____? 5. Usual living expenses i.e., cellphone, credit card payments, entertainment, food, gasoline, household utilities, medical, miscellaneous, total per month is $_____ ? (Please do not itemize, just provide monthly grand total $.) I suggest you contact Lending Club (866) 754-4094 (General Support) 8AM - 5PM PST M - F or email support@lendingclub.com and have both your employment and income verified. Lending Club will provide instructions to accomplish verification, i.e., submit either Pay Stubs, or W-2's, or 1099's, or latest Tax Return, etc. Lenders are more secure investing in borrowers unsecured promissory notes after verification process is completed. Usually takes Lending Club 3, maybe 4, business days after required documents received before loan status changed from "Under Review" to Approved". After loan "Approved" borrower benefits include loan 100% funds faster and loan's proceeds will be deposited more quickly into your bank account. Good luck with your requested loan. An advance thank you for your expected timely reply. Semper Fidelis (U S Marine Corps Motto), Virginia Beach, Virginia	1. I supervise a small QC lab at a distribution facility. 2. wage earner 3.$594 4.$251(son's car-the college student) 5.$1230
Can you please contact Lendingclub to verify you income. I think you need to send them a W2 and/or Paystubs. Thank you	Hopefully today or tomorrow. I'm at work and will have to dig it out. Thanks
Hi, Your loan purpose states to consolidate debt, yet you are asking to borrow $20,000 while your revolving credit balance is just over $12,000. Can you explain this? Thank you.	I have 2 credit cards that total over $20,000. I think I gave that info when I applied.
Would you contact Lending Club? (866) 754-4094 (General Support) 8AM - 5PM PST M - F or email support@lendingclub.com and have both your employment and income verified. Lending Club will provide instructions to accomplish verification, i.e., submit either Pay Stubs, or W-2's, or 1099's, or latest Tax Return, etc.? Lenders are more secure investing in borrowers unsecured promissory notes after verification process is completed. Usually takes Lending Club 3, maybe 4, business days after required documents received before loan status changed from "Under Review" to Approved". After loan "Approved" borrower benefits include loan 100% funds faster and loan's proceeds will be deposited more quickly into your bank account.	I'm in AZ. on vacation and will have to wait until I get home. I called once and left a message and got no response.

Member Payment Dependent Notes Series 437128

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437128	$12,300	$12,300	11.14%	1.00%	September 10, 2009	September 8, 2012	September 8, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437128. Member loan 437128 was requested on August 25, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Marlin Crawler	Debt-to-income ratio:	23.10%
Length of employment:	28 years 8 months	Location:	fresno, CA

Home town:	Tujunga
Current & past employers:	Marlin Crawler
Education:	Pacific Union College

This borrower member posted the following loan description, which has not been verified:

I feel that I am a good candidate for a better rate. I make my payments on time!

A credit bureau reported the following information about this borrower member on August 25, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1977	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$190,153.00	Public Records On File:	0
Revolving Line Utilization:	39.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, I'm interested funding $250 of your requested $12.3K loan. I have questions requiring answers: 1. Current position and very brief job description at Martin Crawler are ? (28 years at one employer indicates job security!) 2. Is reported $7,083 income to repay unsecured loan 1 wage-earner? Or 2 wage-earners, i.e. borrower's and either spouse, or parents, or other family members? 3. Housing expenses, either mortgage payment (PITI) or rent payment, per month is $_____ ? 4. Total car payment(s) per month is/are $_____? 5. Usual living expenses i.e., cellphone, credit card payments, entertainment, food, gasoline, household utilities, medical, miscellaneous, total per month is $_____ ? (Please do not itemize, just provide monthly grand total $.) I suggest you contact Lending Club (866) 754-4094 (General Support) 8AM - 5PM PST M - F or email support@lendingclub.com and have both your employment and income verified. Lending Club will provide instructions to accomplish verification, i.e., submit either Pay Stubs, or W-2's, or 1099's, or latest Tax Return, etc. Lenders are more secure investing in borrowers unsecured promissory notes after verification process is completed. Usually takes Lending Club 3, maybe 4, business days after required documents received before loan status changed from "Under Review" to Approved". After loan "Approved" borrower benefits include loan 100% funds faster and loan's proceeds will be deposited more quickly into your bank account. Good luck with your requested loan. An advance thank you for your expected timely reply. Semper Fidelis (U S Marine Corps Motto), Virginia Beach, Virginia	Type your answer here.I am so sorry! I have been having computer issues as well as being self employed which takes up most of my time. 1. I am the owner of Marlin Crawler. 2. 2 Wage earner 3. Mortgage payment is approx. $2000. 4. Total car payment is approx. $400 per month. My daughter currently uses this car and makes the payments as well. 5. Approx. monthly living expense is approx. $700 Hoe this helps!
Greetings - I assume you are paying off a credit card. What it the amount you owe, rate, and monthly payment you are making on that card? Could you also explain your $190K debt? Also, what is it that you do for Marlin Crawler and finally could you explain your 4 credit inquiries. Thank you and best of luck on your loan; Art	Hi, I am the owner of Marlin Crawler. We fabricate parts that fit into Toyota trucks for four wheeling. My debt includes a house, car, credit cards and my name is on my small business loans. I have a credit card with Citi bank that has approx. 14k on it. I plan to use this loan to pay it off the remainder I will be paying myself. The APR was at 0% but now is at 19% if I remember correctly. The 4 inquiries are in regards to my daughter who is about to start Nursing school. I am very proud of her and told her I would cosign in need be.
Would you explain the revolving credit balance of $190153?	Please see previous answers
What is the 190k in revolving debt?	Please see previous answers

Member Payment Dependent Notes Series 437224

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437224	$15,000	$15,000	8.94%	1.00%	September 11, 2009	September 17, 2012	September 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437224. Member loan 437224 was requested on September 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,190 / month
Current employer:	Littler Mendelson PC	Debt-to-income ratio:	7.78%
Length of employment:	3 years 8 months	Location:	SAN DIEGO, CA

Home town:	Takoma Park
Current & past employers:	Littler Mendelson PC, Spiegel & McDiarmid, LLP, Brann Williams Caldwell & Sheetz, Quarles & Brady, LLP
Education:	Montgomery Community College, University of Maryland-College Park, Phoenix College

This borrower member posted the following loan description, which has not been verified:

I never skip a beat when it comes to my financial obligations. I simply want a more defined path to paying off my debt, which will keep me moving in the direction of home ownership. I believe a term loan would be helpful with that process. I also intend to make supplemental payments to expedite pay-off. My work history is solid with virtually no unplanned time off or leaves of absences. Due to my historically high level of commitment to my creditors, I consider myself to be very low risk. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on August 25, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1990	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,316.00	Public Records On File:	0
Revolving Line Utilization:	33.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Could you provide any more details on the debts you wish to consolidate? (Your credit history shows a revolving credit balance of $13,316.) Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Littler Mendelson PC? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	ANSWER 1: I would like to consolidate: (1) BofA Platinum MC (approx. $8K); (2) RBS Platinum MC (approx. $5K); and (3) the remaining balance on my auto loan (approx. $1,500). Other than that, I have two small remaining no-interest balances to Fry's and Home Depot, which I have budgeted by pay off by the end of the expiration date in Nov. 2009. ANSWER 2: My monthly expenses are roughly $1,200. ANSWER 3: I assist three executive level partners at Littler Mendelson. I have a sold history (28 years) as a legal secretary/legal assistant with experience in several different areas of law. I am now assisting in the area of employment/labor litigation. ANSWER 4: I have two CDs jointly held with my grandfather and a 401K. ANSWER 5: I will contact Lending Club to verify my income. Thank you for your consideration.
Can you give a bit more information about your revolving credit balance of $13,316? How did you accrue this debt? What is your current plan for paying it off? How long do you expect repaying these debts to take? And what will this loan be for? Consolidating debt, or will this be an addition to your existing revolving credit balance?	ANSWER 1: The bulk of my credit balance is with two credit cards I have had for many years: (1) BofA Platinum MC (approx. balance of $8K); and (2) RBS Platinum MC (approx. balance of $5K). ANSWER 2: I accrued this debt when I moved from D.C. to San Diego approximately 4 years ago and purchased furnishings. I also incurred additional debt from travel expenses for a few trips back to the east coast resulting from a death in the family and assisting with a parent who could no longer live independently. Those circumstances have been resolved. ANSWER 3: I expect to repay these debts within less than 36 months since I plan to make supplemental payments during the course of the loan. ANSWER 4: The loan is for paying of debt and to pursue my goal of home ownership and retirement planning. ANSWER 5: This loan is for the purpose of consolidating and paying off debt. It will absolutely not be in addition to my existing credit balance. Thank you for your consideration.
Well, first of all hello to an alumna (former Phx College Bear) was also my alma mater on the way to asu ...so glad to help. You'e right...You've got a great credit history so I'll participate. Best regards, RetVet	Thank you for your participation and confidence, RetVet.

Member Payment Dependent Notes Series 437508

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437508	$20,000	$20,000	11.83%	1.00%	September 10, 2009	September 16, 2012	September 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437508. Member loan 437508 was requested on September 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,000 / month
Current employer:	Ohio Attorney General's Office	Debt-to-income ratio:	15.91%
Length of employment:	1 year 9 months	Location:	New Albany, OH

Home town:	Taipei
Current & past employers:	Ohio Attorney General's Office
Education:	Univ of Texas at Dallas

This borrower member posted the following loan description, which has not been verified:

credit card debt consolidation

A credit bureau reported the following information about this borrower member on August 26, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	52	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,870.00	Public Records On File:	0
Revolving Line Utilization:	12.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested investing $500 portion in your $20K requested loan. I have questions: 1. Current position and brief job description Ohio Attorney General Office are ? 2. $7,000 reported income 1 wage-earner? Or 2 wage-earners? 3. Mortgage (PITI) payment per month is $_____ ? 4. Total car payments per month are $_____? 5. Living expenses, e. g., credit card payments, entertainment, food, fuel, household utilities, medical, miscellaneous, telephone total per month is $_____ ? (Provide one $ grand total.) Suggest start now employment|income verification process; submit Pay Stub, W-2, 1099, 1040 Tax Return. After completed upper-right corner application "Credit Review Status" shows an asterisk (*). Sooner completed then when loan fully-funded Lending Club can deposit $$ quicker into bank account. Questions? support@lendingclub.com ; Toll free is (866) 754-4094 8-5 PST M-F. Thank you for anticipated reply answering 5 questions. Good luck with requested loan's 100% funding. Semper Fidelis (U S Marine Corps Motto)	1. business analyst at IT section responsible for software requirements & testing. 2. 1 wage-earner. 3. $2065 4. $1180, one car loan will be paid off in Aug '10 and the monthly car loan will be down to $400 for 2 more years. 5. $2500 6. Is looking for a part-time job, e.g., adjunct faculty/instructor at colleges to increase income
I would like to help fund your loan, but have a few questions. Could you provide any more details on the debts you wish to consolidate? (Your credit history shows a revolving credit balance of $12,870.) Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for the Ohio Attorney General s Office? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	1. monthly car loan of $1180. One car loan will be paid off in Aug '10 and the monthly car loan will go down to $400 for 2 more years. No home equity/student loan. 2. monthly expenses: $2500 3. business analyst at IT section responsible for software requirements & testing. 4. IRA, life insurance 5. will verify income. 6. is looking for a part-time job, e.g., adjunct faculty at a college
Can you please talk about how you accrued the debt? Thanks.	It's credit card debt with 0% promotional rate. It's going to end in Oct and I want to minimize the interest amount for the debt.
Any update on income verification? Thank you.	I got a voice msg from lending club on Friday. Will listen to the msg carefully tonight and follow the procedure to verify income.

Member Payment Dependent Notes Series 437769

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437769	$20,000	$20,000	13.92%	1.00%	September 9, 2009	September 9, 2012	September 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437769. Member loan 437769 was requested on August 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Flipchip International	Debt-to-income ratio:	11.55%
Length of employment:	4 years 4 months	Location:	Phoenix, AZ

Home town:	Cedar Rapids
Current & past employers:	Flipchip International, Laminate Technology
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to pay off a high interest loan and have some extra cash for any emrgency that may come up.

A credit bureau reported the following information about this borrower member on August 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	16	Months Since Last Delinquency:	19
Revolving Credit Balance:	$17,250.00	Public Records On File:	0
Revolving Line Utilization:	78.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $17,250.) Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Flipchip International? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I will be using most of the money to pay off credit card debts. I would like to keep a few thousand for any emergency's that may come up. My car is paid off and I do not have a home equity or any student loans. I would say my monthly exspenses are about $2800 and I do have a roomate that pays me $400 a month in rent. I am Director of Operations at FlipChip international (Semiconductor industry) I have no problem with Lending Club verifying my income and I can provide paycheck stubs or a W2.
Please explain you delinquency 19 months ago.	I believe I forgot to pay my credit card bill that month.

Member Payment Dependent Notes Series 437778

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437778	$6,000	$6,000	14.96%	1.00%	September 11, 2009	September 10, 2012	September 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437778. Member loan 437778 was requested on August 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Big Lots Inc.	Debt-to-income ratio:	15.65%
Length of employment:	4 years 6 months	Location:	hawthorne, CA

Home town:	Los Angeles
Current & past employers:	Big Lots Inc., Bed Bath & Beyond, Macy's Inc.
Education:	Cerritos College

This borrower member posted the following loan description, which has not been verified:

I plan to use the requested amount to payoff 3 credit cards that I no longer use. I have a handle on my monthly bills, but this loan would reduce my monthly expenses by $200. In addition, my husband and I have a 24 hour fitness account which we pay a combined $75/month. If I were to change my account and pay 24 hour fitness for 3 years @ $1300, each year afterward I would only spend a combine $50/year. The comparison over ten years is $9,000 now or only $1,650, that's a huge difference and savings. Also, I would no longer have the monthly expense of $75. In total I would save approx. $300 a month. I'm currently a store manager, and have learned a lot about budgets. I was referred by a friend who was in a similar situation. They are doing great, and based on my analysis I would save about $3,600 a year.

A credit bureau reported the following information about this borrower member on August 26, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	12	Months Since Last Delinquency:	10
Revolving Credit Balance:	$1,824.00	Public Records On File:	0
Revolving Line Utilization:	67.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please verify your income with Lending Club. Contact them for details. Also, what is your job description at Big Lots? Thank you and good luck!	Store manager
That is a great idea. I have friends who had done the 24 hr fitness deal. They rave about it. I would appreciate if you could explain the delinquencies in the last 10 months. Thank you.	The delinquents in the past 10 months were due to me having 2 macys accounts which I was only paying one of them. The other account had a zero balance however there was an insurance charge of 12.73 that kept rolling over unnoticed by me. Since I knew I hadn't used the account I didn't think to check the balance. I later found out when I ran my credit. This will not happen again because I closed the 2nd account.
Also, could you please share the balances on the other cards and their interest rates?	1. 1200 with rate of 23.58, 2. 2300 with rate of 21%, 3. 700 with 24% and 1300 for 24 hour

Member Payment Dependent Notes Series 437782

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437782	$9,000	$9,000	11.48%	1.00%	September 10, 2009	September 15, 2012	September 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437782. Member loan 437782 was requested on September 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Robert Half International	Debt-to-income ratio:	18.93%
Length of employment:	8 months	Location:	DALLAS, TX

Home town:	Arlington
Current & past employers:	Robert Half International, insight global inc.
Education:	University of Oklahoma Norman Campus

This borrower member posted the following loan description, which has not been verified:

refinancing credit card

A credit bureau reported the following information about this borrower member on September 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,576.00	Public Records On File:	0
Revolving Line Utilization:	72.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Could you please describe the credit cards you are wanting to pay off - balance, rate, monthly payment? Your current credit card utilization is fairly high. Are you undertaking any action to reduce spending and finally, what is it that you do for Half International and what was your previous job? Best of luck on your loan; Art	Hello, The cards I intend to pay off are Citi Diamond Preferred Rewards card with a balance of roughly 5000. The other is a American Express blue with a balance of 4500. The Citi card has an APR of 25% while the American Express is 27%. The reason for the high balances is unfortunalty due to a DWI I recieved in March of 2008, and the cost associated with that. The DWI all total (court costs, lawyer fees, etc.) was in the neighborhood of 15,000. I am looking to reduce the interest rates and cosolidate this debt. I am an Account Executive in the Robert Half Technology division. Essentially I am in Sales with a base of 45K and commission on top. Please let me know if you have any questions. Prior to Robert Half I did similiar work for another Staffing firm.
I would like to help fund your loan, but have a few questions. Could you provide any more details on the debts you wish to consolidate? (Your credit history shows a revolving credit balance of $14,576.) Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Robert Half International? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Hello, The cards I intend to pay off are Citi Diamond Preferred Rewards card with a balance of roughly 5000. The other is a American Express blue with a balance of 4500. The Citi card has an APR of 25% while the American Express is 27%. The reason for the high balances is unfortunalty due to a DWI I recieved in March of 2008, and the cost associated with that. The DWI all total (court costs, lawyer fees, etc.) was in the neighborhood of 15,000. I am looking to reduce the interest rates and cosolidate this debt. I am an Account Executive in the Robert Half Technology division. Essentially I am in Sales with a base of 45K and commission on top. I do have a student loan that I Pay back at roughly 65$ a month. Also, I have a car payment that I pay at a rate of 360$ a month. I only have a checking account that I keep at a minimum of a thousand dollars at all times. I also have an ameritrade account that is at 3500 at the moment but fluctuates with the market. Please let me know if you would like any other questions, and am happy to verify my income.

Member Payment Dependent Notes Series 437821

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437821	$8,000	$8,000	13.92%	1.00%	September 9, 2009	September 9, 2012	September 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437821. Member loan 437821 was requested on August 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Atkinson Industries inc	Debt-to-income ratio:	19.87%
Length of employment:	11 years	Location:	Pittsburg, KS

Home town:
Current & past employers:	Atkinson Industries inc
Education:

This borrower member posted the following loan description, which has not been verified:

I own two adjacent parcels of land, 12 acres total. one contains current home. Due to county zoning laws, in order for adjacent property to be approved for building a home on, , we are required to replot acreage , I need to pay off $35k home equity loan in order to file new legal descriptions. I have $25k of that amount. I will then re-finance home equity loan on house and new land designation and pay off this short term loan. If this is satisfactory , I may make another application for develooment of the second parcel of land.

A credit bureau reported the following information about this borrower member on August 26, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1987	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	2
Revolving Credit Balance:	$16,410.00	Public Records On File:	1
Revolving Line Utilization:	37.20%	Months Since Last Record:	101
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please shed some light on the public record? Was it a bankruptcy? If so, could you please share the reason?	yes it was a bankruptcy following a divorce in which I was 'awarded' all debts outstanding in addition to child support and alimony, which was unsustainable. That was several years ago and I have now rebuilt my credit and am looking to develop my property, which this loan will assist .

Member Payment Dependent Notes Series 437836

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437836	$20,000	$20,000	13.92%	1.00%	September 9, 2009	September 9, 2012	September 9, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437836. Member loan 437836 was requested on August 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	COATES ACCOUNTANCY CORPORATION	Debt-to-income ratio:	24.97%
Length of employment:	8 months	Location:	PLEASANTON, CA

Home town:	Santa Barbara
Current & past employers:	COATES ACCOUNTANCY CORPORATION, SELF EMPLOYED
Education:	Fresno Pacific University

This borrower member posted the following loan description, which has not been verified:

My wife and I just had our second child and our only goal is for the next few years is to get fiscally fit. We are never late on payments and have never defaulted on anything. All of the debt came from a prior business which was closed this year. I am now employed at a great CPA firm and the future never looked brighter.

A credit bureau reported the following information about this borrower member on August 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$120,718.00	Public Records On File:	0
Revolving Line Utilization:	93.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.27.2009 I'm interested funding $250 of your requested $20K loan. I have questions requiring answers: 1. Current position and brief job description at Coates Accountancy are ? 2. Is reported $7,917 income to repay loan 1 wage-earner? Or 2 wage-earners including either spouse, or parents, or other family members? 3. Housing expenses, either mortgage payment (PITI) or rent payment, per month is $_____ ? 4. Total car payment(s) per month is/are $_____? 5. Usual living expenses i.e., cellphone, credit card payments, entertainment, food, gasoline, household utilities, medical, miscellaneous, total per month is $_____ ? (No need to itemize, just provide monthly grand total $.) You should contact Lending Club either by email support@lendingclub.com or (866) 754-4094 8AM - 5PM PST M - F to begin verification process both your employment and income. You may be asked to submit either Pay Stub, or W-2, or 1099, or latest Tax Return, etc. After verification completed your application will be changed from "Under Review" to "Approved". Benefits to borrower are loan fully funds faster and $$ proceeds can be deposited more quickly into your bank account. Good luck with your requested loan. Advance thank you for your expected reply answering my five questions. Semper Fidelis (U S Marine Corps Motto), Virginia Beach, Virginia	Thanks for the support. 1. Tax Manager; Main job function is to review and prepare individual and corporate tax returns. I am an enrolled agent. 2. The reported salary is mine alone, 1 wage-earner. 3. Mortgage is $2094.25 4. Car payment is $477.33 5. Total other expenses:$ 2,671 I will verify everything with lending club. Thanks again for helping out.
Can you please contact Lendingclub to verify you income. I think you need to send them a W2 and/or Paystubs. Also lendingclub lists you as having 120,718.00 in revolving debt which is quite high. What is the interest rate and payment on that debt? Is that all from your previous business? Thank you.	Hello, 1. I got their email requesting their verifying info today, and I just sent everything they requested back; paystubs, 4606T, and employer info. 2. $95,000.00 of that debt is my equity line of credit on my home, the rest is the business debt and a car loan. The interest rate on the cards is close to 25% (but we've been getting letters from credit card companies announcing rate hikes so I expect it to increase). The car loan is at 6.2%. I hope I covered everything, but let me know if not. Thanks for the question.

Member Payment Dependent Notes Series 437885

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437885	$3,000	$3,000	11.14%	1.00%	September 9, 2009	September 10, 2012	September 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437885. Member loan 437885 was requested on August 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,400 / month
Current employer:	CAMC	Debt-to-income ratio:	20.94%
Length of employment:	4 months	Location:	South Charleston, WV

Home town:	Charleston
Current & past employers:	CAMC, WVU Hospitals
Education:	West Virginia University

This borrower member posted the following loan description, which has not been verified:

I'm a 25yr old young professional, looking for a small loan to offset the cost of an engagement ring. I recently purchased my first home on my own, and would like to take the next step and get engaged. I'm an RN with a rock-steady career. I had savings for a ring, but decided a home purchase was a wiser investment at the time. Now I'd like to take a small loan to cover what I don't have in savings. Thanks

A credit bureau reported the following information about this borrower member on August 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,961.00	Public Records On File:	0
Revolving Line Utilization:	12.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - What is it that you do for CAMC and what was your previous job? Also, could you expain the 5 inquiries on you credit report? Thank you and best of luck on your loan; Art	I have a car loan plus a new mortgage. My car loan balance is about 14K. My rough monthly expenses are $1500. The inquiries would be from the mortgage I just obtained. I closed on my first house on July 16th, I began looking for houses in February, and during that time I shopped around with different banks to find the best rate. I have several savings accounts. My primary one has about $2500 in it, I used the majority recently as a downpayment for a house. So I am working to build that back up. I also have a 401K at $5500, Roth IRA at $6000, and 2 nationwide savings accounts at $8000 between the 2. I have plenty of liquid savings available at this time.

Member Payment Dependent Notes Series 437927

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437927	$3,800	$3,800	14.26%	1.00%	September 10, 2009	September 10, 2012	September 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437927. Member loan 437927 was requested on August 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,000 / month
Current employer:	Department of Health and Human Services (HHS)	Debt-to-income ratio:	13.75%
Length of employment:	1 year 9 months	Location:	BETHESDA, MD

Home town:
Current & past employers:	Department of Health and Human Services (HHS)
Education:	Brown University

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: This loan will be used to consolidate credit card debt and allow me to stop paying ridiculously high interest rates. Currently paying 19 percent on a $10K balance with Citibank Credit Card. That is just too much and I want to lower my rates. My financial situation: I am a good candidate for this loan because: 1. I am employed by U.S. Federal Government. Very stable & secure position and highly skilled position. 2. Previously I was employed as a sub-contractor to another Federal Agency, for 2 years. I left on good terms, the door is always open for me to return and I have a good reputation & friends there. 3. I am a hard worker and in good health, I want to save money for the future, eventually for a down payment on a house. 4. I have savings and other assets that could be liquidated. 5. I just checked my latest credit score at Experian and it was 713. So I believe I am actually closer to B than C credit grade. Monthly net income: $ 4900 Monthly expenses: $ 2360 Housing: $ 1450 Insurance: $ 40 Car expenses: $ 100 Utilities: $ 100 Phone, cable, internet: $ 120 Food, entertainment: $ 300 Clothing, household expenses $ 50 Credit cards and other loans: $ 1000 Other expenses: $ 100

A credit bureau reported the following information about this borrower member on August 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1992	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,413.00	Public Records On File:	0
Revolving Line Utilization:	75.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You mentioned wanting to pay a $10,000 balance on a Citibank card, but you are asking for only $3,800. Why the discrepancy? Thanks in advance for you answer.	Hi thanks for your question. I asked for only 3800 because according to the options that would provide me with the lowest possible interest rate, and that is my goal is to lower the interest rate as much as possible. So moving it down 5 percentage points in my view is better than moving it down only 2 or 3 points. In the future I also plan to refinance the other portion of the debt, hopefully as the credit markets improve along with the rest of the economy and it becomes easier to get a lower rate consumer loan.
I would like to help fund your loan, but have a few questions. Will you be using the entire amount of this loan to pay down of your credit card debt? (Your credit history shows a revolving credit balance of $8,413.) Do you have any other outstanding debts, like a car loan or student loans? Can you give a short description of the type of work you perform for Department of Health and Human Services? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Hi thanks for your question and offer to help. Yes I plan to use the entire amount to pay down my credit card debt. No amount will be used to go on vacation, buy diamond rings, or any other type of useless junk. I also have a $17K car loan at 6.5 percent thru a credit union. I do project management, and contract oversight of several important federal government computer systems (operations and maintenance). I have some savings bonds and some other tangible assets in my apartment that could be liquidated in the event of an emergency, and I have family that lives near by so I won't end up on the streets. What this means for you is that I would continue to make payments on my debts even in the unlikely event of a job loss, because I do have a safety net. Thanks again and have a great day !

Member Payment Dependent Notes Series 437935

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437935	$4,000	$4,000	13.22%	1.00%	September 9, 2009	September 10, 2012	September 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437935. Member loan 437935 was requested on August 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	PreCheck, Inc	Debt-to-income ratio:	1.08%
Length of employment:	1 year	Location:	Houston, TX

Home town:
Current & past employers:	PreCheck, Inc, BMC Software, Money Management International, Micro Electronics
Education:	Houston Baptist University, University of Houston-Downtown, Houston Community College System

This borrower member posted the following loan description, which has not been verified:

I just started on my final year for my MBA at Houston Baptist University. An accountant by profession, i am looking to supplement my income so that i can be able to pay for my last year of graduate school without the financial stress and at a reasonable interest rate.

A credit bureau reported the following information about this borrower member on August 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	31
Revolving Credit Balance:	$1,503.00	Public Records On File:	0
Revolving Line Utilization:	16.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for PreCheck, Inc.? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I do not have a car loan or student loans, my monthly expenses are approx. $2000 a month. Am an accountant at PreCheck and so i record journal entries, reconcile bank statements, prepare financials among other things. I have a savings account but given i was paying for my school fees on my own, i have not been able to get my rainy day fund to a good level which is what i plan to do once am able to get a loan to help with my school. yes, i am willing to verify my income with Lending Club

Member Payment Dependent Notes Series 437948

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437948	$20,000	$20,000	12.53%	1.00%	September 9, 2009	September 10, 2012	September 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437948. Member loan 437948 was requested on August 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,272 / month
Current employer:	Kanon Bloch Carr??	Debt-to-income ratio:	11.36%
Length of employment:	2 years 8 months	Location:	Natick, MA

Home town:	New Brunswick
Current & past employers:	Kanon Bloch Carr??
Education:	Texas Woman's University

This borrower member posted the following loan description, which has not been verified:

The money will be used to consolidate debt that has been used for a variety of purposes, including a complete home renovation, childrearing and education, and recently, a very budget conscious wedding reception. I have a good education, a good job, have always been employed, never collected unemployment, have never been late on any payment, including my mortgage. I take all my financial obligations very seriously. I save in my 401(k) but would like to save more once my debt obligations are paid off. I intend to be debt free (except for my mortgage) in 3 years. I make enough money to live on what I make, as well as save more for retirement which is coming fast.

A credit bureau reported the following information about this borrower member on August 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1989	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,173.00	Public Records On File:	0
Revolving Line Utilization:	69.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in funding part of your loan request. Quick question first: How long ago did you stop using credit cards?	Last weekend- the wedding reception was on Saturday. Paid for the chairs, tables, dance floor to Taylor Rental, and Portapotties rental. (Party was outside in my yard.) Funding a wedding and reception with one month notice was almost achieved with my monthly pay except for the above. Everything else, food, decorations, yard cleanup, cakes, tents came out of pocket or were donated by friends and family. It was very nice by the way.
Can you please contact Lendingclub to verify you income. I think you need to send them a W2 and/or Paystubs. Also can you describe what you do at Kanon Bloch Carr????? Thank you.	Yes, I can and have. I am waiting to hear back whether I email or fax them the info. With regard to KBC, I am Director of Client Management, responsible for keeping our institutional clients happy with our data and investment advisory services. Our clients are investment companies or companies with pension or 401(k) plans. Because of all the legislation and potential missteps surrounding qualified retirement plans, companies like ours are considered a necessity in an increasingly litigious world.

Member Payment Dependent Notes Series 437951

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437951	$15,850	$15,850	16.35%	1.00%	September 11, 2009	September 10, 2012	September 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437951. Member loan 437951 was requested on August 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	Hacienda La Puente USD	Debt-to-income ratio:	22.84%
Length of employment:	10 years 2 months	Location:	Long Beach, CA

Home town:	Lomita
Current & past employers:	Hacienda La Puente USD, Volunteers In Parole, Inc., South Bay Free Clinic-HIV Program
Education:	University of San Diego, California State University-Long Beach (CSULB), Tidewater Community College

This borrower member posted the following loan description, which has not been verified:

I am a very responsible person and am asking for a loan so that I can pay off my credit cards without using a debt reduction company. I am a teacher in California and I was caught somewhat unprepared financially when my hours were significantly reduced during the summer. I called my credit card companies to see if they would work with me about not making my normal payment, I have always made all of my payments on time and always more than the minimum payment. I have had most of my credit cards for over 15-20 years and have always paid on time. Each company I spoke with was not willing to help me at all. I have worked during the summer for a private educational company. I have taken the opprotunity of working less hours to learn to teach 2 new classes and will be teaching them beginning in October. I also learned to be a notary and a loan document signing notary and will use these new skills to help pay off the loan. I would prefer to pay off the debt rather then go the route of a reduction program but am angry that the credit companies refused to consider my request. I'd rather see someone else get the interest. My hours return to normal on August 31. I am a good bet, I work hard and will pay off everything borrowed.

A credit bureau reported the following information about this borrower member on August 21, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1986	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	27
Revolving Credit Balance:	$14,958.00	Public Records On File:	0
Revolving Line Utilization:	71.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
08.28.2009 Welcome back! Your original loan request expired before being fully funded. This request is for slightly lesser amount. I will be investing in your loan...again. Good luck with this loan request.	Thank you, I appreciate you re-funding my request. My employer told EDD (unemployment) we are still employed for the summer although we couldn't work and therefore we were not given out EDD benefits. But, when Lending Club called to verify my employment, they told them that I wasn't employed. I go back to work on August 31st, fulltime. I can most certainly show that I am a fulltime employee with them. Thank you for commenting, I wanted to clear this up with my lenders and this gives me the opportunity to do just that. Once again thank you for looking into my loan and to help fund it.
Please reply after the * appears by your income, indicating that LC has verified it, and then I will fund part of your loan. Thanks, and good luck!	I have sent them all the information for verification of my employment. I have been with the same school district for over 10 years and also work for a private educational company about 8 days a month. I sent the information about 4 days ago to Lending Club and have tried to confrim that they received it, both my email and by phone but have not heard from them.
I am interested in funding up to $500 of your loan. Good luck. I have a few questions...thanks in advance for the help. - What past decisions/events led to the accumulation of your current debt load? - Spending: how would you friends/family describe your spending? frame this question for choice of home, choice of car, and day to day expenses. - What kind of car do you drive? Year, make, model, mileage Thanks and good luck!	Some of my balances are from paying my grandson's medical bills about $6000.00. Paying for his health care was worth it, he is well and a happy little camper now. The other part is...I was engaged and we were living together, he was paying up his stuff before he retired (police officer 37 yrs) and I was supporting the house a bit more. Once he retired we were going to work towards my stuff. He left about 8 months before retiring because he realized his ex-wife would get %50 of his retirement, so he went back to her. Apparently, this was something he knew for 5 years and never told me, but had planned on doing. I got stuck with paying for a lot of the things we did and bought. Never again will i make that mistake! I drive a 2001 Ford Explorer with about 136,000 miles on it. I take pretty good care of it, my mechanic thinks I can get about 200,000 miles out of it...kind of a goal now. I think I spend ok, I realize I need to be a bit more careful and will be in the future. My apt. is nice but not over the top. Since I am single and get home late some nights from work, I went for a safe neighbor hood. For the LA area my rent is considered farily inexpensive. I make a lot of my own curtains, drapes and stuff like that, I even make a lot of my clothes. I don't own expensive anything actually. My goal now is to get everything back on track. Until my hours were cut for the summer I was fine financially..this was a wake up call truthfully. I am working my regualr hours now and am planning on being more prepared if they cut our hours next summer. Thanks for the thoughful question and the funding if you chose to.
Would you contact Lending Club? (866) 754-4094 (General Support) 8AM - 5PM PST M - F or email support@lendingclub.com and have both your employment and income verified. Lending Club will provide instructions to accomplish verification, i.e., submit either Pay Stubs, or W-2's, or 1099's, or latest Tax Return, etc.? Lenders are more secure investing in borrowers unsecured promissory notes after verification process is completed. Usually takes Lending Club 3, maybe 4, business days after required documents received before loan status changed from "Under Review" to Approved". After loan "Approved" borrower benefits include loan 100% funds faster and loan's proceeds will be deposited more quickly into your bank account.	I have already done this on September 2, I faxed all the requested information. I have emailed them asking for confirmation that they have received my verifications and I also called on Friday to see if I could get a confirmation, they were closed apparently. I have not received an answer to my email, but will follow up with a second phone call tomorrow. I provided a letter from my employer and also verification from my second source of income also. These were included with other information that was requested.

Member Payment Dependent Notes Series 437982

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437982	$7,500	$7,500	12.18%	1.00%	September 11, 2009	September 10, 2012	September 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437982. Member loan 437982 was requested on August 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,583 / month
Current employer:	Your Cable Store	Debt-to-income ratio:	4.66%
Length of employment:	7 years 6 months	Location:	Paradise, CA

Home town:	Cleveland
Current & past employers:	Your Cable Store
Education:	Los Angeles Valley College

This borrower member posted the following loan description, which has not been verified:

I am currently looking to purchase a house and have a little less then $15,000 available right now for my down payment and closing costs. I currently have about $8500 in my traditional IRA that I could use to add to my down payment instead of taking a loan. However I would owe tax any money I take out of the IRA . Since I am in the 25% tax bracket that would cost me $1875. I would also have to sell the stocks in the IRA in order to take money out but I do not want to do that because the stocks are currently under water (I have put about $11,000) into the IRA. According to lending club the cost of this loan will be $243.75 (lending club fee) + $1734.75 (interest) for a total of $1978.50. I will not save money by taking a loan instead of taping my IRA however it will allow me to avoid selling the stock in my IRA at a loss and from paying more taxes to the IRS.

A credit bureau reported the following information about this borrower member on August 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,370.00	Public Records On File:	0
Revolving Line Utilization:	17.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I suggest you contact the Lending Club and have your income verified. This will increase lender confidence.	I checked the box during the loan setup that said 'i authorize lending club to verify income' (or some wording close to that). If lending club chooses to verify the income I have copies of my last two years of tax returns ready to go since I had to provide copies to my lender to get preapproval.
What size mortgage are you going to have and what will the payment be with PITI?	Well the estimate the lender gave me was based on a $140,000 house (150K is about as high as I want to go). The estimate is for A FHA loan with $4900 down and a mortgage of $137,464. 5% interest. $737.94 P&I, $145.83 taxes, $61.51 PMI/MIP, $58.33 fire / theft insurance total payment $1003.61. I also received a estimate based on 20% down that would require about $32,000 at closing which is not something I can do. I do plan to put down more than the $4900 and the lender knows that but the estimate is based on the minimum down payment. Realistically I am looking at a payment between $750 and $900 depending on the final price of the house and how much I can put down for the down payment. I have not found the house yet but 150K is about as high as I want to go. Based on what I have looked at so far I should be able to find a decent house that is a REO / short sale for $130,000 it is just a matter of waiting a good place to come up and having everything in place to make a offer and close the loan since properties in this price range are staying on the market only 1-2 weeks.

Member Payment Dependent Notes Series 437992

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
437992	$12,000	$12,000	14.26%	1.00%	September 10, 2009	September 10, 2012	September 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 437992. Member loan 437992 was requested on August 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	Siemens	Debt-to-income ratio:	14.55%
Length of employment:	8 months	Location:	Cincinnati, OH

Home town:	Miami
Current & past employers:	Siemens, FPL Group
Education:	Florida International University

This borrower member posted the following loan description, which has not been verified:

My name is David Hernandez and I am a recent graduate of Florida Int'l University's College of Engineering. Throughout college I accumulated over $26,000 in debt of all types: 4 credit cards, 1 federal loan, and 2 student loans. I am currently paying 7 differents debts and I would like to consolidate it through a personal loan since all other options do not seem fit for my situation. I am currently employed as an engineer at Siemens in Cincinnati, OH where I make $56,000 annually. I have decent credit and I was approved to finance a car at the age of 20 without a cosigner, which I continue to pay on time. Please review my application with these considerations.

A credit bureau reported the following information about this borrower member on August 27, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,394.00	Public Records On File:	0
Revolving Line Utilization:	48.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Could you provide any more details on the debts you wish to consolidate? (Current balances? Interest rates?) Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $8,394.) Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Yes, I would use this loan to pay off all credit debt and a federal student loan. Here are the details: 1)Chase Visa - $3104.10 @ 22.99% APR 2)FIA Visa - $3073.47 @ 18.99% APR 3)Discover - $1651.60 @ 14.99% APR 4)AmEx - $937.12 @ 14.99 APR 5)Fed Loan - $2813.22 @ 12.99% APR Yes, I have a savings account with my employer as well as several other investments. Yes, I am willing to verify my income.
Please contact lendingClub and send them W-2 or tax returns to verify you income	Will do.
Would you contact Lending Club at (866) 754-4094 (Gen. support) 8AM-5PM Pacific Time M-F or email support@lendingclub.com to verify employment and income. Investors feel more secure investing in your loan after verification process is completed. Your requested loan also will completely fund much quicker.	Will do.

Member Payment Dependent Notes Series 438009

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438009	$20,000	$20,000	14.96%	1.00%	September 11, 2009	September 10, 2012	September 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438009. Member loan 438009 was requested on August 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Phenix Marketing	Debt-to-income ratio:	0.98%
Length of employment:	5 years 6 months	Location:	fairfield, CT

Home town:
Current & past employers:	Phenix Marketing
Education:

This borrower member posted the following loan description, which has not been verified:

I have accumulated about $20,000 worth of debt spread out over 3 credit cards. I am current on all payments. I want to pay off cards and have one monthly payment which will reduce the amount of interest I am paying.

A credit bureau reported the following information about this borrower member on August 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1981	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	9	Months Since Last Delinquency:	9
Revolving Credit Balance:	$9,306.00	Public Records On File:	0
Revolving Line Utilization:	48.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please have Lending Club verify your income? That will help with the loan funding process, certainly. Thank you.	Type your answer here. Absolutely. Anyone from lending club can contactmy office at 845-928-8378 and speak to Debi Tschinkel at Phenix Marketing. They can also check with my bank that I listed on the application, I recieve a direct deposit into my account every month.
Unless LC has contacted you already, you may have to initiate the process of verifying your income. Call 866-754-4094 8AM-5PM PT M-F, or via email at support@lendingclub.com Also, can you kindly explain your delinquency of 9 months ago? Thank you.	Type your answer here. I will contact lending club to verify my income. As far as the delinquency from 9 nine months ago; I have no idea what this is. I just obtained my credit report from transunion and no delinquencies appear.As a matter of fact I printed out a page that I would be happy to fax you stating that I am "in the clear" regarding any credit alerts or delinquencies. It says that I have zero delinquencies.
Can you please contact Lendingclub to verify you income. I think you need to send them a W2 and/or Paystubs. Thank you.	Type your answer here. I called lending club today. I was told that if their credit department needs any further info from me that they will contact me,
Just as an FYI, it's a good idea to get your income verified if you can, since that will attract more lenders. (A * shows up by your income to let lenders know that it's verified.) I'm not sure under what circumstances Lendingclub verifies income, but it's a good thing for the borrower since it attracts more lender attention. Could you describe what your job is at Phenix Marketing? Thanks.	Type your answer here. I am in the process of verifying my income with lending club. They just emailed me last night with some questions. I am a sales representative in the Northeast region. I sell industrial packaging supplies.
I am interested in funding up to $500 of your loan. Good luck. I have a few questions...thanks in advance for the help. - what events/experiences led you to make the decision to want this loan? I would love more context on your motivations. - Could you detail your current debt load? Kinds of products (credit card, personal loans, auto loans, etc.) - What past decisions/events led to the accumulation of your current debt load? Thanks and good luck!	Type your answer here. I have accumulated about $20,000 worth of credit card debt over the last 18 months. Right now if I just make the minimum payments on the 3 cards it is costing me around 500 month and it is not knocking the debt down. With a loan from lending club I can erase all debt and be debt free in 3 years, it is convenienent and makes more economic sense. The debt accumulated because of some unexpected dental work which I paid out of pocket for over the last year and also because at the end of last year and the begining of this year sales were slow and I floated a lot of stuff on the cards that I normally pay cash for. At this time next year I will be making double the money I am now and wouldn't even need the loan, but it would be a waste of money to pay all that interest for a year.

Member Payment Dependent Notes Series 438024

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438024	$6,000	$6,000	8.94%	1.00%	September 10, 2009	September 10, 2012	September 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438024. Member loan 438024 was requested on August 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	SANUKA MEDICAL CENTER	Debt-to-income ratio:	2.91%
Length of employment:	4 years 6 months	Location:	MELROSE PARK, IL

Home town:	MELROSE PARK
Current & past employers:	SANUKA MEDICAL CENTER, AMERICA'S MEDICAL CENTER
Education:

This borrower member posted the following loan description, which has not been verified:

I would like a loan to pay for my brother's education. He owes close to 6,000 dollars from last semester. He will not be able to register for the coming semester with out this loan. I really need this loan to help him.

A credit bureau reported the following information about this borrower member on August 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,198.00	Public Records On File:	0
Revolving Line Utilization:	32.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Are you willing to take full responsibility for repaying this loan if your brother is unable to repay you? Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for the Sanuka Medical Center? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Hi StocksMan, I will take full responsibility for this loan. I will be paying the loan for him. He will pay me when he finishes college. I do not have any outstanding car loans or student loans. My total monthly expenses are less than five hundred a month. At Sanuka Medical Center, I work in the billing department; I bill insurance companies for the patients we see. I???m in charge of the accounts payable and receivables. And I do have an emergency fund. I can also verify my income.

Member Payment Dependent Notes Series 438035

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438035	$12,000	$12,000	14.61%	1.00%	September 14, 2009	September 10, 2012	September 10, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438035. Member loan 438035 was requested on August 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	Data Executive, LLC	Debt-to-income ratio:	5.05%
Length of employment:	5 months	Location:	New York, NY

Home town:	Yerevan
Current & past employers:	Data Executive, LLC, Jefferies Group
Education:	Long Island University-C W Post Campus

This borrower member posted the following loan description, which has not been verified:

Hello, I am applying for this loan to cover start-up expenses for my new business, Data Executive, LLC. The funds will be used to pay for start-up costs including advertising, office space (3 months), and website development. We provide Business Intelligence and Data Warehousing solutions to financial firms including Broker/Dealers, Investment Banks, and Hedge Funds. I have excellent payment history, credit score, and line of credit. Thank you.

A credit bureau reported the following information about this borrower member on August 27, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$125.00	Public Records On File:	0
Revolving Line Utilization:	0.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain why you think your business will be successful. Do you have prior experience in this industry? Extensive contacts? Existing contracts? etc...	Thank you for your inquiry. I have worked in the Business Intelligence field for over 5 years at numerous capacities; most notably, I have managed a team of 10 for the last 2+ years. During this time, I have made numerous contacts and established good relationships with a number of prospects. I am currently working on establishing a contract with a broker/dealer in New York, however, the terms and project are still under negotiation. My expectation is to have 2 contracts executed by mid October that total ~$70,000 and span until Feb 2010. Thank you.
Hi - Does the $12K you are looking to borrow comprise the whole of your startup expenses? If not, where will the funding for the other startup expenses come from and what are the total expenses? Thanks.	In addition to the $12k, I have put $18k of my own funds. My estimates are that I will need $25k to $30k total working capital for the first 6 months of operations. Much of the expenses are one time fees, short of rent and advertising. This is mostly due to the nature of the business which is centered around services. Thank you.
Hi, Your report says that you've been with your current company for 5 months. You say you've managed a team of 10+ for two years. Can you explain this? Also, how big of staff do you plan to have? Thanks	This was refering to my employment at Jefferies (my previous employer). I was responsible for managing the Data Management team for the ladder 2 years. I will not be committing any capital towards payroll in near future. Staff, if any, would be compensated from proceeds based on commission (1099 form). I do not anticipate this in the first year. Thank you.

Member Payment Dependent Notes Series 438044

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438044	$10,000	$10,000	16.00%	1.00%	September 11, 2009	September 15, 2012	September 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438044. Member loan 438044 was requested on September 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	Green River Capital	Debt-to-income ratio:	14.30%
Length of employment:	2 months	Location:	Draper, UT

Home town:	Orem
Current & past employers:	Green River Capital, SkyWest Airlines, Park City Mountain Resort
Education:	Weber State University

This borrower member posted the following loan description, which has not been verified:

Debt is a burden I have been carrying too long. Thru various personal circumstances and learning experiences the amount of debt in my life continued to creep in the wrong direction. I am putting a stop to it and living a very frugal responsible life. I also have a theory of efficiency, with one low interest rate and one payment to keep track of each month my mission of being debt free in less than a year will be realized. I am more than ready for a clean slate. I am currently utilizing my bachelor degree as a manager for an asset managment firm, we specialize in outsourced foreclosures. I really enjoy my career track at a great company in a growing industry and look forward to work each day. Additionally, I have another part-time job with SkyWest airlines and am currently residing with my parents rent-free to save money. Ultimately, my outstanding debt is a personal demon I cannot wait to extinguish really soon with hard work and personal excellence.

A credit bureau reported the following information about this borrower member on August 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,729.00	Public Records On File:	0
Revolving Line Utilization:	98.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your credit history is relatively new, and your employment with Green River Capital very recent. These factors may give lenders pause. The following will help, however: Please contact Lending Club at 866-754-4094 8AM-5PM PT M-F, or support@lendingclub.com, and ask to have your employment and income verified. Lenders feel more secure investing in notes after this crucial information is verified. Thank you and good luck!	I am working on verifying my income now. Thank you for your suggestion and helpful advice.
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $9,729.) Do you have any other outstanding debts, like a car loan, or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Green River Capital and SkyWest Airlines? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Thank you for your questions. I am planning on paying off all of my credit card debt with this loan. The revolving balance you listed is all of it. It is my first priority. Then a smaller student loan to follow. My car is paid off. For Green River Capital I am a manager in the Finance Department responsible for billing banks on behalf of foreclosed properties we handle on their behalf. SkyWest is a part-time job where I work as a gate agent. I have worked there for over 4 years. Yes I have a savings account and I am trying to consistently save at least ten percent each month. And lastly, I am currently in the process of verifying my income. Hopefully it will be done shortly. Thanks again for your interest. I appreciate your questions.

Member Payment Dependent Notes Series 438165

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438165	$10,000	$10,000	13.57%	1.00%	September 14, 2009	September 11, 2012	September 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438165. Member loan 438165 was requested on August 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,083 / month
Current employer:	SunGard Data Systems	Debt-to-income ratio:	16.96%
Length of employment:	10 years 8 months	Location:	Newtown Square, PA

Home town:	Levitown
Current & past employers:	SunGard Data Systems, Fastech Inc.
Education:	Delaware County Community College

This borrower member posted the following loan description, which has not been verified:

My wife has recently stopped work to care for children, and recent medical expense have been placed on credit cards, placing up a whole with Credit Card company's jacking the rate to 29.99%. We have always paid off credit cards every month but with the recent changes we have not been able to and has placed us in a deep whole.

A credit bureau reported the following information about this borrower member on August 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	18	Months Since Last Delinquency:	5
Revolving Credit Balance:	$9,063.00	Public Records On File:	0
Revolving Line Utilization:	26.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 438273

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438273	$7,550	$7,550	13.92%	1.00%	September 11, 2009	September 11, 2012	September 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438273. Member loan 438273 was requested on August 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Morrisville Auxiliary Corporation	Debt-to-income ratio:	22.05%
Length of employment:	2 years	Location:	(Syracuse), NY

Home town:
Current & past employers:	Morrisville Auxiliary Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

I'm simply looking to consolidate my credit card debt and stop using my cards. Thank you.

A credit bureau reported the following information about this borrower member on July 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	60
Revolving Credit Balance:	$24,604.00	Public Records On File:	0
Revolving Line Utilization:	91.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 438328

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438328	$12,000	$12,000	13.92%	1.00%	September 10, 2009	September 14, 2012	September 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438328. Member loan 438328 was requested on August 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,042 / month
Current employer:	Intermediate Unit One	Debt-to-income ratio:	18.74%
Length of employment:	4 years 2 months	Location:	Washington, PA

Home town:	Glendale
Current & past employers:	Intermediate Unit One, Fred Jay Krieg and Associates
Education:	West Virginia University

This borrower member posted the following loan description, which has not been verified:

I have recently bought a home. I am getting married in 2 months and I don't want my debt to affect my husband. The loan is in my name for the home because he was unemployed for 5 months. I am trying to get a debt consolidation loan to pay off my credit cards and to have a lower interest rate loan. One of my credit cards is 15 percent, while the other is 27%! I have attempted with my credit card holders to lower my interest rate and they say that is not possible at this time. I would like to pay them off with this loan and close the accounts. I want to have the freedom to live my life without this hanging over my head. I honestly want to be CC debt free, but because of the new home and the debt I am already in, it has been hard. I hope you can help. You can see my credit score is good. We just closed on the house 6 weeks ago and at that time my credit score was 700. I hope you can help me.

A credit bureau reported the following information about this borrower member on August 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	35	Months Since Last Delinquency:	9
Revolving Credit Balance:	$7,780.00	Public Records On File:	0
Revolving Line Utilization:	41.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested funding $500 portion of your $12K requested loan. I have questions: 1. Current position and brief job description "Intermediate Unit One" are ? 2. $3,042 reported income to repay loan is 1 wage-earner? Or 2 wage-earners? 3. Mortgage (PITI) or payment per month is $_____ ? 4. Total car payments per month are $_____? 5. Living expenses, e. g., credit card payments, entertainment, food, gasoline, household utilities, medical, miscellaneous, telephone total per month is $_____ ? (Provide one $ grand total.) When Lending Club selects your loan application for employment and income verification you have 3 days to complete verification process, e.g., submit either Pay Stub, W-2, 1099 or 1040 Tax Return. Verification not completed within allotted 3 days then loan application REMOVED. After verification completed upper-right hand corner application "CREDIT REVIEW STATUS" will show asterisk (*). Questions? Email Lending Club support@lendingclub.com; phone is (866) 754-4094 8-5 PST M-F. Thank you for anticipated reply answering my 5 questions. Good luck with your requested personal loan. Semper Fidelis (U S Marine Corps Motto)	Thank you for your questions and consideration. A school psychologist is someone who gives IQ and achievement tets to children to determine if the child requires special education services. The Intermediate Unit One is a company that hires teachers, school psychologists, social workers, and other school professionals and contracts them out to school districts in the 3 southwestern couties of the PA. here is there website www.iu1.k12.pa.us. I am not married yet, but will be. The 3042 is my GROSS salary a month. My mortgage is 700 dollars a month. My student loans are 300 dollars, credit cards are 400 dollars a month, gas 200 dollars, food 250 dollars, electric, gas, water, sewage is about 200 dollars a month. A grand total of 2150.
I would love to help you with your loan but I have 2 questions. 1. Could you please talk about your 2 recent delinquencies on your credit account? (last of being 9 months ago) 2. Would you verify your income with Lending Club? Verifying your income with give lenders more confidence. Thanks and good luck!	Thanks for your questions. My two delinquencies was on my credit report were with both my credit cards. I was in the process of moving and had lost a lot of my bills and paperwork. It simply got misplaced and I missed my due dates with both cards. I will verify my income, but I did verify my bank account.
Is your fiance currently employed? You said your grand total is $2150 in bills this doesn't leave you much wiggle room being that your loan payment will be the same as your current cc? Is there any problems in PA with teachers being cut at this point with so many states being short on funds? Thank you.	Thank you for your response. Yes my fiance is currently employed. He found a job. My total payment won't be much less, but it will get paid off in a shorter period of time. (3 years). I get charged almost 200 dollars a month because of my high APR. So I am making 2 steps forward, only to take one step back each month. As far as jobs in PA, I am tenured with the IU1. We have actually hired 6 more school psychologists at my job, and no one to my knowledge has lost their jobs. School districts are asking for more and more services from school psychologists and social workers.

Member Payment Dependent Notes Series 438345

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438345	$20,000	$20,000	17.74%	1.00%	September 9, 2009	September 12, 2012	September 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438345. Member loan 438345 was requested on August 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Abstoss International Steel Holding Inc.	Debt-to-income ratio:	18.34%
Length of employment:	2 years	Location:	Wilton, CT

Home town:	Brooklyn
Current & past employers:	Abstoss International Steel Holding Inc., Coutinho, Caro + Co. USA Inc. - 8yrs.
Education:	Niagara University

This borrower member posted the following loan description, which has not been verified:

With the help of Steve Rhode's blog and other resources, my wife & I are developing a better financial plan for our future. We are in need of paying off several cards whose APR have increased to 28%+ We have a solid credit history of no late payments. We are both employed and we have 3 sons all in college. Thank you in advance.

A credit bureau reported the following information about this borrower member on August 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1977	Delinquent Amount:	$0.00
Open Credit Lines:	30	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	52
Revolving Credit Balance:	$50,307.00	Public Records On File:	0
Revolving Line Utilization:	75.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested in helping to fund your loan. Please contact Lending Club at 866-754-4094 8AM-5PM PT M-F, or support@lendingclub.com, and ask to have your employment and income verified. Lenders feel more secure investing in notes after this crucial information is verified. Also, if you don't mind my asking: with the substantial income that you earn, can you explain the rather high revolving credit balance. Thank you and good luck.	Thanks for your interest. I am requesting that my employment & income be verified today. To answer your question - it is a combination of a flooded basement last year that my insurance co. did not completely cover & helping with college costs fro my 3 boys. Please let me know if there are any other questions. Thanks & Regards, Bill
Can you please contact Lendingclub to verify you income. I think you need to send them a W2 and/or Paystubs. Thank you.	Hi Alexander, I'll do it first thing tomorrow morning. Where do I find the fax number to send the paystubs? Thank you.
I am interested in funding up to $500 of your loan. Good luck. I have a few questions...thanks in advance for the help. - what events/experiences led you to make the decision to want this loan? I would love more context on your motivations. - Could you detail your current debt load? Kinds of products (credit card, personal loans, auto loans, etc.) - What past decisions/events led to the accumulation of your current debt load? - Home value/mortgage: how much is zillow.com home value estimate? total mortgage balance? type of mortgage? when did you purchase and how much did you put down when you purchased? - Savings: how much do you put into savings/investment accounts each month (savings accounts, mutual fund, 401k, 529, etc.). Could you specify which accounts in your estimates? - Spending: how would you friends/family describe your spending? frame this question for choice of home, choice of car, and day to day expenses. Thanks and good luck!	Hi, We are managing our lives better. Learned from Steve Rhodes + Dave Ramsey to better manage our debt. As explained the cc debt it is a combination of a flooded basement last year that my insurance co. did not completely cover & helping with college costs fro my 3 boys. A personal financial statement would show us with approx. $220K. Thanks, Bill

Member Payment Dependent Notes Series 438430

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438430	$1,200	$1,200	15.65%	1.00%	September 14, 2009	September 12, 2012	September 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438430. Member loan 438430 was requested on August 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	n/a	Debt-to-income ratio:	12.33%
Length of employment:	n/a	Location:	MECHANICSBURG, PA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

I need many for car repair.

A credit bureau reported the following information about this borrower member on August 29, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,641.00	Public Records On File:	0
Revolving Line Utilization:	96.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 438443

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438443	$5,000	$5,000	7.74%	1.00%	September 11, 2009	September 20, 2012	September 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438443. Member loan 438443 was requested on September 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,417 / month
Current employer:	City Year	Debt-to-income ratio:	17.68%
Length of employment:	5 years 2 months	Location:	PHILADELPHIA, PA

Home town:	Philadelphia
Current & past employers:	City Year
Education:	Eastern University

This borrower member posted the following loan description, which has not been verified:

For roofing and insolation.

A credit bureau reported the following information about this borrower member on September 6, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,757.00	Public Records On File:	0
Revolving Line Utilization:	9.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 438676

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438676	$20,000	$20,000	13.57%	1.00%	September 14, 2009	September 14, 2012	September 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438676. Member loan 438676 was requested on August 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,667 / month
Current employer:	countyofplumas	Debt-to-income ratio:	20.03%
Length of employment:	21 years	Location:	BLAIRSDEN-GRAEAGLE, CA

Home town:	richmond
Current & past employers:	countyofplumas
Education:

This borrower member posted the following loan description, which has not been verified:

I need to consolidate these two credit cards. We built a house last year, and I had to use these to finish up with expenses for the house. I could have put them on the home loan, but want to get them paid sooner. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on August 31, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,296.00	Public Records On File:	0
Revolving Line Utilization:	70.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested funding your requested loan but have questions requiring more information. 1. Your current position AND brief job description. 2. Is $4,667 monthly income being relied upon to repay this unsecured loan from 1 wage-earner? Or is it from 2 wage-earners? 3. Your housing expenses, either mortgage payment (PITI) or rent payment per month? 4. Your total monthly additional usual living expenses - car, gas, entertainment, food, medical, miscellaneous, utilities? 5. I suggest that you contact Lending Club at 866-754-4094 (General Support) or via email at support@lendingclub.com and have them verify BOTH your employment & income. Lending Club can provide information on how to best accomplish this. Lenders feel much more secure investing in notes after verification process is completed. Until then, you may have difficulty getting lenders to fund. Thank you for your reply.	Type your answer here.#1. I am an accountant with the county of plumas, we pay county bills, I do a portion of the property taxes and district budgets & financials.#2 1 wage earner. #3.house pmt 606.per month. #4. aprox 1500.00
Thanks for your responses. You don't need to respond to this message since it will get posted under your loan request. Just a friendly suggestion: You may want to change your Screen ID on Lending Club so that strangers can't ID you so easily. lindawilliams@plumascounty.com is a giveaway. LOL. Something like 'linda99' will make you more anonymous. I believe you can change is immediately online or contact Lending Club to find out how. I only lend to individuals with verified incomes, so I hope you do that step soon. Best of luck.	Type your answer here. I sent that information yesterday 9/2/09. Thankyou for the suggestion!

Member Payment Dependent Notes Series 438698

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438698	$15,000	$15,000	13.92%	1.00%	September 11, 2009	September 14, 2012	September 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438698. Member loan 438698 was requested on August 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,032 / month
Current employer:	AmerisourceBergen Corp.	Debt-to-income ratio:	16.68%
Length of employment:	4 years 7 months	Location:	Woodridge, IL

Home town:	Kansas City
Current & past employers:	AmerisourceBergen Corp.
Education:	University of Missouri-Columbia, Webster University

This borrower member posted the following loan description, which has not been verified:

I got into a bad car loan with Wells Fargo last year, which made me roughly $9000 upside on my car. I'd like to use this loan to get out of my car loan.

A credit bureau reported the following information about this borrower member on August 31, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,063.00	Public Records On File:	0
Revolving Line Utilization:	59.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested funding $250 portion of your $15K requested loan. I have questions: 1. Current position and brief job description Amerisource Bergen are ? 2. $6,032 reported income to repay loan is 1 wage-earner? Or 2 wage-earners? 3. Rent payment per month is $_____ ? 4. Total car payments per month are $_____? 5. Living expenses, e. g., credit card payments, entertainment, food, gasoline, household utilities, medical, miscellaneous, telephone total per month is $_____ ? (Provide one $ grand total.) When Lending Club selects your loan application for employment and income verification you have 3 days to complete verification process, e.g., submit either Pay Stub, W-2, 1099 or 1040 Tax Return. Verification not completed within allotted 3 days then loan application REMOVED. After verification completed upper-right hand corner application "CREDIT REVIEW STATUS" will show asterisk (*). Questions? Email Lending Club support@lendingclub.com; phone is (866) 754-4094 8-5 PST M-F. Thank you for anticipated reply answering my 5 questions. Good luck with your requested personal loan. Semper Fidelis (U S Marine Corps Motto)	1. I am a Human Resources Manager with AmerisourceBergen which is a leader in pharmaceutical distribution. 2. 1 wage-earner 3. $965 4. $500 5. $1300 I hope this indicates to you and all potential lenders that I am more than capable of paying the $512 montly payment on my requested $15,000 loan. Thank you!
Please clarify something? If this is to pay off your current car loan, which you indicate is $500. per month, how is a $512. per month loan payment going to help? Do you have more than 3 years left on your car loan? Also, please have your employment and income verified by LC. Thank you.	Yes, I have more than 3 years left on my car loan. I have 4 years left on the current loan and the interest rate is higher than the loan I am requesting. I have faxed my employment and income information to Lending Club and it is in the process of being reviewed. Thanks!
Is the car loan included in the Revolving Credit Balance $21,063.00 And just for laughs, "I got into a bad car loan with Wells Fargo" I think, is an oxymoron. I left them 6 months after they bought my hometown bank. One hassle afrer the other.	Well, I am glad you can relate to my Wells Fargo issues. That Revolving Credit Balance is actually inflated because I did a balance transfer right before Lending Club pulled my credit report. My assumption is that the balance was reporting on both the new and old card. My revolving credit is actually about $17,000 because the transfer was for $4,000. My car loan is an installment loan, so it is not included in that revolving credit balance. I hope that answers your question. Thanks!
What is the total outstanding balance on the car loan? What other debt are you currently carrying? Balance and monthly payments. Thank you and good luck with your funding.	If I pay off the car loan by 9/21/09, the total payoff amount is $15,058.45. So, this Lending Club loan would allow me to pay that entire loan off about a year sooner and with a much lower interest rate. I currently carry about $17k in debt and my monthly payments are about $500 because I pay more than the minimums. My goal is to have that debt paid off in the 36 months that I will be paying off this loan, so that I can begin looking into home ownership in about 3 years. Thank you!

Member Payment Dependent Notes Series 438724

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438724	$20,000	$20,000	15.31%	1.00%	September 14, 2009	September 14, 2012	September 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438724. Member loan 438724 was requested on August 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,800 / month
Current employer:	United States Air Force	Debt-to-income ratio:	23.79%
Length of employment:	15 years 3 months	Location:	Valrico, FL

Home town:	Clinton
Current & past employers:	United States Air Force, NA
Education:	The University of Tennessee

This borrower member posted the following loan description, which has not been verified:

I am a military officer who has moved very frequently over the last few years. Another move is on my horizon. While the military covers most expenses involved, they don't cover all and we have incurred these expenses over the last few years. The location where I am currently stationed has a much higher cost of living than I have been used to previously. It has required the use of credit to cover those additional expenses. My new station will cost considerably less to live and my monthly expenses will drop by $578/month immediately when I move. That doesn't include the savings from utilities and consumer goods. I will be stationed in a remote area of New Mexico where the cost of living is much less. Additionally, over the next 10 months, my income will increase by about $1500/month due to yearly raises and promotions, so my repayment ability increases greatly!! While I realize that my debt ratio is high, my accounts are all in good standing. I would like your help in consolidating several of my accounts into one convenient payment, so that I may get back on the proper financial path.

A credit bureau reported the following information about this borrower member on August 31, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$59,980.00	Public Records On File:	0
Revolving Line Utilization:	95.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested funding $1,00 portion of your $20K requested loan. I have questions: 1. Current rank/grade and brief job description USAF are ? 2. $7,800 reported income to repay loan is 1 wage-earner? Or 2 wage-earners? 3. Rent payment per month is $_____ ? 4. Total car payments per month are $_____? 5. Living expenses, e. g., credit card payments, entertainment, food, gasoline, household utilities, medical, miscellaneous, telephone total per month is $_____ ? (Provide one $ grand total.) 6. Any possibility retiring within next 3 years? When Lending Club selects your loan application for employment and income verification you have 3 days to complete verification process, e.g., submit either Pay Stub, W-2, 1099 or 1040 Tax Return. Verification not completed within allotted 3 days then loan application REMOVED. After verification completed upper-right hand corner application "CREDIT REVIEW STATUS" will show asterisk (*). Questions? Email Lending Club support@lendingclub.com; phone is (866) 754-4094 8-5 PST M-F. Thank you for anticipated reply answering my 6 questions. Good luck with your requested personal loan. Semper Fidelis (U S Marine Corps Motto) Master Sergeant (Retired) Disbursing (Finance)	I am currently a Major/O4, but also Lt Colonel Select O/5, with promotion scheduled for 2/1/10. My wife currently works part time for Jockey Underwear (her income not included in the $7800 reported income). Rent is $2000/month, 1 car payment of $551/month, with payoff in June of 2010. Other monthly expenses as listed above average $3000/month, including utilities, phone/internet/cell, insurance, water, credit cards, misc. I am not eligible for retirement for several more years. Thank you for your interest.
Could you please verify your income?	My leave and earnings statement has been sent. I assume they will post it for you to view.
I am interested in funding up to $500 of your loan. Good luck. I have a few questions...thanks in advance for the help. - what events/experiences led you to make the decision to want this loan? I would love more context on your motivations. - Could you detail your current debt load? Kinds of products (credit card, personal loans, auto loans, etc.) - What past decisions/events led to the accumulation of your current debt load? - Savings: how much do you put into savings/investment accounts each month (savings accounts, mutual fund, 401k, 529, etc.). Could you specify which accounts in your estimates? Thanks and good luck!	My decision to want this loan is pretty basic. I just want to consolidate several smaller payments into one. We have an auto loan that matures in June of 2010, some credit card and line of credit debt. We put just over $1000/month into savings/investments, but that money is obviously not accessible without stiff penalties/taxes/fees. There have been 3 contributing factors to my current debt...my current station has a considerably higher cost of living. I will be moving to a new station in approximately 5 weeks that is a very small town with a much lower cost of living (our monthly expenses will drop by roughly $500/month immediately). The 2nd factor involves those moves. We have moved 3 times since 2004. While the military covers some expenses associated, they don't cover all, and those are out of pocket. The 3rd factor has to do with vet bills. We had a dog who had considerable health issues that were treatable. While some would not have taken these measures, we did. We do not have children, but considered our dog our child. Unfortunately, he progressed to a point where it was no longer fair to him, so we had to let him go in March of this year. The measures we took added 4 years to his life though, so for us, it was worth it. I hope this answers your questions. Thank you for your consideration.
No need to respond to this note since your application was straightforward and the personal narrative helped me understand your motivations . I'm pleased to be able to help fund part of your loan. Welcome to the Southwest! (ex USAF also)	Thank you for your consideration and understanding!!

Member Payment Dependent Notes Series 438732

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438732	$15,000	$15,000	12.87%	1.00%	September 11, 2009	September 14, 2012	September 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438732. Member loan 438732 was requested on August 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,583 / month
Current employer:	First Republic Bank	Debt-to-income ratio:	8.35%
Length of employment:	6 years 8 months	Location:	Fanwood, NJ

Home town:	Queens
Current & past employers:	First Republic Bank
Education:	St Joseph's College

This borrower member posted the following loan description, which has not been verified:

Looking to pay off multiple credit card bills.

A credit bureau reported the following information about this borrower member on August 31, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,152.00	Public Records On File:	1
Revolving Line Utilization:	54.20%	Months Since Last Record:	114
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested funding $250 portion of your $15K requested loan. I have questions: 1. Current position and brief job description First Republic Bank are ? 2. $9,583 reported income to repay loan is 1 wage-earner? Or 2 wage-earners? 3. Mortgage (PITI) or rent payment per month is $_____ ? 4. Total car payments per month are $_____? 5. Living expenses, e. g., credit card payments, entertainment, food, gasoline, household utilities, medical, miscellaneous, telephone total per month is $_____ ? (Provide one $ grand total.) When Lending Club selects your loan application for employment and income verification you have 3 days to complete verification process, e.g., submit either Pay Stub, W-2, 1099 or 1040 Tax Return. Verification not completed within allotted 3 days then loan application REMOVED. After verification completed upper-right hand corner application "CREDIT REVIEW STATUS" will show asterisk (*). Questions? Email Lending Club support@lendingclub.com; phone is (866) 754-4094 8-5 PST M-F. Thank you for anticipated reply answering my 5 questions. Good luck with your requested personal loan. Semper Fidelis (U S Marine Corps Motto)	I am the director of Facilities for the bank. 2> My slaray is based on one wage earner. 3. Taxes Insurance and Mortgage is $3180.00 per month 4. Car payment is $499.00 but I am looking to roll that into this loan, and the payment would remain the same. 5. Living expenses is approx $1000.00 per month
Can you please contact Lendingclub to verify you income. I think you need to send them a W2 and/or Paystubs. Also can you describe what your debt consists of and how you got in it? Thank you	The debt is credit card debt accumulated over a few years that I would like to pay down. I will provide the nessesary documentation to the Club as needed.
Thank you for your reply. As a general statement, if your income is verified it will attract more lenders, so it's to your advantage to contact them and request verification. Can you explain the public record reported 114 months ago by lending club? Thank you.	It was a bankruptcy discharge due to a failed business. Life is different and as my record shows my credit has been clean since. Thank you for telling me about the income verification. I will address this issue today.

Member Payment Dependent Notes Series 438765

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438765	$6,000	$6,000	8.94%	1.00%	September 14, 2009	September 14, 2012	September 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438765. Member loan 438765 was requested on August 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,250 / month
Current employer:	Advantage Sales & Marketing	Debt-to-income ratio:	17.73%
Length of employment:	7 years 6 months	Location:	Syracuse, NY

Home town:	Syracuse
Current & past employers:	Advantage Sales & Marketing
Education:

This borrower member posted the following loan description, which has not been verified:

I am a sales representative for a US marketing company. I have worked there for the last 8 years. In February 2006, I started my own company doing consulting work for small and medium businesses. To help cover the initial outlays for this venture, I have maintained my full-time job. Keeping my full-time employment while building my business has made the experience significantly easier. I have been able to invest a lot of capital into branding my company name and have not incurred the cash flow crunches faced by most startups. I am looking to refinance the last of my debt. After paying off this loan, I will be debt free. I am a responsible borrower and have always paid my bills on time. I do not have any late payments on my credit report. I manage my credit very carefully and am logical in how I use my accounts. I have a good percentage of credit available and am a dependable borrower. I keep a comfortable cushion in both my checking and money market account and am well-prepared in the event of any unforeseen circumstances. I have always made it a priority to plan for the future. My car is owned free and clear, and I have no open installment or mortgage loans. I currently live with my brother in a home owned by a relative, so my monthly housing expenses are minimal.

A credit bureau reported the following information about this borrower member on August 31, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,873.00	Public Records On File:	0
Revolving Line Utilization:	28.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in funding your loan. I would like some clarification surrounding your plans for being "debt free" after this loan. You are asking for about $13.5K, when the agences report your revolving balance at close to $21K. Did you mean your new company woul dbe debt free, or you personally? If you could clear this discrepency up that would be very helpful. Thank you.	Thanks for your interest in my loan. The balance in question is $19,900.00. I will be paying another $400.00 on this card in the next few days. When this loan funds, I am planning to take the $13.5K loan and use $6K of my own money to payoff the credit card. The $6K is coming from my personal savings. I have quite a bit saved between my personal and money market account. I'd like to conserve this cash though, which is why I am asking for this loan. I am not sure if I am allowed to provide copies, but if necessary, I am more than happy to show documentation of the funds in my bank accounts. Besides this credit card balance, I pay everything else in full. When the $13.5K loan is paid off, I will be entirely debt free. Please let me know if you have any other questions. I appreciate your interest.
What other bills do you have cause with this loan the payment a month will be a little shy of 25% of your take home pay? Just seeing how strapped this loan will make you? Thanks.	I actually won't be strapped at all. I've been earning more per month from self-employment than from my actual full-time job. When I posted this listing, it did not give me the option to include earnings from self-employment, so my income is significantly understated. As of right now, I have $60K in the bank (between my money market and checking). I am trying not to touch this money...it's my cushion, and I'm saving it for when I buy a home in the future (within the next 5-7 years).

Member Payment Dependent Notes Series 438778

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438778	$18,000	$18,000	13.22%	1.00%	September 11, 2009	September 14, 2012	September 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438778. Member loan 438778 was requested on August 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	Hughes-Calihan Konica Minolta	Debt-to-income ratio:	16.99%
Length of employment:	7 years 4 months	Location:	Phoenix, AZ

Home town:	Sidney
Current & past employers:	Hughes-Calihan Konica Minolta, Thunderbird, American Graduate School of International Management
Education:	SUNY at Cortland

This borrower member posted the following loan description, which has not been verified:

Dear Lender, I have overused my credit card and the interest rates are too high. I have an excellent career and am in no danger of being out of work. I would like a lower interest rate to get back on track.

A credit bureau reported the following information about this borrower member on August 31, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1991	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,756.00	Public Records On File:	0
Revolving Line Utilization:	82.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested funding $250 portion of your $18K requested loan. I have questions: 1. Current position and brief job description Hughes-Calihan Konica Minolta are ? 2. $10,833 reported income to repay loan is 1 wage-earner? Or 2 wage-earners? 3. Mortgage (PITI) payment per month is $_____ ? 4. Total car payments per month are $_____? 5. Living expenses, e. g., credit card payments, entertainment, food, gasoline, household utilities, medical, miscellaneous, telephone total per month is $_____ ? (Provide one $ grand total.) When Lending Club selects your loan application for employment and income verification you have 3 days to complete verification process, e.g., submit either Pay Stub, W-2, 1099 or 1040 Tax Return. Verification not completed within allotted 3 days then loan application REMOVED. After verification completed upper-right hand corner application "CREDIT REVIEW STATUS" will show asterisk (*). Questions? Email Lending Club support@lendingclub.com; phone is (866) 754-4094 8-5 PST M-F. Thank you for anticipated reply answering my 5 questions. Good luck with your requested personal loan. Semper Fidelis (U S Marine Corps Motto)	Thank you for your interest in my loan. Below are my answers. Please let me know if you have any additional questions. 1. I run the Network Operations Center for HCKM. This division is a managed services provider. This center remotely manages customer computer networks. We become the entire IT organization for small customers and upper eschelon tech support for larger customers. 2. The income is one earner. 3. 2900.00 is my mortgage payment 4. Car payment is $175 per month 5. Total monthly living expenses are approximately $2700. $450 of that would be replaced by this loan. In the last year, I have eliminated 10% of my unsecured debt. I'm looking to accelerate this process and this is one of the methods that will help this along. Semper Fi (I was in the USMCR from 86-92)
Can you please contact Lendingclub to verify you income. I think you need to send them a W2 and/or Paystubs. Also can you describe what your debt consists of and how you got in it? Thank you	Alexnder, I will get the income verification over to the proper people tomorrow. As for my debt, my wife and I have been wanting to have a family for years. We have many failed attempts on our own and through adoption. Very shortly, we will have success of adopting overseas. We are very close to completing the process through China.

Member Payment Dependent Notes Series 438789

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438789	$8,000	$8,000	18.43%	1.00%	September 10, 2009	September 14, 2012	September 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438789. Member loan 438789 was requested on August 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Hoag Hospital	Debt-to-income ratio:	24.55%
Length of employment:	7 years 2 months	Location:	Costa Mesa, CA

Home town:	Queens
Current & past employers:	Hoag Hospital
Education:	Goldenwest College

This borrower member posted the following loan description, which has not been verified:

We are expecting our first baby and with taking time off I'm worried about making mortgage payments and being able to afford everyday expenses.

A credit bureau reported the following information about this borrower member on August 31, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,474.00	Public Records On File:	0
Revolving Line Utilization:	89.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested funding $250 portion of your $8K requested loan. I have questions: 1. Current position and brief job description at Hoag Hospital are ? 2. $8,333 reported income to repay loan is 1 wage-earner? Or 2 wage-earners? 3. Mortgage (PITI) payment per month is $_____ ? 4. Total car payments per month are $_____? 5. Living expenses, e. g., credit card payments, entertainment, food, gasoline, household utilities, medical, miscellaneous, telephone total per month is $_____ ? (Provide one $ grand total.) When Lending Club selects your loan application for employment and income verification you have 3 days to complete verification process, e.g., submit either Pay Stub, W-2, 1099 or 1040 Tax Return. Verification not completed within allotted 3 days then loan application REMOVED. After verification completed upper-right hand corner application "CREDIT REVIEW STATUS" will show asterisk (*). Questions? Email Lending Club support@lendingclub.com; phone is (866) 754-4094 8-5 PST M-F. Thank you for anticipated reply answering my 5 questions. Good luck with your requested personal loan. Semper Fidelis (U S Marine Corps Motto)	Mortg $2160 no PMI car payment $600 credit cards $2300 including student loans elec/gas/lawn etc...$150 food @$400 and misc all adds up. I would be erefinancing there's equity in our home but I need to wait at least a year which at that time I could pay off all credit cards.My husband went back to school for 2 years and we lived off one salary which was difficult got backed up on credit.The above is only 1 salary and I'm a critical care nurse.
Congratulations on the upcoming birth of your baby! Children are a blessing. I'm interested in funding your loan, but have a few questions. - How long do you intend to be out of work? - Is your husband working now? - Could you explain the 8 credit inquiries over the past 6 months? - Do you have a savings account? Thanks in advance for responding.	I was going to refinance and with subdivisions of lending tree and affiliates I was talking with a few lenders, who ran my report, but I really need to wait 6 mos to a year in order to pull money out. One lender was was able to do it in November but I'll be on LOA so the cash out wouldn't be approved. We bought bank owned and got a killer deal so we have $200k on equity I just cant pay off dent yet until at least 6 mos to a year go by. I will be out of work for 12 weeks. My husband is working but I'm the bread winner he went back to school and is in the golf industry which really at entry level isn't much at this time. I have a 401K.
Can you please contact Lendingclub to verify you income. I think you need to send them a W2 and/or Paystubs. Also can you describe what your debt consists of and how you got in it? Thank you	I have no problem verifying income as this process gets closer. As I stated earlier my husband was in school for two years and without his salary we used credit.

Member Payment Dependent Notes Series 438863

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438863	$7,550	$7,550	13.22%	1.00%	September 10, 2009	September 14, 2012	September 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438863. Member loan 438863 was requested on August 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,025 / month
Current employer:	robert bowden	Debt-to-income ratio:	13.49%
Length of employment:	8 years 1 month	Location:	Dallas, GA

Home town:	plovdiv
Current & past employers:	robert bowden, robert bowden
Education:	kiril and metodi

This borrower member posted the following loan description, which has not been verified:

I have all my credit cards debt when my wife was at school and my son was at daycare. Now I have two jobs, my wife also has a job, and my son now is at school. All my credit cards raised my APR I never missed a payment and was never late to pay one. I greatly appreciate your help. Sincerely, Edward

A credit bureau reported the following information about this borrower member on August 31, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	30
Revolving Credit Balance:	$13,847.00	Public Records On File:	0
Revolving Line Utilization:	74.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested funding $250 portion of your $7.550K requested loan. I have questions: 1. Current position and brief job description Robert Bowden are ? 2. $3,025 reported income to repay loan is 1 wage-earner? Or 2 wage-earners? 3. Mortgage (PITI) payment per month is $_____ ? 4. Total car payments per month are $_____? 5. Living expenses, e. g., credit card payments, entertainment, food, gasoline, household utilities, medical, miscellaneous, telephone total per month is $_____ ? (Provide one $ grand total.) When Lending Club selects your loan application for employment and income verification you have 3 days to complete verification process, e.g., submit either Pay Stub, W-2, 1099 or 1040 Tax Return. Verification not completed within allotted 3 days then loan application REMOVED. After verification completed upper-right hand corner application "CREDIT REVIEW STATUS" will show asterisk (*). Questions? Email Lending Club support@lendingclub.com; phone is (866) 754-4094 8-5 PST M-F. Thank you for anticipated reply answering my 5 questions. Good luck with your requested personal loan. Semper Fidelis (U S Marine Corps Motto)	I'm a carpenter at Robert Bowden Inc since July of 2001(the year I came in U.S.A) and I still work there. I also have a second job. I delivered pizza at night ( since 2002). My wife is a nurse at WellStar. The $3,025 is one wage-earner. My mortgage payment per month is $1,134.57. I have no car payments. Both of my cars are payed off. Living expenses per month are $ 870.00
Greetings - Could you please explain your delinquency from about 2 years ago and what is your job at Robert Bowden? Regards; Art	I'm a carpenter at Robert Bowden Inc since July of 2001 ( the year I came in U.S.A ) and I still work there. I also have a second job. I'm a delivery guy at Pizza Hut. My wife is a nurse at WellStar.
Your Credit record indicates that you missed a payment 30 months ago. Could you please explain it.	Please recheck this information,because I did not miss any payments.

Member Payment Dependent Notes Series 438869

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438869	$10,000	$10,000	8.94%	1.00%	September 10, 2009	September 14, 2012	September 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438869. Member loan 438869 was requested on August 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,197 / month
Current employer:	United States Army	Debt-to-income ratio:	14.78%
Length of employment:	8 years 9 months	Location:	Gretna, LA

Home town:	Brooklyn
Current & past employers:	United States Army, Lowes Food
Education:	Winston-Salem State University

This borrower member posted the following loan description, which has not been verified:

I am about to get married in a few months I need some money to get us completely prepared for the wedding day. I will ensure that my obligations to repay the loan will never be defaulted and attempt to even pay it off faster than the payment arrangement set up. Thanks for your help

A credit bureau reported the following information about this borrower member on August 31, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	8
Revolving Credit Balance:	$1,947.00	Public Records On File:	0
Revolving Line Utilization:	29.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested funding $250 portion of your $10K requested loan. I have questions: 1. Current position and brief job description U S Army are ? 2. $5,107 reported income to repay loan is 1 wage-earner? Or 2 wage-earners? 3. Rent payment per month is $_____ ? 4. Total car payments per month are $_____? 5. Living expenses, e. g., credit card payments, entertainment, food, gasoline, household utilities, medical, miscellaneous, telephone total per month is $_____ ? (Provide one $ grand total.) 6. Current enlistment expires on ? When Lending Club selects your loan application for employment and income verification you have 3 days to complete verification process, e.g., submit either Pay Stub, W-2, 1099 or 1040 Tax Return. Verification not completed within allotted 3 days then loan application REMOVED. After verification completed upper-right hand corner application "CREDIT REVIEW STATUS" will show asterisk (*). Questions? Email Lending Club support@lendingclub.com; phone is (866) 754-4094 8-5 PST M-F. Thank you for anticipated reply answering my 6 questions. Good luck with your requested personal loan. Semper Fidelis (U S Marine Corps Motto)	1. Current position and brief job description U S Army are ? ANS: I am a Captain by rank and an Operations Officer for my job title 2. $5,107 reported income to repay loan is 1 wage-earner? Or 2 wage-earners? ANS: It is one wage earner and it is actually based on a monthly income of $5197.24 3. Rent payment per month is ____ ? ANS: $1100 4. Total car payments per month are $_____? ANS: $0, my two cars are completely paid for and I own them 5. Living expenses, e. g., credit card payments, entertainment, food, gasoline, household utilities, medical, miscellaneous, telephone total per month is $_____ ? (Provide one $ grand total.) ANS: $3,300 6. Current enlistment expires on ? ANS: Currently Indefinite - No set date for my expiration of contact. I plan to stay 11 more years in the military until I reach 20 years. I have currently served 9 years.
Please explain the delinquency shown on your account 8 months ago	The delinquency that happened 8 months ago in the late payment of my home mortgage was due to the fact that I had just arrived back from Iraq after over a year of deployment and was transitioning. I made the payment to get me back on track and I have not been late again. I have made sure that I have no more delinquent account.
Hi - It seems your current monthly income of $5200 will only narrowly cover your projected monthly expenses of $4700. Do these figures account for income taxes and other taxes? How will your family income and expenses change after your marriage? Thanks.	QUESTION 1: Hi - It seems your current monthly income of $5200 will only narrowly cover your projected monthly expenses of $4700. Do these figures account for income taxes and other taxes? ANSWER 1: The amount of my debt is only within the amount of $3200 - $3500. Yes the amount doess account for income taxes and other taxes. QUESTION 2: How will your family income and expenses change after your marriage? Thanks. ANSWER 2: My family income will rise from $5197.24 to about $9500.00 when I get married considering our combined income. Our collective expenses will now only be abot $5,200 so we will be able to afford repayment of the loan. Thanks

Member Payment Dependent Notes Series 438873

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438873	$9,000	$9,000	7.74%	1.00%	September 10, 2009	September 15, 2012	September 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438873. Member loan 438873 was requested on September 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,500 / month
Current employer:	State of Az	Debt-to-income ratio:	2.69%
Length of employment:	3 years 8 months	Location:	Mesa, AZ

Home town:	Milwaukee
Current & past employers:	State of Az, GHA Technologies, Bulbman, Broward County, Dade County, self employed, US Federal Government
Education:	California State University-Dominguez Hills (CSUDH), Palm Beach Atlantic University at West Palm Beach

This borrower member posted the following loan description, which has not been verified:

I bought a house in March. I have fixed it up (kitchen and bath upgrades) but it still needs work on the pool and fence. I have 43k invested in IRA but the penalty and extra income would be too much, as I have already used 10k in IRA for the downpayment, etc. I have good credit, been at my job close to 4 years, have owned other houses/properties before, etc.

A credit bureau reported the following information about this borrower member on August 31, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1973	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	54	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,689.00	Public Records On File:	0
Revolving Line Utilization:	6.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested investing $250 portion in your $9K requested loan. I have questions: 1. Current position and brief job description State of AZ are ? 2. $3,500 reported income 1 wage-earner? Or 2 wage-earners? 3. Mortgage (PITI) payment per month is $_____ ? 4. Total car payments per month are $_____? 5. Living expenses, e. g., credit card payments, entertainment, food, fuel, household utilities, medical, miscellaneous, telephone total per month is $_____ ? (Provide one $ grand total.) Suggest start now employment|income verification process, e.g., submit Pay Stub, W-2, 1099 or 1040 Tax Return. After completed upper-right corner loan application "Credit Review Status" shows an asterisk (*). Sooner completed then when loan fully-funded Lending Club can deposit $$ quicker into bank account. Questions? support@lendingclub.com ; Toll free phone is (866) 754-4094 8-5 PST M-F. Thank you for anticipated reply answering 5 questions. Good luck with requested loan's 100% funding. Semper Fidelis (U S Marine Corps Motto)	1. I am a CPS Specialist III, social worker for CPS. 2. Yes, 1 wage earner. 3. $700-$800 I don't have the documents right here, but with the HO insurance it's $893 total. 4. zero 5. approx 1k Now I have a question. Where do I submit the documentation to that you request? Do you have a fax number? Also, I can fax the IRA statements showing I have the 43k in IRA as well.
What do you do for the state of Az? Pls verify your income with lending club. You could call them to find out how. Thanks!	I am a social worker for CPS.
If you have your income verified with the Lending Club, it will encourage lenders to invest in your loan.	ok, give me a fax number and I will fax not only the recent pay stub, but also our total benefit stub showing that I have at least 1 month sick and annual leave time accumulated, as well as disability insurance in case something were to happen to me.
Do you have any other debt other than what is shown here? Can you also verify your income with Lending Club?	No
09.03.2009 At botton of Lending Club home page screen "Contact US" shows fax number (408) 524-1527. Also shown are email contact address and telephone number for "live person" answering telephone. (Earlier I provided email address and telephone number.) Hope this info helps you. Semper Fidelis	Ok, I have the fax number. I will fax my pay info and my IRA info (most likely tomorrow, unless I do have the time today). Thanks.

Member Payment Dependent Notes Series 438878

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438878	$16,000	$16,000	11.83%	1.00%	September 11, 2009	September 15, 2012	September 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438878. Member loan 438878 was requested on September 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Belmont Correctional	Debt-to-income ratio:	19.03%
Length of employment:	12 years	Location:	BRIDGEPORT, OH

Home town:	Wheeling
Current & past employers:	Belmont Correctional
Education:	Wheeling Jesuit University

This borrower member posted the following loan description, which has not been verified:

I want to consolidate my debt, pay for a vacation and buy a ring.

A credit bureau reported the following information about this borrower member on September 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,740.00	Public Records On File:	0
Revolving Line Utilization:	40.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested investing $250 portion in your $16K requested loan. I have questions: 1. Current position and brief job description Belmont Correctional are ? 2. $4,167 reported income 1 wage-earner? Or 2 wage-earners? 3. Mortgage (PITI) payment per month is $_____ ? 4. Total car payments per month are $_____? 5. Living expenses, e. g., credit card payments, entertainment, food, fuel, household utilities, medical, miscellaneous, telephone total per month is $_____ ? (Provide one $ grand total.) Suggest start now employment|income verification process, e.g., submit Pay Stub, W-2, 1099 or 1040 Tax Return. After completed upper-right corner loan application "Credit Review Status" shows an asterisk (*). Sooner completed then when loan fully-funded Lending Club can deposit $$ quicker into bank account. Questions? support@lendingclub.com ; Toll free is (866) 754-4094 8-5 PST M-F. Thank you for anticipated reply answering 5 questions. Good luck with requested loan's 100% funding. Semper Fidelis (U S Marine Corps Motto)	1. I am the food service manager at a state prison in Ohio. 2. one income wage-earner 3.house payment 431.00 4.car payment 445.00 5.total about 900 want to consoladate 10k+ credit card debit, 1300 vacation, and engagement ring into one bill and be debt free except for house and car payment in three years I got a great job, good credit, and I am never late bills
Can you talk about how you accrued the $10k of debt? Thanks.	I did some minor improvments on my house and accured the debt
I suggest you contact Lending Club and have your income verified. This will increase lender confidence in your loan. Also, would you please comment on the 4 credit inquiries in the last 6 months?	I bought a car in May. I bought a necklace in April at no intrest for 12 months if you used their card(it was paid off in three months)

Member Payment Dependent Notes Series 438894

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438894	$18,500	$18,500	12.87%	1.00%	September 15, 2009	September 15, 2012	September 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438894. Member loan 438894 was requested on September 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	American Design Ltd.	Debt-to-income ratio:	11.84%
Length of employment:	4 years	Location:	SANTA FE, NM

Home town:	Rockford
Current & past employers:	American Design Ltd., Freelance Photographer/Photo Studio Owner
Education:	University of Iowa

This borrower member posted the following loan description, which has not been verified:

I am requesting this loan to consolidate debt which I am currently carrying on credit cards whose interest rates vary from 14% to 23%. I have accumulated this debt over the past eight years, beginning with my college days and continuing into the early days of building my career. I have been with the same company for four years now. They own and operate eight (soon to be nine) art galleries in two states. I began working for one of their galleries as a contract photographer. Within the first six months, I was also building their website and designing their print ads. Shortly thereafter I began doing similar work for some of their other galleries, which were located out of state. After a year as a contract employee, they offered me a full time position doing photography and web/print design for all eight of their galleries. I am now a salaried employee, whose main focus is growing within the company and paying off my debts. I am single, with no dependents, and believe I live a frugal life. I rent an apartment, drive a car that has been paid off for three years and believe that until I am debt free, I have no discretionary income. Working in the computer field and participating in the rise of social networking, I am excited to see peer-to-peer lending taking off. I see it as a wonderful solution for both investors and borrowers, and hope to be on the other side of the table one day soon. I believe Lending Club and their investors can help to make a huge difference in my life. I sincerely appreciate your consideration.

A credit bureau reported the following information about this borrower member on September 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	38
Revolving Credit Balance:	$9,530.00	Public Records On File:	0
Revolving Line Utilization:	46.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your request is well articulated. I am interested in helping you, but would appreciate if you could provide some clarification. Could you explain the amount you are requesting? Your credit report shows that your revolving credit balance is only half that amount. Could you explain the delinquency from just over 3 years ago? Are you still using any of your credit cards? Thanks in advance for your responses and good luck with your request.	First off, I appreciate your interest in funding my loan. The revolving credit balance listed in my profile is puzzling to me as well. I spoke with TransUnion which is the credit bureau partner Lending Club works with. They said that they do not provide Lending Club with a total revolving credit balance and this number would have been determined by Lending Club. I have put in an inquiry with Lending Club on this matter and will update you as soon as I hear back from them. I can tell you the credit accounts and their balances that I am looking to consolidate. Capital One - $2,265 @ 17.9% Bank Of America - $2,920 @ 21.98% Credit One Bank - $1,005 @ 23.99% Chase - $6,330 @ 13.65% Us Bank - $6,015 @ 12.4% As for the delinquency from 38 months ago, unfortunately I can not recall any specifics as to what it may have entailed, though I would suspect late payments. While I was freelancing and working my way into the company I am currently with, the first year I was a contract employee and it was a struggle at times. There were moments when I just scrapped by and I'm sure bills were being paid at the last minute, and unfortunately, some were late. But since becoming a full time employee I have had no delinquencies whatsoever. I am now on a stringent budget, opting to pay cash for as much as possible. I have one card that I use as rarely, but make sure that when I do, I make a heavy payment at the end of the billing cycle. Over the past three years I have watched by debt decrease. I'm hoping that through Lending Club and it's investors, I can rid myself of it once and for all.
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a student loan? And, can you give a rough estimate of your total monthly expenses? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I have a student loan that I am still paying on which has a balance of approximately $4,900. I also have small balances on three cards, totaling less than $1,000 which I have budgeted to pay off during the month of September. The following is a breakdown of my monthly expenses ($3,547.44 take home). ING Direct - $400 Rent - $675 Utilties/Cell Phone/Web Hosting - $180 Food - $400 Car Insurance/Gas - $186 Health/Dental Insurance - $110 Debt Payoff - $1,600 I have a savings account set up with ING Direct for use as an emergency fund. However, as of now it is depleted due to car repair and an unexpected trip. My goal is to have $1,000 set aside for such events. I'd be happy to verify my income with Lending Club. I will contact them now to start the process.

Member Payment Dependent Notes Series 438895

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438895	$11,600	$11,600	8.59%	1.00%	September 15, 2009	September 14, 2012	September 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438895. Member loan 438895 was requested on August 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	Magnum Tool Co.	Debt-to-income ratio:	18.02%
Length of employment:	5 years 4 months	Location:	Colorado Springs, CO

Home town:	Blairstown
Current & past employers:	Magnum Tool Co.
Education:	University of Colorado at Colorado Springs

This borrower member posted the following loan description, which has not been verified:

I recently graduated from college with an engineering degree. I have worked for the same company for five years and have steadily increased in ranks and income. I accrued quite a bit of debt during college, and now that I have finished, I want to consolidate the debt to have a low interest rate over a fairly short term. I have owned two homes, have excellent credit and payment history, and I have a reliable income in a strong field. You can be sure that I will make my monthly payments fully and timely.

A credit bureau reported the following information about this borrower member on August 31, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,568.00	Public Records On File:	0
Revolving Line Utilization:	52.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on earning your degree! I would like to help fund your loan, but have a few questions. Could you provide any more details on the debts you wish to consolidate? (Your credit history shows a revolving credit balance of $29,568.) Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for the Magnum Tool Co.? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Thank you! I am glad to finally be done with school! The revolving credit is a second loan on my house. I purchased it four years ago with an 80/20 loan. Although it was 100% financed at the time, I now have about $20,000 in equity on a $140,000 home. I have $11,000 in credit card bills that I accrued in my last year or two of school. Most of it is from a 0% balance transfer that ends soon, so I just want to pay the whole thing off. I also have some student loans, but I am able to delay payments on them for three more years due to the forbearance clause. I will still be gaining interest on the loans, but the rate is 3.75% and my high yield savings is paying 3.5%. I started at Magnum as a machinist and became a manufacturing engineer just over two years ago. I was just recently promoted to head of engineering in the mill area, which is 90% of our business. I have performed very well at this new position, and I can expect a raise and another promotion (to head engineering for the other 10% of our business) within a year. I have at least $5,000 in savings at any given time, and I have another $3,000 in a business account. I am a partner in an LLC, but we're only making about $5,000 a year. Additionally, wife and I have about $11,000 in our 401k accounts. She is an engineer as well. I will verify my income with Lending Club if necessary, but I'd prefer not to. As it is, I have received $4,000, and it hasn't even been a full day. I just prefer to keep my finances private from my employer. If my verifying my income is necessary for you to loan me money, you should check back in a few days. If I haven't received the full amount within a week or so, I will verify my income. Please let me know if you have any other questions or if you need any further explanations.
I too am willing to bid only after income is verified. Understand your concern about your employer and that you may be able to get funded without it, but wanted to let you know that there are other lenders looking for income verification as well.	Thank you for your input. Please check again next Thursday, and I will verify my income if it is necessary to receive enough money.

Member Payment Dependent Notes Series 438922

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438922	$7,000	$7,000	7.74%	1.00%	September 10, 2009	September 15, 2012	September 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438922. Member loan 438922 was requested on September 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,000 / month
Current employer:	TM Floyd & Company	Debt-to-income ratio:	12.69%
Length of employment:	1 year 10 months	Location:	Oviedo, FL

Home town:
Current & past employers:	TM Floyd & Company
Education:

This borrower member posted the following loan description, which has not been verified:

The purpose of this loan is to pay off my Credit Card (rate @ 15%) at a lower rate. This is my second loan from Lending Club and I am also an Investor on Lending Club. I paid the first loan ($7,000) from lending Club in about 6 months.

A credit bureau reported the following information about this borrower member on September 1, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1985	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,872.00	Public Records On File:	0
Revolving Line Utilization:	21.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I suggest you contact Lending Club and have your income verified.	Will do.
I'm interested in participating in your loan. I'd like to know what is your job with your current employer and whether or not you plan on paying this loan off early as well. Thanks.	My job is Business System Analyst. I plan to pay off this loan in about 6 months.

Member Payment Dependent Notes Series 438923

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438923	$10,000	$10,000	8.94%	1.00%	September 9, 2009	September 15, 2012	September 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438923. Member loan 438923 was requested on September 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	patterson freight	Debt-to-income ratio:	13.68%
Length of employment:	3 years	Location:	PLANT CITY, FL

Home town:	Wallace
Current & past employers:	patterson freight
Education:

This borrower member posted the following loan description, which has not been verified:

I muchly appreciate this loan i can guarantee i make the payments on time every month.this is something i need.thank you.

A credit bureau reported the following information about this borrower member on September 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,478.00	Public Records On File:	0
Revolving Line Utilization:	37.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1 - It appears you plan on purchasing a home, is this for your primary residency? 2 - Have you been pre-approved for a mortgage and if so, how much? 3 - What is the overall price of home are you looking to purchase? 4 - Besides the $10K, what additional amount are you applying towards the down payment from other sources and what are the sources, if any? 5 - How are closing costs being paid? 6 - What do you currently pay for rent and utilities? Thank you for your time and good luck!	yes and yes and the house is 175000
Can you please contact Lending Club to verify income? Thanks.	yes

Member Payment Dependent Notes Series 438965

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438965	$7,500	$7,500	13.57%	1.00%	September 9, 2009	September 15, 2012	September 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438965. Member loan 438965 was requested on September 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,292 / month
Current employer:	Atria Senior Living	Debt-to-income ratio:	13.28%
Length of employment:	5 years 1 month	Location:	SONORA, KY

Home town:	Elizabethtown
Current & past employers:	Atria Senior Living
Education:	University of Louisville

This borrower member posted the following loan description, which has not been verified:

Home improvement loan

A credit bureau reported the following information about this borrower member on September 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,384.00	Public Records On File:	0
Revolving Line Utilization:	89.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested in helping fund your loan, but would appreciate it if you could provide a few more details first. You've indicated that you are a renter but describe this as a home improvement loan. What do you intend to do with the requested funds exactly? Could you explain the 2 credit inquiries on your account over the past 6 months? You have a revolving credit balance of around $28,000. Could you explain how you accumulated this debt? Do you use your credit cards on a regular basis? Do you have a savings account? Thanks in advance for your responses and good luck with your request.	Thanks for your interest helenarose1. I am currently renting my childhood home from my parents and have the intention of buying it outright from them in the next 12-18 months. The funds from this loan will be used for various repairs to the roof and siding of the home as well as some painting. The other 2 credit inquiries were as follows: (1) I opened a Lowes credit account to pay for some of the aforementioned repairs and (2) I have talked to a mortgage broker and he ran my credit to give me an initial idea of the rates that I would qualify for at this time. In regards to my $28,000 revolving credit card balance, approximately $14,000 has been utilized for upgrades to the house that I am renting (the hardwood floors look great!) with the remainder of the balance coming from various expenses and purchases that I incurred through the years. I have currently been in debt paydown mode in the last few years with the impending purchase of this house. My parents are selling the house to me at a very attractive price in order to keep it in the family and therefore I will have a substantial amount of equity in it which I will probably use to refi my existing revolving credit balance into a much lower interest rate via a home equity line of credit upon purchase. I currently have just a checking account in which I usually carry a $3k - $4k balance as an emergency fund. Please let me know if I can provide any additional clarification. Thank You
Hi, What do you do at Atria Senior Living? Please verify your income with Lending Club (you'll need to call them and send in a W-2). Thank you!	ericabiz, I am a certified public accountant (10 years experience) that works at the corporate center. I will verify my income with LC asap. Let me know if you have any other questions. Thanks again for your interest.

Member Payment Dependent Notes Series 438977

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438977	$7,000	$7,000	14.26%	1.00%	September 9, 2009	September 15, 2012	September 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438977. Member loan 438977 was requested on September 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	St. Norbert College	Debt-to-income ratio:	18.82%
Length of employment:	2 years	Location:	De Pere, WI

Home town:	Chilton
Current & past employers:	St. Norbert College
Education:	UW-Milwaukee; Michigan State University; Lehigh University; St. Norbert College

This borrower member posted the following loan description, which has not been verified:

To begin, I am a college professor at a small, Midwest liberal arts college. I have a research program that is actively funded by the National Institutes of Health. What is important about these two points is that I have job stability and a steady, strong source of income. I am never late on bills, which include student loans, a mortgage, car payment, and credit cards and personal loans. I am looking to actively pay down debt over the next several years, starting with two accounts. One is a credit card through Chase that was through Washington Mutual. When the card transferred to Chase, the interest rate climbed from 10% to 29.99%. Again, while I have never been late on a payment and continue to make the monthly minimum, I will be unable to pay down the debt (which now stands at just under $3,000) as quickly as I would like and desire a lower rate, something they cannot give to me for 12 months. Also, a promotional purchase (centrail air installation and furnace work) on a Home Depot card is about to expire, and with it about a $1,000 of interest will be added to the principal amount (now just under $4000) of the loan. This, combined with the high interest rate (26.99%, which also increased earlier this summer), will make it difficult for me to pay down the debt. These two accounts are the two primary roadblocks to my plan to decrease my non-mortgage and student loan-related debts. While my salary provides me with a reasonable debt-to-income ratio, it might sound strange that I underestimated the financial impact of my son following his birth in March of last year. He began daycare last November, and the $200 weekly daycare payment has made disposable income at a premium, and my desire to make well more than the monthly minimums difficult. I appreciate your taking the time to read this, and look forward to hearing from you.

A credit bureau reported the following information about this borrower member on September 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,120.00	Public Records On File:	0
Revolving Line Utilization:	96.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested investing $250 portion in your $7K requested loan. I have questions: 1. Current position and brief job description St Norbert's College are ? 2. $5,833 reported income 1 wage-earner? Or 2 wage-earners? 3. Mortgage (PITI) payment per month is $_____ ? 4. Total car payments per month are $_____? 5. Living expenses, e. g., credit card payments, entertainment, food, fuel, household utilities, medical, miscellaneous, telephone total per month is $_____ ? (Provide one $ grand total.) Suggest start now employment|income verification process, e.g., submit Pay Stub, W-2, 1099 or 1040 Tax Return. After completed upper-right corner loan application "Credit Review Status" shows an asterisk (*). Sooner completed then when loan fully-funded Lending Club can deposit $$ quicker into bank account. Questions? support@lendingclub.com ; Toll free phone is (866) 754-4094 8-5 PST M-F. St Norberts was long-time training camp for Green Bay Packers. Go Pack! Thank you for anticipated reply answering 5 questions. Good luck with requested loan's 100% funding. Semper Fidelis (U S Marine Corps Motto)	1. Assistant professor 2. The $5,833 income is only my wage, although my wife works, too. 3. Mortgage = $590 (my half) 4. Car payment = $306 5. My portion of this about $1250/month Hope this helps, and thanks!
Greetings - It is good to see you are addressing your debt. Could you describe if you are undertaking any steps to reduce your spending, especially in relation to the high credit card utilization that is shown? Best of luck on your loan; Art	Indeed I am. As indicated in my application, it took me a while after the birth of our son to form a budget, and to determine those things that were truly frivolous (which may not have been when we were child-free). Almost all of that debt was accumulated in the last two years: paying for a move, medical bills, items for our son, etc. I am confident in our new budget, and no longer have those cards in my possession. Thanks for the interest.
I'm interested in helping fund your loan. Please contact Lending Club at 866-754-4094 8AM-5PM PT M-F, or support@lendingclub.com, and ask to have your employment and income verified. Lenders feel more secure investing in notes after this crucial information is verified. Thank you and good luck!	I will begin the employment and income verification today. Thank you.
Can you please contact Lendingclub to verify you income. I think you need to send them a W2 and/or Paystubs. Thank you	Yes, I will do that. Thank you.
I'm very interested in participating in your loan. Does the $1250 you currently pay per month include your current credit card payments? Thanks and best of luck.	Yes, it includes the minimum monthly payments, most of which comes from the two cards I would like to pay off with the loan. Thank you.

Member Payment Dependent Notes Series 438984

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438984	$8,450	$8,450	8.59%	1.00%	September 9, 2009	September 15, 2012	September 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438984. Member loan 438984 was requested on September 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Abbtech Staffing	Debt-to-income ratio:	17.37%
Length of employment:	6 months	Location:	JOPPA, MD

Home town:	Baltimore
Current & past employers:	Abbtech Staffing
Education:	Towson University, University of Phoenix-Online Campus

This borrower member posted the following loan description, which has not been verified:

I am applying for this loan in an attempt to consolidate and pay off my credit card debt. My ultimate goal is to eventually purchase my first home, and in order to save for a down payment, and be financially prepared for the cost of being a home owner, I need to take the necessary step to get the process going. I am a responsible candidate for the loan because I always pay all of my bills on time every month. I try to not live above my means so I am comfortable paying my obligations.

A credit bureau reported the following information about this borrower member on September 1, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,493.00	Public Records On File:	0
Revolving Line Utilization:	58.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - What is it that you do at Abbtech Staffing and what was your previous job? Best of luck on your loan; Art	I am a Technical Recruiter for Abbtech Staffing. Abbtech focuses on government contract work, so I fill Information Technology positions for government contracts. Prior to Abbtech, I was a Corporate Recruiter for Maxim Healthcare Services.
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $8,493.) Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Hello, Yes, I will be using this loan to pay off all of my credit card debt. Once that is done, I do have an outstanding car loan, and school loans, but I do pay all of my obligations every month on time. I do not pay rent/mortgage payments, so my monthly expenses are around $1400. I have a money market account with capital one and an ira and this serves as my emergency fund. Also, yes, I would be willing to verify my income with Lending Club. Thank you.
I'd like to participate in funding your loan and it looks like you have a sound plan for eventual home ownership. Just wanted to confirm the no rent and an idea on how much is owed on car and school loans. Thanks and best of luck.	Hello, Yes, I currently reside with my fiance and I do not pay any rent in the home that we live in. As far as my car, my balance for my vehicle is around $18,000 and my school loans include both undergraduate and graduate degree for a total around $44,000.

Member Payment Dependent Notes Series 438986

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438986	$6,000	$6,000	17.39%	1.00%	September 9, 2009	September 15, 2012	September 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438986. Member loan 438986 was requested on September 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$16,917 / month
Current employer:	Ed Rose	Debt-to-income ratio:	3.04%
Length of employment:	3 years 1 month	Location:	ZEELAND, MI

Home town:	Zeeland
Current & past employers:	Ed Rose, Edward Rose
Education:	Baker College of Muskegon

This borrower member posted the following loan description, which has not been verified:

I would like this loan to move to a new apartment closer to my family. This would cover costs at the new apartment

A credit bureau reported the following information about this borrower member on September 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	39
Revolving Credit Balance:	$2,474.00	Public Records On File:	0
Revolving Line Utilization:	31.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your credit history seems strong, and your income is substantial. I'm curious, earning over $200,000 a year, why you need to borrow a relatively small sum. Are your monthly living expenses very high? Please contact Lending Club at 866-754-4094 8AM-5PM PT M-F, or support@lendingclub.com, and ask to have your employment and income verified. Lenders feel more secure investing in notes after this crucial information is verified. Thank you and good luck!	Thanks for your question. My father recently had back surgery for 2 ruptured disks. Unfortunetly my dad didn't have insurance. So I feel that on top of my living expenses and trying help pay for his medical bills, I have over extended myself. I am looking to move closer to them to be able to help my siblings take care of my parents. That is why I need the loan. I am only looking for the small amount to cover my moving expenses.
I'd like to help you but have a few questions. How far is the move you will be making? Will you still be working in the same job with the same income? I understand how this loan is going to help you deal with your current family issues. You say you feel overextended. Could you explain how this loan, and essentially adding another payment to your load, will ultimately help you get a better handle on your financial situation? Thanks in advance for your responses and good luck with your request.	My move is going to be 45 miles. Right now I live in the city where rent is more expensive. My family lives about 45-50 miles outside the city where rent is definetly cheaper. I have found a place to live that is $400 less per month than my current apartment. I also will not have to pay the $50 per month parking fees. So this will save me $450 per month. I will be keeping the same job. It is located 25 miles from my parents area, so it will be an easy drive. I am just having a difficult time coming up with the money to move my things, and the 1st month rent and the security deposit. I will being paying less in rent and making the same amount, so I will be able to make all of my payments on time. I hope this helps!! Thank you so much for your interest in helping me.
Can you please contact Lendingclub to verify you income. I think you need to send them a W2 and/or Paystubs. Thank you.	Just faxed it over. It's all set!

Member Payment Dependent Notes Series 438996

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438996	$6,950	$6,950	7.74%	1.00%	September 9, 2009	September 15, 2012	September 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438996. Member loan 438996 was requested on September 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,667 / month
Current employer:	Ruby's Inn	Debt-to-income ratio:	22.73%
Length of employment:	6 months	Location:	Tropic, UT

Home town:	Tacoma Park
Current & past employers:	Ruby's Inn
Education:	Brigham Young University

This borrower member posted the following loan description, which has not been verified:

Lenders Thank you for reviewing my information in conjunction with my loan request. The income stated is from myself and will be verified. My spouse's income will help support the payment but is not included in the application. We have strived to make a home based business a reality but have not been able to generate the income to support us full time. During this process we have accumulated a large amount of debt. We have decided that the home business will be part time and we have each taken full time jobs. My position is an engineer for a solid family run business in southern Utah. The $6,950 will be used to pay off our largest interest card of 29.99% on our $19,500 revolving credit. We are paying down the other lower rate cards and living on a disciplined budget. Our other monthly commitments are. Home mortgage $800 P&I Living Expenses Cell Phone; utilities; insurance; food: $650 We have no car payments Please let me know if you have any questions or clarifications on our loan request. I look forward to honoring your trust with 36 on time payments

A credit bureau reported the following information about this borrower member on September 1, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1978	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,512.00	Public Records On File:	0
Revolving Line Utilization:	57.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 439007

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439007	$10,000	$10,000	13.22%	1.00%	September 15, 2009	September 16, 2012	September 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439007. Member loan 439007 was requested on September 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	IBM	Debt-to-income ratio:	9.54%
Length of employment:	1 year 8 months	Location:	GREENVILLE, SC

Home town:
Current & past employers:	IBM, optimum re
Education:	University of Arkansas at Little Rock

This borrower member posted the following loan description, which has not been verified:

I am going to use the money to help my brother pay for his leaving expenses for a year in Germany, where he is going to further his education. I have good credit and have always fulfilled my financial obligations. ..

A credit bureau reported the following information about this borrower member on September 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	12	Months Since Last Delinquency:	21
Revolving Credit Balance:	$2,263.00	Public Records On File:	0
Revolving Line Utilization:	17.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, I am interested in funding your loan. Could you explain the 3 delinquencies on your credit history? Thanks	1) The latest one that occurred in December 2007 was not my fault but my bank's. I used automatic online bill pay and they didn't sent the payments two months in a row ; I was also changing cities at the time so I never received notifications from the creditor that my payment was late; by the time I realized, it was too late the lender reported the late payment. My bank apologized but that was it. 2) The other two delinquencies both occurred in October 2007. I had recently finished graduate school, was jobless and in poor financial shape. I just didn't have the money at the time.
please explain the 3 delinquencies thank you	1) The latest one that occurred in December 2007 was not my fault but my bank's. I used automatic online bill pay and they didn't sent the payments two months in a row ; I was also changing cities at the time so I never received notifications from the creditor that my payment was late; by the time I realized, it was too late the lender reported the late payment. My bank apologized but that was it. 2) The other two delinquencies both occurred in October 2007. I had recently finished graduate school, was jobless and in poor financial shape. I just didn't have the money at the time.
1. What is your position, and job description at IBM? 2. Do you have any other outstanding debts, like a car loan, home equity loan or student loans? 3. Would you give a rough estimate of your total monthly expenses? 4. Do you have a savings account or any other kind of emergency fund?	1. My job title is actuary. I prepare and send monthly and quarterly actuarial reports to our clients. Provide answers to our call center for any actuarial issues or calculations needed. 2. I have a car loan. My student loans are paid off. 3. I rent. My monthly expenses are roughly $1600. 4. I have a savings account.

Member Payment Dependent Notes Series 439035

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439035	$3,500	$3,500	15.31%	1.00%	September 10, 2009	September 15, 2012	September 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439035. Member loan 439035 was requested on September 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,667 / month
Current employer:	State of NJ	Debt-to-income ratio:	19.19%
Length of employment:	13 years 2 months	Location:	PATERSON, NJ

Home town:
Current & past employers:	State of NJ
Education:	Howard University

This borrower member posted the following loan description, which has not been verified:

The money afforded by this loan will be used to cover unexpected medical expenses. I value my credit and I do not want the medical bill to effect that. This loan will allow me to pay the bill in full and make low monthly payments which is desirable for my current situation.

A credit bureau reported the following information about this borrower member on September 1, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1993	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	31	Months Since Last Delinquency:	14
Revolving Credit Balance:	$15,357.00	Public Records On File:	0
Revolving Line Utilization:	76.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, I am considering funding your loan, but I have a few questions first: 1) Could you describe the type of work you do for the state? 2) What are your other fixed monthly expenses? 3) Could you please explain the delinquency on your record from 14 months ago? Also, please consider verifying your income with Lending Club. I believe you need to send them paystubs or tax documentation. Thanks, and best of luck with your loan.	1. I am an Assistant Manager in the judiciary 2. Monthly expenses include mortgage, car payment, insurance, credit cards, utilities, childcare, phone, student loans. I am also assisting my mom with a few bills because she was laid off. 3. The delinquency was a Payment that was literally one day late. It was mailed, I have since changed to electronic payments whenever possible.

Member Payment Dependent Notes Series 439070

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439070	$15,000	$15,000	12.18%	1.00%	September 9, 2009	September 15, 2012	September 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439070. Member loan 439070 was requested on September 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,991 / month
Current employer:	Astoria Fuel Corp.	Debt-to-income ratio:	8.70%
Length of employment:	15 years 1 month	Location:	FLORAL PARK, NY

Home town:	Jackson Heights
Current & past employers:	Astoria Fuel Corp., UPS
Education:	Adelphi University

This borrower member posted the following loan description, which has not been verified:

I live in a family owned home. It is my parents, but I am allowed to live here as long as I want as long as I pay for the taxes and any home improvements the home needs. I am looking for a loan to add a bathroom on the second floor and finish other small home improvements the house currently needs. I have lived here for 5 years and have done many updates already. This is the first major renovation I am doing on the house. I need the loan to get what I cannot do myself done the right way. I have excellent credit and pride myself on that.

A credit bureau reported the following information about this borrower member on September 1, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,139.00	Public Records On File:	0
Revolving Line Utilization:	30.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested investing $250 portion in your $15K requested loan. I have questions: 1. Current position and brief job description Astoria Fuel Corp are ? 2. $7,991 reported income 1 wage-earner? Or 2 wage-earners? 3. Mortgage (PITI) payment per month is $_____ ? 4. Total car payments per month are $_____? 5. Living expenses, e. g., credit card payments, entertainment, food, fuel, household utilities, medical, miscellaneous, telephone total per month is $_____ ? (Provide one $ grand total.) Suggest start now employment|income verification process, e.g., submit Pay Stub, W-2, 1099 or 1040 Tax Return. After completed upper-right corner loan application "Credit Review Status" shows an asterisk (*). Sooner completed then when loan fully-funded Lending Club can deposit $$ quicker into bank account. Questions? support@lendingclub.com ; Toll free phone is (866) 754-4094 8-5 PST M-F. Thank you for anticipated reply answering 5 questions. Good luck with requested loan's 100% funding. Semper Fidelis (U S Marine Corps Motto)	1. Service Manager, in charge of all service calls and installations. Its a Fuel Oil Company is Astoria, NY. 2. One wage earner. 3. No mortgage payment. I just pay taxes or about 800.00 per month. 4. Car payment is $613 per month. 5. Approx. $190 credit card payments per month, approx $780 per month other expenses.
Could you please verify the income with Lending Plus? I would be willing to invest once that is done. Thank you!	I am in the process of verifying now. Should be done soon
Do you have any revolving or installment debt? and if so can you provide the 1. total amounts 2. monthly payments for those amounts?	I have debts that I currently owe. One is a credit card from an electronics store. The balance is about $1000.00. The other debt I owe is for my vehicle. Payments are about $600 per month. I believe I have a Capital One credit card that is paid off that I have not used in a while. I think it is still open, but I destroyed the card a while ago as I dont like using credit cards.

Member Payment Dependent Notes Series 439077

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439077	$12,000	$12,000	12.18%	1.00%	September 11, 2009	September 15, 2012	September 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439077. Member loan 439077 was requested on September 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Schawk	Debt-to-income ratio:	24.88%
Length of employment:	11 years 6 months	Location:	Kalamazoo, MI

Home town:	Kalamazoo
Current & past employers:	Schawk, Manpower
Education:	Davenport University

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate debt so every debtor can be repaid and i don't have to worry about multiple payments being met anymore and a lower monthly payment can be achieved. Thank you for your time and consideration.

A credit bureau reported the following information about this borrower member on September 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	67
Revolving Credit Balance:	$6,950.00	Public Records On File:	1
Revolving Line Utilization:	16.60%	Months Since Last Record:	90
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Could you provide any more details on the debts you wish to consolidate? (Your credit history shows a revolving credit balance of $6,950.) Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Schawk? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	capitalone loan=5935.77 / gemb=1200.17 /capitlone card 4109.12 are the debts. home loan through greentree=39620 or monthly 535.71 plus ins. hsbc auto= 3820.12 or monthly 400.81. roughly 800-900 monthly expenses. i work as a design artist doing production stills for companies like disney, pixar, coke, quaker, dreamworks, nike. i have 2700 in a savings account. and 10000 i a 2 yr cd. if i have to i will brake it open early and pay the piper. yes i have submitted the process to verify my income with lending club.

Member Payment Dependent Notes Series 439114

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439114	$15,000	$15,000	11.14%	1.00%	September 14, 2009	September 17, 2012	September 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439114. Member loan 439114 was requested on September 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,058 / month
Current employer:	JP Morgan Chase	Debt-to-income ratio:	14.19%
Length of employment:	7 years 1 month	Location:	Columbus, OH

Home town:
Current & past employers:	JP Morgan Chase
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate all my credit into one payment and better interest rate.

A credit bureau reported the following information about this borrower member on September 3, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,855.00	Public Records On File:	0
Revolving Line Utilization:	25.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested investing $250 portion your $15K loan. I have questions: 1. Position and brief job description JPMorganChase are ? 2. $3,058 income 1 wage-earner? Or 2 wage-earners? 3. Rent payment per month is $_____ ? 4. Total car payments per month are $_____? 5. Expenses, e. g., credit card pmts, entertainment, food, fuel, medical, telephone, utilities, monthly total is $_____ ? (Provide one $ grand total.) Suggest start employment|income verification process; submit Pay Stub, W-2, 1099, 1040 Tax Return. After completed upper-right corner "Credit Review Status" shows an asterisk (*). Sooner completed when loan fully-funded Lending Club can deposit $$ quicker into bank account. Questions? Contact support@lendingclub.com | Toll free: (866) 754-4094 Fax: (408) 524-1527 8-5 PST M - F. Thank you for anticipated reply answering 5 questions. Good luck with requested loan's 100% funding. Semper Fidelis (U S Marine Corps Motto)	I work at Chase but there are 2 wage earners in my home. My grand total mnthly pay out is $1292.00
I would like to help fund your loan, but have a few questions. Could you provide any more details on the debts you wish to consolidate? (Your credit history shows a revolving credit balance of $2,855.) Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for JP Morgan Chase? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	want to pay off a personal loan with high interest and 1 credit card I have a car loan. total monthly exp $1292.00 savings account. yes i will verify with lending club Risk Operations with Chase

Member Payment Dependent Notes Series 439119

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439119	$20,000	$20,000	11.48%	1.00%	September 10, 2009	September 15, 2012	September 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439119. Member loan 439119 was requested on September 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,200 / month
Current employer:	North American Motorsports, LLC	Debt-to-income ratio:	18.40%
Length of employment:	7 years 6 months	Location:	Bloomfield, CT

Home town:	Vernon
Current & past employers:	North American Motorsports, LLC, Big Y Foods, LLC
Education:	University of Connecticut

This borrower member posted the following loan description, which has not been verified:

This loan will be used to consolidate debt on multiple credit cards at a lower interest rate than the credit card companies are currently willing to offer. With the economy in the state it has been over the past year, all of the credit card companies I have cards with have increased their rates to a point that makes it hard to gain headway toward paying off the principle. I have perfect payment history over the entire life of my credit history, which is about 10 years now. I have attempted to work with the credit card companies in reducing my rates, to no avail. I would like to use Lending Club to get a lower, fixed rate, as well as a fixed payment every month. Ultimately, I want more of my money going toward the principle, and I want a concrete date in the future that I know this will be paid off. Thank you very much for your consideration in funding my loan request.

A credit bureau reported the following information about this borrower member on September 1, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1979	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,184.00	Public Records On File:	0
Revolving Line Utilization:	48.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested investing $250 portion in your $2K requested loan. I have questions: 1. Current position and brief job description North American Motorsports are ? 2. $5,200 reported income 1 wage-earner? Or 2 wage-earners? 3. Rent payment per month is $_____ ? 4. Total car payments per month are $_____? 5. Living expenses, e. g., credit card payments, entertainment, food, fuel, household utilities, medical, miscellaneous, telephone total per month is $_____ ? (Provide one $ grand total.) Suggest start now employment|income verification process, e.g., submit Pay Stub, W-2, 1099 or 1040 Tax Return. After completed upper-right corner loan application "Credit Review Status" shows an asterisk (*). Sooner completed then when loan fully-funded Lending Club can deposit $$ quicker into bank account. Questions? support@lendingclub.com ; Toll free (866) 754-4094 8-5 PST M-F. Thank you for anticipated reply answering 5 questions. Good luck with requested loan's 100% funding. Semper Fidelis (U S Marine Corps Motto)	Thank you for your consideration. I am one of the partners in the business North American Motorsports. My income of $5200/mo is my own personal income. My rent payment is $730, with utilities running $125 for everything. Car payment is $395/mo. Health and phone covered by my business. I currently pay about $950/mo toward credit cards. The payment Lending Club has come up with is $659/mo, leaving plenty of room to pay more toward remaining debt not covered by this loan. All other living expenses account for about $700 on average per month. My total expenditures are about $2900/mo.
Your request makes good logical and financial sense. Would you mind clarifying/explaining a few things? What is the current total balance, the interest rates and the total monthly payments on the credit cards you want to pay down with this loan? Do you still use any of the credit cards? Thank you in advance for your responses and good luck with your request.	Thank you for considering my loan. I intend to use this loan to pay down three of my four cards. Of the cards I will use this loan towards, two will be paid off completely, and 90% of the third card will be paid off. Total balance for all three is currently $21030.00. Interest rates are currently 14.99, 15.24. and 25.99 with the 25.99 card only carrying a few thousand dollars for obvious reasons. This is a card (from one of the largest banks requiring gov't assistance) that recently decided a substantial rate increase was necessary. I currently pay $600/mo toward these three cards. With these cards paid off I intend to close two of these accounts that are my newest, keeping my oldest account open to retain my credit history. I also intend to drastically reduce the available credit on the third account that will remain open. I only use my credit cards a few times a year when absolutely necessary, but I try to never use them as I would like to get rid of my debt completely as soon as possible.

Member Payment Dependent Notes Series 439124

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439124	$3,000	$3,000	11.48%	1.00%	September 11, 2009	September 15, 2012	September 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439124. Member loan 439124 was requested on September 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Rubio's fresh Mexican grill	Debt-to-income ratio:	21.72%
Length of employment:	2 years 9 months	Location:	Hawthorne, CA

Home town:	Inglewood
Current & past employers:	Rubio's fresh Mexican grill, Hamburger Hamlet
Education:

This borrower member posted the following loan description, which has not been verified:

Looking to get a head start on Christmas work is good but I have not made much in Bonus this year as compared to previous years I work at Rubio's on the Ucla campus and I'm holding on to 2% in comp sales over last year. Fall semester is about to start but I don't expect it to get much better by the end of the year. I have a solid job and not leaving anytime soon I love Ucla Go Bruins! I believe my credit score is good. And have had and paid off personal loans before so give me a chance please

A credit bureau reported the following information about this borrower member on September 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,791.00	Public Records On File:	0
Revolving Line Utilization:	63.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 439132

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439132	$10,000	$10,000	13.57%	1.00%	September 9, 2009	September 15, 2012	September 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439132. Member loan 439132 was requested on September 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,000 / month
Current employer:	USDA	Debt-to-income ratio:	15.74%
Length of employment:	7 years 4 months	Location:	Central Square, NY

Home town:	Franklinville
Current & past employers:	USDA, Department of Agriculture (USDA)
Education:	Syracuse University, SUNY College of Environmental Science and Forestry

This borrower member posted the following loan description, which has not been verified:

My husband and I both have credit scores over 740 and we just had our credit cards APR raised and would like to get everything consolidated on to 1 lower interest rate.

A credit bureau reported the following information about this borrower member on September 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,464.00	Public Records On File:	0
Revolving Line Utilization:	31.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested investing $250 portion in your $10K requested loan. I have questions: 1. Current position and brief job description USDA are ? 2. $9,000 reported income 1 wage-earner? Or 2 wage-earners? 3. Mortgage (PITI) payment per month is $_____ ? 4. Total car payments per month are $_____? 5. Living expenses, e. g., credit card payments, entertainment, food, fuel, household utilities, medical, miscellaneous, telephone total per month is $_____ ? (Provide one $ grand total.) Suggest start now employment|income verification process, e.g., submit Pay Stub, W-2, 1099 or 1040 Tax Return. After completed upper-right corner loan application "Credit Review Status" shows an asterisk (*). Sooner completed then when loan fully-funded Lending Club can deposit $$ quicker into bank account. Questions? support@lendingclub.com ; Toll free is (866) 754-4094 8-5 PST M-F. Thank you for anticipated reply answering 5 questions. Good luck with requested loan's 100% funding. Semper Fidelis (U S Marine Corps Motto)	I work in the NRCS division of the USDA, I am a cartographer, I use GIS software to map out parts of the country for the USDA. My husband works for a Electronics Distribution company and we are including his income. Our mortgage payment with escrow is $1412 a month and we have a car payment with Ford for $466 a month and with VW for $402. The reason why we are so far in debt right now is because we did a kitchen remodel and put a pool in last year. our living expenses are with minimum credit card payments (we pay more then minimum) is $2020. We will start the employment/income verification process today, that you for the heads up on that.
You claim a credit score of 740 for you and husband. The credit bureau reports a recent score range of 679-713. What has changed to lower your score? Good luck with your loan request.	My husband score is 743 according to American Express Credit Secure (credit monitoring service) I thought mine would be the same if not close to his since everything is joint.
Can you please contact Lendingclub to verify you income. I think you need to send them a W2 and/or Paystubs. Thank you.	I did that this morning. I am waiting for a response and will complete that as soon as I hear from them.

Member Payment Dependent Notes Series 439264

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439264	$6,000	$6,000	7.40%	1.00%	September 10, 2009	September 16, 2012	September 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439264. Member loan 439264 was requested on September 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,583 / month
Current employer:	ECC	Debt-to-income ratio:	6.40%
Length of employment:	3 years 7 months	Location:	Hudson, MA

Home town:	Massena
Current & past employers:	ECC
Education:	State University of NY

This borrower member posted the following loan description, which has not been verified:

Hi, I'm going thru a divorce and I need to pay off some debt that I share with my soon to be ex-wife. I would rather not go through a high interest credit card arrangement.

A credit bureau reported the following information about this borrower member on September 2, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,242.00	Public Records On File:	0
Revolving Line Utilization:	23.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
My commiserations on your divorce. I would like to help fund your loan, but have a few questions. Could you provide any more details on the debts you wish to consolidate? (Your credit history shows a revolving credit balance of $13,242.) Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for ECC? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I have a $315/month car loan, $775/month rental on my apartment. I am an estimator for a company that works for the Department of Defense. I have a 401K and employee stock ownership. My wife has history of over spending. The $13,242 is her old debt the $6,000 is my last resposibility to that demon.

Member Payment Dependent Notes Series 439268

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439268	$20,000	$20,000	11.48%	1.00%	September 11, 2009	September 16, 2012	September 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439268. Member loan 439268 was requested on September 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$16,000 / month
Current employer:	Housing Investments Inc	Debt-to-income ratio:	6.62%
Length of employment:	17 years	Location:	Arlington, MA

Home town:	Cambridge
Current & past employers:	Housing Investments Inc, Tuscan Development LLC
Education:

This borrower member posted the following loan description, which has not been verified:

I would use this loan and the lower interest rate to consolidate 2 CC's that have a higher interest rate, and pay for my son $8,000.00 in Wedding debt. I am very stable and credit worthy. My recent credit scores are 750,750,764. I have always paid my debts on time and more than what is asked as minimum payments. I have been at my job as an Admin Office mgr for a Real Estate Non-profit in affordable housing for over 8 years and before that was in same position with my current CEO in state goverment for 12 years. I have a 401K as well but it is not prudent to withdraw any funds because of the penalty. My plan is to borrow the $20,000.00 reduce my interest payments on the CC's, consolidate those two CC's. and give my son his wedding day. It is not an extravagant wedding at all, but they do cost a lot of money now a days. I can handle the monthly payment with out any problem as my income will include the new payment into my budget and the numbers work with in my monthly budget for my current cash flow. On a personal note I think this site and concept is very nice as it allows others to simply help others and make a profit in return as an investor. I do plan to join the investor community here in the near future. Thank you for your time, consideration and help in funding this request.

A credit bureau reported the following information about this borrower member on September 2, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,330.00	Public Records On File:	0
Revolving Line Utilization:	28.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested investing $500 portion in your $20K requested loan. I have questions: 1. Current position and brief job description Housing Investments are ? 2. $16,000 reported income 1 wage-earner? Or 2 wage-earners? 3. Housing situation is ? (Nothing is shown.) Mortgage (PITI) or rent payment per month is $_____ ? 4. Total car payments per month are $_____? 5. Living expenses, e. g., credit card payments, entertainment, food, fuel, household utilities, medical, miscellaneous, telephone total per month is $_____ ? (Provide one $ grand total.) Suggest start now employment|income verification process; submit Pay Stub, W-2, 1099, 1040 Tax Return. After completed upper-right corner application "Credit Review Status" shows an asterisk (*). Sooner completed then when loan fully-funded Lending Club can deposit $$ quicker into bank account. Questions? support@lendingclub.com ; Toll free is (866) 754-4094 8-5 PST M-F. Thank you for anticipated reply answering 5 questions. Good luck with requested loan's 100% funding. Semper Fidelis (U S Marine Corps Motto)	If you put money into my loan, Thank you. I have verified my income with LC and the loan was issued.
Hello! Investors may feel more confident about lending to you if your income was verified. Please call Lending Club for the procedures. Thank you.	Thank you for your advice. I will start the process of verifying my income with LC first thing Friday AM.
Congratulations to your son! I would like to help fund your loan, but have a few questions. Can you explain why you entered n/a for Home Ownership? Could you provide any more details on the debts you wish to consolidate? (Your credit history shows a revolving credit balance of $26,330.) Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, can you give a rough estimate of your total monthly expenses? Aside from your 401K, do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Thank you again if you put money into my loan. I have verified my income with LC, and the loan was issued.
How much of the $26k of revolving debt listed is credit card debt? What comprises the rest of it? Thanks!	Thank you for your question. The 26K of revolving debt is credit card debt.As i said 2 are at a higher interest rate and I can consolidate them. I do not have a car payment at all, I own my car outright
Hi. You say you are an office administrator for a nonprofit but you say your income is $16,000 a month. Are you sure that is accurate? Also could you list out some of your fixed expenses (rent/mortgage or other debts) to increase our confidence you can handle a $630+ monthly debt payment? Thank you!	I am sure my income is accurate. Non-profit does not mean that the company does not make money. I also have a second income that can be verified, from another development company. I will start the process with LC to verify my income first thing Friday AM. If you have a specific question about my expenses and would like to see certain things, Please respond back with those questions. I would feel more comfortable giving you that information and not just giving you random or "some" expenses as you have asked for. I have recieved a question from another investor that had very specific and accurate questions in regards to expenses and I will answer his on Friday AM.
I will consider funding part of your loan after you have had LC verify your income.	Ok, Thank you very much. I will be sending them the documents first thing Tuesday AM because of the Holiday on Monday. They have already called me and went thru a phone verification as per there process, yesterday. I was very impressed on how professional and thurough they were. I look forward to your investment, again Thank you very much.
Can you please reply when LC has verified your income? I would like to fund your loan. Thank you.	Yes I can, I am new to the site,so I will try and navigate doing that, or I believe that once they verify information they put an asterick next to the information that has been verified, so you can continue to check back as well. I thank you very much for wanting to fund my loan.
Please reply after the "*" appears by your income indicating that LC has verified it. Thank you.	Thank you if you put money into my loan. i have verified my income with LC.

Member Payment Dependent Notes Series 439288

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439288	$9,500	$9,500	13.92%	1.00%	September 11, 2009	September 16, 2012	September 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439288. Member loan 439288 was requested on September 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	F Salons & Spas llc	Debt-to-income ratio:	15.92%
Length of employment:	2 years	Location:	Bronx, NY

Home town:	georgetown
Current & past employers:	F Salons & Spas llc
Education:	Mercy College-Main Campus

This borrower member posted the following loan description, which has not been verified:

loan will be used to pay off debt and for my education.

A credit bureau reported the following information about this borrower member on September 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	54
Revolving Credit Balance:	$23,616.00	Public Records On File:	0
Revolving Line Utilization:	49.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 439291

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439291	$8,000	$8,000	11.83%	1.00%	September 9, 2009	September 16, 2012	September 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439291. Member loan 439291 was requested on September 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Sonlife Prosthetics	Debt-to-income ratio:	8.12%
Length of employment:	1 year 2 months	Location:	SPRING HILL, FL

Home town:
Current & past employers:	Sonlife Prosthetics
Education:	University of Texas Southwestern Medical Center at Dallas, University of Oklahoma Health Sciences Center, Oklahoma State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

To refinance higher rate credit cards.

A credit bureau reported the following information about this borrower member on September 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$43,799.00	Public Records On File:	0
Revolving Line Utilization:	87.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please talk about the $43k of revolving debt? Thanks.	Our current debt was accrued from medical expenses for our second child's birth. We pay all of our expenses every month using income. Current monthly expenses include: $700 rent, $150 utilities, $100 phone, $400 groceries. We have no mortgage or car payment, and monthly credit card payments are approximately $500.
Could you please talk about how you've accumulated this debt? Also, what are your general monthly expenses? (rent payment, car payment, utilities, current credit card payments, and any other cash outflows? Have you ceased using your credit cards? Are you still using them? Also, please verify your income with LC by sending in appropriate paperwork. Please contact Lending Club for info on how to do this. Investors are far more likely to invest int you when you have a verified income. Thanks and good luck!	Our current debt was accrued from medical expenses for our second child's birth. We pay all of our expenses every month using income. Current monthly expenses include: $700 rent, $150 utilities, $100 phone, $400 groceries. We have no mortgage or car payment, and monthly credit card payments are approximately $500.
I think the questions about the revolving debt concern the debt itself: is it all credit card debt? What are the interest rates? If you're refinancing 8k of the 43k, what are you doing with the remaining 35k?	Sorry, Yes it is all credit card debt. The majority of which is financed at <10%. $8000.00 of it is at 28% and I am desperately trying to cut it loose.
Can you tell me your profession? Thank you.	I'm a certified/licensed Prosthetist/Orthotist. I fit/fabricate artificial limbs and orthopedic braces for spinal, upper-/lower-extremities, etc...
Sorry, quick followup--do you consider this to be a stable profession, or one that is in a lot of demand these days?	Not a problem...Answer is: Both. Right now there is a severe shortage of trained professionals in the field, coupled with the epidemic of diabetes and increasing aging population I would say it is a very stable job with demand projected to grow.

Member Payment Dependent Notes Series 439330

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439330	$18,200	$18,200	20.52%	1.00%	September 10, 2009	September 16, 2012	September 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439330. Member loan 439330 was requested on September 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$37,500 / month
Current employer:	Hood Medical Group	Debt-to-income ratio:	14.10%
Length of employment:	1 year 6 months	Location:	Fort Worth, TX

Home town:	Boston
Current & past employers:	Hood Medical Group, Tufts New England Medical Center
Education:	Tufts University

This borrower member posted the following loan description, which has not been verified:

I am a recently married 35 year old doctor with twins on the way. Although I earn $450K per year, I am having an impossible time trying to finance a home improvement project. Six months back I applied at several places and was denied due to lack of credit history. Since then I have taken on several small loans to try and build my credit, but now I am being denied due to "pyramiding debt" and "too many new accounts." Obviously by applying that has also racked up many inquiries which looks bad. I currently own my home valued at 1.1 million and have approximately 45K in a checking account which I do not want to spend because it is our emergency fund. Here are my debt obligations: 1) Car loan: 860 per month (48 months left) 2) Car loan: 883 per month (60 months left) 3) Home loan: 6000 per month (360 months left) 4) Line of Credit: 338 per month 5) Student loan (through my father in law): 3700 per month (only 18 months left) As you can see there is plenty of room there for a 13K loan which which we want to use to put in a deck, fence and do landscaping work around our property. We would like to pay it off in only 12 months.

A credit bureau reported the following information about this borrower member on September 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	14
Revolving Credit Balance:	$27,286.00	Public Records On File:	0
Revolving Line Utilization:	56.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	10

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You have a delinquency. Will you please explain it to us? Thanks	Yes, it was a Verizon phone bill for 15 dollars. I closed my account and they subsequently billed that for text messages. We moved and I didn't find out about it until it went to collections and they called me to pay for it.
What did you use the small loans that you took out to build your credit for? Are these what make up the $27k of revolving debt listed? Thanks.	Wedding.
Is there a particular urgency to these improvements? Why not pay as you go? It seems that your income would allow you do to this in a very short amount of time.	Our HOA doesn't allow building on the property for more than a 45 day period.
Please verfiy your income with lending club. This will help with quicker funding from people	Yes, I can take care of that today.
Can you please contact Lendingclub to verify you income. I think you need to send them a W2 and/or Paystubs. Thank you.	Yes, can take care of that today.
Hi - Your monthly debt obligations total around $12K, but with a $37K monthly gross income, it seems the $18K you seek to borrow could be saved over a few months at most. Can you describe your other monthly expenses beyond the debt obligations? I'm particularly curious about insurance premiums related to your profession? Thanks.	My only other monthly expenses beyond those listed are: $500 in malpractice insurance $ 1000 (roughly for my wife's Multiple Sclerosis medication) Yes, the money could be saved over several months. It's just been a tough year for us, between having to pay for a major move from Boston to Texas, my wife's MS diagnoses and those expenses, our wedding expenses, home closing costs, and now the twins on the way. We would just really like to finish everything for the house before they are born. Thanks for the questions.
Do you think you will keep this loan to maturity?	I plan to keep it for 12 months.
What type of physician are you? It seems your malpractice insurance is quite low for that type of income? Thank you.	Gastroenterologist. It is low because my contract with the hospital group I work for stipulates that they cover 90% of my malpractice insurance.
Any update on the income verification? Thank you.	Sent paystubs, w2's, taxes yesterday. I believe they are calling my employer today. Thanks
I am interested in funding up to $1000 of your loan. Good luck. I have a few questions...thanks in advance for the help. - if you lose your job, for how many months can you last before you will no longer have liquidity to pay your debt? - When did you purchase your home, how much did you put down when you purchased, and what kind of mortgage did you get (30 yr fixed, 5 yr ARM, 1 yr Option ARM, etc.)? - how much equity do you have in your home? Could you provide zillow.com value estimate and current mortgage balance? - Spending: how would you friends/family describe your spending? frame this question for choice of home, choice of car, and day to day expenses. Thanks and good luck!	Thanks for the questions. I have 6 months worth of expenses in a liquid asset, approximately 50K. However, I also have just over 80K in a mutual fund that I could access should the need arise. So total I would think we could live for around 18 months. I should tell you that I signed an employment contract last year for 4 years, meaning I cannot lose my job (or leave) except under the stipulations of: 1)non-performance or 2)criminal/negligent activity. I actually closed on my home just 2 weeks ago. We started building it last year and it was finished around 1 month ago. It was valued at 1.1 million in July, and we put 10 percent down. We financed exactly 950K, on a 30 year fixed mortgage. We currently have about 150K equity in the home. My spending I would say is average for my income level. My wife drives an Infinity QX56 which is the car that is going to fit our twins, and her two kids from a previous marriage. I drive a Mercedes E Class. We don't have other boats, rv's or anything else like that. Our home is right around double my annual income, which I am told is conservative. When I applied we were approved for a 2 million dollar mortgage but I didn't want us to be stretched too thin. My only hobby is tennis which doesn't take up much income, and we do not belong to any clubs. We take one vacation a year. I don't use credit cards. We dine out probably twice a week as a family. If you can think of any other questions, I am happy to answer them.
Keep on Lend club to verify income. (sometimes they are slow and you could knock off a week 'till you get your funding) Once verified I will fund a significant portion of the remaining funding.	Thanks! Will call them tommorrow. Already emailed them, but no answer.
Couple of clarifications. You said your monthly income is 37.5K/month and you have a stable job (by contract you can work for next 4 years w/o any unforeseen event). You have ~50K in cash available. Why not use your available cash now as within 1-2 months your cash will come back to 50K or more?	We really do not want to touch our cash reserves unless we really need to, with two kids due within 3 months (and all the medical and other expenses that entails) and my wife's illness. Obviously if there was no other way to finance the improvements, than we would. Frankly, I also need to build credit. Thanks

Member Payment Dependent Notes Series 439362

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439362	$6,000	$6,000	15.31%	1.00%	September 10, 2009	September 17, 2012	September 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439362. Member loan 439362 was requested on September 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	Time Warner Cable	Debt-to-income ratio:	7.31%
Length of employment:	8 years	Location:	DAYTON, OH

Home town:	Dayton
Current & past employers:	Time Warner Cable
Education:	St Clair County Community College

This borrower member posted the following loan description, which has not been verified:

I will be moving in with my parents. My gift to them would help them to live a more comfortable and relaxed life. I will be using the funds that I receive to assist with moving, repairs and remodels in my new home. I have a GOOD credit history and I'm a responsible adult. Meaning, I like to pay my bills off and on time as I always have.

A credit bureau reported the following information about this borrower member on September 3, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	55
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested investing $250 portion your $6K loan. I have questions: 1. Position and brief job description Time Warner Cable are ? 2. $2,833 income 1 wage-earner? Or 2 wage-earners? 3. Total car payments per month are $_____? 4. Expenses, e. g., credit card pmts, entertainment, food, fuel, medical, telephone, utilities, monthly total is $_____ ? (Provide one $ grand total.) Suggest start employment|income verification process; submit Pay Stub, W-2, 1099, 1040 Tax Return. After completed upper-right corner "Credit Review Status" shows an asterisk (*). Sooner completed when loan fully-funded Lending Club can deposit $$ quicker into bank account. Questions? Contact support@lendingclub.com | Toll free: (866) 754-4094 Fax: (408) 524-1527 8-5 PST M - F. Thank you for anticipated reply answering 4 questions. Good luck with requested loan's 100% funding. Semper Fidelis (U S Marine Corps Motto)	Answer 1. My position is a Dispatcher-I route calls and assist techs with customer accounts and Company information. Answer 2. 2 wage-earners. Answer 3. $207.00 Answer 4. Approximately $700 mthly
I would like to help fund your loan, but have a few questions. Will this move require you to leave your current job? Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Time Warner Cable? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	No, sir I will not be required to leave my job. I do have a car loan with my credit union. Approximately $700 a mthly.My position is a Dispatcher-I route calls and assist techs with customer accounts and Company information. Yes I have a savings account. Yes i can verify my income.
Hi, Will you be keeping your current job when moving in with them? Can you break down more specifically what you plan to use the $6,000 for? Thank you.	Yes! I will be responsible for hiring movers, painting, help with repairs and remodels.

Member Payment Dependent Notes Series 439366

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439366	$5,000	$5,000	7.74%	1.00%	September 11, 2009	September 20, 2012	September 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439366. Member loan 439366 was requested on September 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,525 / month
Current employer:	WellPoint Inc.	Debt-to-income ratio:	12.91%
Length of employment:	1 year	Location:	Delaware, OH

Home town:	Magnetic Springs
Current & past employers:	WellPoint Inc., State of Ohio ODRC
Education:	Penn Foster

This borrower member posted the following loan description, which has not been verified:

I have maintained steady employment for many years. I have excellent above average credit. My total indebtedness for everything I own in my life is 31k. I would really like to consolidate everything and have only one payment, but your limit is 20k. I have excellent life insurance and would appropriate funds to pay off this loan in case of my untimely death. Please review my credit and consider my debt for a loan consolidation. I would like to be debt free within 7 years. Thank you for your assistance!

A credit bureau reported the following information about this borrower member on September 2, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1985	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,813.00	Public Records On File:	0
Revolving Line Utilization:	75.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Could you provide some more details on what comprises the 31k of your total indebtedness? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for WellPoint Inc.? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I owe 13,000 on my home. I owe 12,600 on a credit card on which I purchased my son a mobile home, and he makes his monthly payment to me for that. Then I have a Kohls account which I owe $900.00 and I owe Menards almost $900.00 for completed home improvements. I owe the Federal government $1200.00 for taxes from last year, and lastly I owe $2200.00 on my line of credit at my credit union. My total monthly expenses including utilities is around $1200.00. At Wellpoint I am a Customer Service Specialist II. My savings has exhausted, but I do have a retirement account from the State of Ohio in case of emergency. Part of my indebtedness is due to being laid off from the State in 2008. I had to borrow on my line of credit to pay bills, etc. I also had to put car repairs on my line of credit. I went through an awful divorce in 2006 and was just getting back on my feet financially and was laid off. I am willing to verify my income. I have my gross income from Wellpoint, I get quarterly bonuses at Wellpoint, and I also receive money from my son for his monthly payment. I wish someone could loan me the entire 31K so I would have the extra money to start saving again. I am not in that much debt, but my money is going out in too many places. I have tried to get a loan consolidation, but no one will work with my because I live in a mobile home and do not own my own lot. 0
Why are you not requesting a $20,000 loan?	I feel the payment would be too high for my budget. I would still owe 11,000 and would still have to pay $275.00 a month for my lot rent. I need to make sure I would have enough available funds for utilities, food, gas, etc. I did email support and ask if they could extend the terms to 6 or 7 years in order to have a lower payment. They stated 3 years would be the maximum term. Also, the interest was significantly higher for the 20k loan. I would love the opportunity to have one payment for my total indebtedness. I could be debt free in 7 years or less.
Hi, I see Lending Club has approved you for $5,000.00 at an excellent rate of 7.74%. Which loans will you pay down or off should you accept this loan and pass approval? Thank you!	I would keep my current mortgage and visa account because I do have good interest rates on those. I would pay off my line of credit, the federal government, kohls, and menards. Those have much higher interest. I would have them all paid off in three years or less. This would also allow me to have a tax refund for 2009 that I could apply to the visa credit and get it paid down.
Hi. I appreciate how conscientious you have been in your responses and how open you have been about your situation. You strike me as a very responsible person who has had a number of difficult life situations recently. I am going to help fund your loan.	Bless you for your response to my need and for your help! Thank you!

Member Payment Dependent Notes Series 439375

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439375	$15,000	$15,000	18.09%	1.00%	September 14, 2009	September 16, 2012	September 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439375. Member loan 439375 was requested on September 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,500 / month
Current employer:	Progressive Alternatives, LLC	Debt-to-income ratio:	20.42%
Length of employment:	4 years 8 months	Location:	Ashtabula, OH

Home town:	Fergus Falls
Current & past employers:	Progressive Alternatives, LLC, Greenelight Workforce, LLC
Education:	Saybrook Graduate School and Research Center

This borrower member posted the following loan description, which has not been verified:

I am a small business owner. I have a Masters degree in Psychology and prior to starting my business I worked in several social-work type roles. Specifically as a QMRP (qualified mental retardation professional) and as a case-manager. My agency has approximately 35 employees and we work with 24 clients. Our clients are all adults who have either a mild intellectual disability or a physical disability. Our job is to assist them so that they can maintain their apartment or home and not have to go into a group home or institutional setting. We bill 100 percent Medicaid. Once the authorization for services is entered into the system at the State level then we are able to bill for the service. The reason for the loan is to help cover the span of time between when we start working with a new client and when we get paid. The longest the lag has ever been is nine months. The best case scenario is to have a lag of only 2-3 months. Once authorized our payments come like clockwork. Every two weeks I submit a billing and fifteen days later I get the direct deposit. I just need help in covering the bit of time between providing the service and billing. Two of my personal credit scores are 713 and 715. I have a long credit history, 1 inquiry in the last 6 months, and nothing negative on my report. No missed payments. The one thing that brings my credit score down is that I put my first year of graduate school on a credit card and I am still working to pay it off. That sadly has left my revolving credit utilization quite high. I am highly educated, professional, and have been a stable and strong small business. I pay all bills on time and make responsible credit decisions.

A credit bureau reported the following information about this borrower member on September 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,583.00	Public Records On File:	0
Revolving Line Utilization:	71.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested investing $250 portion in your $15K requested loan. I have questions: 1. Current position and brief job description Progressive Alternatives LLC are ? 2. $6,500 reported income 1 wage-earner? Or 2 wage-earners? 3. Rent payment per month is $_____ ? 4. Total car payments per month are $_____? 5. Living expenses, e. g., credit card payments, entertainment, food, fuel, household utilities, medical, miscellaneous, telephone total per month is $_____ ? (Provide one $ grand total.) Suggest start now employment|income verification process; submit Pay Stub, W-2, 1099, 1040 Tax Return. After completed upper-right corner application "Credit Review Status" shows an asterisk (*). Sooner completed then when loan fully-funded Lending Club can deposit $$ quicker into bank account. Questions? support@lendingclub.com ; Toll free is (866) 754-4094 8-5 PST M-F. Thank you for anticipated reply answering 5 questions. Good luck with requested loan's 100% funding. Semper Fidelis (U S Marine Corps Motto)	Hello: I am owner of Progressive Alternatives, LLC. I started the agency in December, 2005 and began working with our first client in April, 2006. Yes, the income is for 1-wage earner. It is just myself. Not married and no children. Rent is $550/month, $623 car payment, Living expenses are approximately $1900 a month. Thank you.
what is the interest rates on your cards? How long do you plan to keep this loan (Will you be keeping it to maturity)?	One card is at 19.99 percent and the other at 24.99 percent. Over the course of the last year I have called three times asking for an apr reduction. All three times I have been told that I have the lowest rate available.
It says there have been 7 inquiries in the past 6 months. Can you explain, please? Thanks.	I just reviewed my credit report from 9/3/09. Four inquiries were from a car purchase in July. The other three were for business cards.
Please verfiy your income with lending club once this is done I will invest in your fund	I can't see how to do that. I am on the phone with their support now to get that done.
I've just read your business's web site and I'm very impressed. I commend you for your tireless efforts to assist the disabled. I'm happy to help fund your loan. My only concern is that you will burn yourself out as you take on even more clients. Hopefully, you'll be able to delegate responsibility as the workload increases. Best of luck with your endeavors and funding your loan.	Thank you for your response. We are actually a very good size right now. It has been many months since we have started with any new clients. I have even turned down the last two. It is a difficult thing to do but definitely worthwhile in terms of making sure that we keep offering high quality services. What I have run into is that an individual who we provide only four hours of services weekly is now being switched to 24/7 care. We have been working with him for about three years now. It would be tremendously difficult to say nope, we can no longer be your Provider. Life has been good though so I will do my best to keep it that way!
I don't normally invest in F loans, but I am investing in yours . . . just a helping hand from a California QMRP! Keep up the good work - I have to admit I'm a little jealous of your program!	Thanks! I enjoyed my time as a QMRP. It provided 90 percent of the experience that I needed in doing what I'm doing now. Best of luck!
What's the url for your site?	http://www.progressivealternatives.net
What is the loan for?	To cover the lag between providing the service and getting paid.
Would you contact Lending Club? (866) 754-4094 (General Support) 8AM - 5PM PST M - F or email support@lendingclub.com and have both your employment and income verified. Lending Club will provide instructions to accomplish verification, i.e., submit either Pay Stubs, or W-2's, or 1099's, or latest Tax Return, etc.? Lenders are more secure investing in borrowers unsecured promissory notes after verification process is completed. Usually takes Lending Club 3, maybe 4, business days after required documents received before loan status changed from "Under Review" to Approved". After loan "Approved" borrower benefits include loan 100% funds faster and loan's proceeds will be deposited more quickly into your bank account.	Hello, I have been attempting to do this since early last week. I called the customer support number and they gave me an e-mail address to send my cell number to. I did that and have since left two additional messages in order to get verified. I have yet to get a return call but I will keep trying.

Member Payment Dependent Notes Series 439421

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439421	$13,900	$13,900	8.94%	1.00%	September 9, 2009	September 17, 2012	September 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439421. Member loan 439421 was requested on September 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,481 / month
Current employer:	Honeywell International Inc.	Debt-to-income ratio:	17.66%
Length of employment:	30 years	Location:	Tiffin, OH

Home town:	Tiffin
Current & past employers:	Honeywell International Inc.
Education:	Terra State Community College

This borrower member posted the following loan description, which has not been verified:

I have been working at paying off credit card debt and have never been late in payments and paid more than the minimum. I have received notice that my interest rate is going up in October through no fault of my own. One card had a previous interest rate of 3.99 and they are raising it to over 17%. I have learned my lesson well about carrying a credit balance and am totally committed to getting out of debt.

A credit bureau reported the following information about this borrower member on September 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1982	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,716.00	Public Records On File:	0
Revolving Line Utilization:	73.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interest in funding part of your loan but would like to know what the rest of your outstanding revolving debt is? Thanks and good luck!	I listed the 3 credit card balances in a previous question, which the loan is intended. I have no car payment. I also listed the information concerning the line of credit on our home, which is why I had checked the box for mortgage instead of 'house fully paid for' - there is no mortgage besides the line of credit. I can't think of any other personal debt.
how much is your monthly mortgage payment? Is it fixed or variable?	What I have is a home equity payment (the house is completely paid off, otherwise). The credit limit is $20,000 and as of 7/31/09 we had used $17,823.09 (had to have a new roof put on this summer). The interest rate on this is variable and at this time 3% interest. The payments are $232.00 a month. I had checked the mortgage during application because there were only 3 choices and I didn't feel checking owning the home - fully paid off - was accurate to my thinking.
What are the rates and balances on each of your credit cards? Which of these balances will you be paying off? Please list each, do not give ranges.	As of August , most current billings, 1:$6905.09 @ 9.87% 2:$5486.15 @ 3.99% (will go up over 17%) 3:$1562.73 @ 12.99% I plan on paying all of these off with the loan.
May I ask you what you do at Honeywell? Thank you.	I am retired from Honeywell and receive a pension.

Member Payment Dependent Notes Series 439465

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439465	$8,000	$8,000	12.53%	1.00%	September 9, 2009	September 17, 2012	September 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439465. Member loan 439465 was requested on September 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,333 / month
Current employer:	RBI Management Services LLC	Debt-to-income ratio:	13.62%
Length of employment:	1 year 3 months	Location:	SCOTTSDALE, AZ

Home town:	Mercer Island
Current & past employers:	RBI Management Services LLC
Education:	University of Arizona

This borrower member posted the following loan description, which has not been verified:

I am simply making one monthly payment rather than 4 different ones. I have never missed a payment in my life and have been employed every since my college graduation in may of 2008. I have no housing expenses and am looking forward to making 1 payment a month.

A credit bureau reported the following information about this borrower member on September 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,140.00	Public Records On File:	0
Revolving Line Utilization:	64.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Could you please explain why you have no housing expenses? Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for RBI Management Services LLC? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I live in a fully paid off owned home and therefore do not have any housing expenses. I have no other outstanding debts besides credit card debt which has built up since college for about 3 to 4 years. I do have a savings account, but not substantial. I would estimate my monthly expenses at about $1200. With regard to my work, I mainly work with tenants in commercial shopping centers on rental payments and other issues they may have. I am willing to verify income.
Do you mind my asking how you've come to accumulate a $30,000 revolving debt? Also what are some other expenses that you incur every month? Car Payments, school loans, cell phone bills? What do you currently pay for your Credit Card bills? How much will you be saving if you get this loan? Would you mind verifying your income? Lenders feel much safer investing into borrowers who can prove their income. Please contact Lending Club for details. Thanks and good luck!	Debt has been accumulated throughout my college career. I currently pay about $500 in credit card bills. I will be saving about $2,000.00 if my calculations are correct. I will absolutely verify my income.
If you currently pay $500 in credit card bills, and your new payment with this loan will be 669.33 / month, how would you save 2,000?	Good question, this is because my 0% interest cards that are going to change in the next few months that will cause this to happen.
Alright. This answers my questions. You've my money in you. :) Good luck with the loan!	thank you.

Member Payment Dependent Notes Series 439467

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439467	$17,000	$17,000	8.94%	1.00%	September 10, 2009	September 17, 2012	September 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439467. Member loan 439467 was requested on September 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	UHHS Conneaut Medical Center	Debt-to-income ratio:	12.89%
Length of employment:	16 years 4 months	Location:	Ashtabula, OH

Home town:	Painesville
Current & past employers:	UHHS Conneaut Medical Center, Jefferson Rescue
Education:	Kent State University-Ashtabula Campus

This borrower member posted the following loan description, which has not been verified:

consolidate 2 loans

A credit bureau reported the following information about this borrower member on September 3, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1979	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	51	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,242.00	Public Records On File:	0
Revolving Line Utilization:	18.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 439480

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439480	$10,000	$10,000	8.94%	1.00%	September 10, 2009	September 17, 2012	September 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439480. Member loan 439480 was requested on September 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Self	Debt-to-income ratio:	7.56%
Length of employment:	5 years	Location:	San Francisco, CA

Home town:	Tucson
Current & past employers:	Self, Variety of freelance clients, references available on request
Education:	University of Arizona, Northern Arizona University

This borrower member posted the following loan description, which has not been verified:

I am a freelance writer / blogger who has worked independently for nearly ten years. I am highly responsible with my finances and have been able to consistently pay all of my bills on time in spite of my freelance status. In fact, at the end of 2008, I had paid off all of the credit card debt that I owed and started a savings account. Unfortunately, I've come into a series of health problems this year. I do have health insurance but it's not covering a large percentage of the bills that I have to pay. None of these health problems are ongoing. (They are things like an emergency removal of painful wisdom teeth which cost several thousand dollars.) However, two things have occurred. First, I am having trouble paying the bills without entirely depleting my savings. And second, because of the recovery time for my conditions, I've been working less which has reduced my income. I do have the credit cards necessary to make these payments if needed but was hoping to get a better rate on a private loan since my credit card interest rates are high. I have a very strong history of loan repayment and I do have a steady income despite the fact that it's been reduced due to the medical conditions.

A credit bureau reported the following information about this borrower member on July 25, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Dear Borrower, I have a few questions. First I would like to congratulate you with becoming debt-free. 1. Seems like your loan request has been re-listed. Would you mind telling us why? 2. What exactly do you do? Are you blogging online? Do you have your own blog Web Site? 3. What are you monthly expenses? Your rent payment, car payment, school loans, others? 4. Would you be willing to verify your income with Lending Club? Lenders feel more secure investing into borrowers who can prove their income. Please contact lending club for details. Good luck on your loan!	Questions 1 and 4. Yes, my loan request initially faced some problems during the credit review. This was due to the fact that I filed my 2008 taxes late (appropriately, I'd requested an extension and so didn't file until an August 15th deadline). As a result, my income couldn't be verified. I am in the process of filing supporting documents with lending club so that they can indeed verify my income. 2. I work full-time as a blogger for businesses. I have my own website and two personal blogs but my income is generated from doing blogging and social media for SMBs. 3. My monthly expensies total about $4000. I currently earn between $4000 and $5000 per month so I'm just barely making ends meet. This leaves no money to cover the medical expenses that I'm facing (the largest of which is a complex wisdom tooth removal that will cost thousands in spite of the fact that I do have dental insurance). I expect to be back to full-time work post-recovery by the end of the year at which time my income will increase. There will be no problem with debt repayment as I've always managed to quickly repay my debts in the past. Thanks for your interest!
Geez, Kathryn, this could be ME writing this request! I'm a freelance writer too, and would be doing great if it weren't for lousy insurance and medical bills. I'm in! Good luck to you.	Thanks! I've been pretty good about creating a savings account for emergencies even as a freelancer but the slew of medical bills hit me all at once and threw me off track. I appreciate the support!
Fellow freelance writer here, so I feel your pain. I'll fund you, and good luck with it all.	Thanks for the support! Hope your freelance business is going well.
Please share some examples of your work. URL for your blog?	My instinct is to be happy to share my website link with you all which describes my work, my rates and links to my samples. However this is the first time I've used Lending Club and am not sure about the rules regarding anonymity. I'm going to shoot a question about this over to Lending Club and make sure it's okay to share the link here before I do.

Member Payment Dependent Notes Series 439496

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439496	$1,200	$1,200	13.22%	1.00%	September 11, 2009	September 20, 2012	September 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439496. Member loan 439496 was requested on September 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,981 / month
Current employer:	United States Air Force	Debt-to-income ratio:	8.78%
Length of employment:	1 year	Location:	Davis Monthan AFB, AZ

Home town:	Oswego
Current & past employers:	United States Air Force, Pacific Sunwear, 24 Hour Fitness, Abercrombie & Fitch Co., Barrington Properties, Price Chopper, A Cut Above Lawn Care, Target, Walmart
Education:	University of Central Missouri, College of DuPage, Community College of the Air Force (CCAF)

This borrower member posted the following loan description, which has not been verified:

I am requesting a loan for the amount of $1200 for unforeseen car repairs. I would make a reliable, good canadiate for several reasons. For one I am a active duty member of the US Air Force and have a steady income thats a guaranteed amount every month. I dont have any lodging or food expenses since I live in on base. I am 24 and have had previous experience with credit and loans and paying them back in a timely matter. The reason for my subprime credit score was due to late payments on my credit card while I was in between jobs and college. But all of my car notes, current credit cards and student loans are in good standing and I exceed each monthly minimum payment.

A credit bureau reported the following information about this borrower member on September 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	12	Months Since Last Delinquency:	6
Revolving Credit Balance:	$1,328.00	Public Records On File:	0
Revolving Line Utilization:	83.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Am interested investing $100 in loan. Questions are: 1. Rank/Grade USAF are ? 2. Expiration date current enlistment is? 3. Total car payments per month $_____? 4. Expenses (cc payments, entertainment, fuel, etc per month) $_____ ? (Grand total.) Suggest start employment|income verification Lending Club CA office; submit latest LES. After completed upper-right corner "Credit Review Status" shows asterisk (*). When loan fully-funded LC can quickly deposit $ into your bank account. Contacts: 8-5 PT M-F support@lendingclub.com | Live Person (866) 754-4094 | Fax (408) 524-1527. Thanks for reply. Good luck your loan's 100% funding. Master Sergeant USMC Retired (Finance Dept)	Thank you. 1) Rank/Grade: A1C/E3 2)Reenlistment date/separation date: Oct 14 2012 3)Car Payment: $185 4)Total estimated monthly expenses: $1014 5)And am submitting current les to lending club office. Anything else feel free to ask. Thank you.

Member Payment Dependent Notes Series 439505

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439505	$16,000	$16,000	12.18%	1.00%	September 11, 2009	September 17, 2012	September 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439505. Member loan 439505 was requested on September 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	Margolin Winer Evens LLP	Debt-to-income ratio:	13.68%
Length of employment:	7 years 9 months	Location:	FRESH MEADOWS, NY

Home town:	Pune
Current & past employers:	Margolin Winer Evens LLP, BDO Seidman LLP
Education:	Hofstra University

This borrower member posted the following loan description, which has not been verified:

I have made regular payments on my debt and I have a steady job.

A credit bureau reported the following information about this borrower member on September 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,630.00	Public Records On File:	0
Revolving Line Utilization:	17.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested investing $350 portion your $16K loan. I have questions: 1. Position and brief job description areMargolin Winer Ecans are ? 2. $7,500 income 1 wage-earner? Or 2 wage-earners? 3. Rent payment per month is $_____ ? 4. Total car payments per month are $_____? 5. Expenses, e. g., credit card pmts, entertainment, food, fuel, medical, telephone, utilities, monthly total is $_____ ? (Provide one $ grand total.) Suggest start employment|income verification process; submit Pay Stub, W-2, 1099, 1040 Tax Return. After completed upper-right corner "Credit Review Status" shows an asterisk (*). Sooner completed when loan fully-funded Lending Club can deposit $$ quicker into bank account. Questions? Contact support@lendingclub.com | Toll free: (866) 754-4094 Fax: (408) 524-1527 8-5 PST M - F. Thank you for anticipated reply answering 5 questions. Good luck with requested loan's 100% funding. Semper Fidelis (U S Marine Corps Motto)	2. One wage earner. 3. Rent payment-$1,375. 4. $0 car payment. Own fully paid car. 5. Total expenses-$1,500.
I would like to help fund your loan, but have a few questions. Could you provide any more details on the debts you wish to consolidate? (Your credit history shows a revolving credit balance of $5,630.) Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Margolin Winer Evens LLP? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I wish to primarily consolidate a $14,000 line of credit with Bank of America. My monthly expenses are roughly $2,500. I work as a Business Valuation Analyst which involves valuing businesses and performing analyses relating to corporate bankruptcy restructurings. I do have a savings account. I'm willing to provide a copy of my W-2.

Member Payment Dependent Notes Series 439523

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439523	$5,175	$5,175	12.53%	1.00%	September 14, 2009	September 17, 2012	September 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439523. Member loan 439523 was requested on September 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,750 / month
Current employer:	presbyterian home	Debt-to-income ratio:	22.86%
Length of employment:	6 months	Location:	sherrill, NY

Home town:	auburn
Current & past employers:	presbyterian home, Wendy's International, Unisys Corp., Foot Locker
Education:	Cayuga County Community College, SUNY Institute of Technology at Utica-Rome

This borrower member posted the following loan description, which has not been verified:

would like to get lower int rate pay bills on time

A credit bureau reported the following information about this borrower member on September 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1989	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,688.00	Public Records On File:	0
Revolving Line Utilization:	67.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please give us details of your expenses? (Monthly Rent Payment, car payment, current credit card payments, living expenses, and so on) Good luck on your loan!	car ins-135 cred cards-400 no car pymnt food-300 gas-75 wife has mrtg and util all in her name and pays them all. i take care of house chores and kids and she has the bills. credit card companies raising my rates 50% which is why i want lower int loan and to pay them off and keep them at $0 thank you

Member Payment Dependent Notes Series 439524

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439524	$3,000	$3,000	8.94%	1.00%	September 9, 2009	September 18, 2012	September 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439524. Member loan 439524 was requested on September 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,900 / month
Current employer:	Finish Line	Debt-to-income ratio:	0.79%
Length of employment:	1 month	Location:	BIRDSBORO, PA

Home town:
Current & past employers:	Finish Line
Education:	Philadelphia university

This borrower member posted the following loan description, which has not been verified:

Well I've just graduated college and now went from poor college kid to broke college kid. I recently adopted a kitten who needs all kinds of vaccines and in hopes to start my new life, I need to move closer to my job. I am applying for this loan to get my kitty in good health and pay the security deposit on an apartment instead of driving an hour and a half to work everyday. I have every intention to pay back and hope that all the money my parents and I have put into college doesn't go to waste. Help me make my life after college not so financially stressful!

A credit bureau reported the following information about this borrower member on September 4, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$208.00	Public Records On File:	0
Revolving Line Utilization:	3.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much is the security deposit on the apartment? How much is the monthly rent?	The move in costs are about $1600. That's first and last months rent plus a few additional fees. The monthly rent though is only $645, which is in the third range of my starting income.
Your home ownership says 'Mortgage.' Are you going to be making mortgage payments in addition to paying rent? If so, how much is the mortgage?	I'm not quite sure why it says "mortgage" but no I will just be paying a monthly rent. The "mortgage" may be a reference to my cosigner(my father) who does have a mortgage but I am confident I will not need his assistance in paying back on the loan.

Member Payment Dependent Notes Series 439530

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439530	$8,000	$8,000	12.87%	1.00%	September 11, 2009	September 22, 2012	September 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439530. Member loan 439530 was requested on September 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Gordon Properties	Debt-to-income ratio:	9.52%
Length of employment:	5 years 3 months	Location:	grover beach, CA

Home town:	Pittsburgh
Current & past employers:	Gordon Properties, Central Coast Realty
Education:	Parkway West Area Technical School

This borrower member posted the following loan description, which has not been verified:

I would like to put all of my debt into one easy payment monthly with a lower interest rate than the credit cards I currently have.

A credit bureau reported the following information about this borrower member on September 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,261.00	Public Records On File:	1
Revolving Line Utilization:	51.90%	Months Since Last Record:	106
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Am interested investing $250 in loan. Questions are: 1. Position and brief job description Goedon Properties are? 2. $2,500 income: 1 or 2 wage-earners? 3. Rent payment per month $_____? 4. Car payment(s) per month $_____? 5. Expenses (cc payments, entertainment, food, fuel, medical, phone, utilities) $_____ ? (Grand total.) Investors more confident when borrowers employment|income verified; borrowers benefit is loan funds faster. Suggest start employment|income verification Lending Club, Sunnyvale, CA office; submit either Pay Stub, W-2, 1099, or 1040 Tax Return. After completed upper-right corner "Credit Review Status" shows asterisk (*). When loan fully-funded LC can quickly deposit $ into your bank account. Contacts: 8-5 PT M-F support@lendingclub.com |Person: (866) 754-4094|Fax: (408) 524-1527.	1. I am a Secretary to a Broker/Attorney (It is a Real Estate/Attorney at Law business)2. $2,500 wage 3. Rent $995/mo 4. No car payment (paid off) 5. payments would be consolidated into this loan. food-$200-$250/mo fuel-$60/mo(work 10 mi from home)util $30 gas $30 elect $10 mo Grand Tot:$380
Can you give a few more details on the debt you are trying to consolidate? Is it all credit card debt or do you have other outstanding loans that need to be paid off?	It is credit card debt.

Member Payment Dependent Notes Series 439535

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439535	$18,000	$18,000	11.83%	1.00%	September 11, 2009	September 17, 2012	September 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439535. Member loan 439535 was requested on September 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,667 / month
Current employer:	EatonGolden	Debt-to-income ratio:	8.22%
Length of employment:	6 years	Location:	MINNEAPOLIS, MN

Home town:	Golden valley
Current & past employers:	EatonGolden, Larsen Design + Interactive, Pondview Productions, IVI Publishing, Schmitt Music
Education:	University of Minnesota-Twin Cities, School of Communication Arts

This borrower member posted the following loan description, which has not been verified:

debt consolidate

A credit bureau reported the following information about this borrower member on September 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1989	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$71,965.00	Public Records On File:	0
Revolving Line Utilization:	76.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Dear Borrower. I'm got a few questions. 1. How did you accumulate a $72,000 debt? 2. Would you mind verifying your income with Lending Club. Borrowers are far more likely to invest into you when they know your income is verified!	The $72,000 number is not accurate. Here is the breakdown: car: $28,000 unsecured debt: $11,000 I will do the club - thanks for the tip!
I am interested in funding part of your loan. Why is your revolving credit balance showing as $71,965.00, if your balance is 39K? Is there a line of credit involved? What am I missing? Thanks in advance for your reply.	I am recently divorced and gave up my rights to the home - my name is still on the mortgage as the divorce prcesses even though I no longer own the home. There is an equity line attached to the mortgage. Wells Fargo told me it would take a few months for that to go away. So it's not really my debt, I have no responsibility for it. I guess I could post my divorce docs with how everything was split up, but that seems a bit dodgy. Thanks.
sorry to ask you this, but what are your alimony payments?	My ex-wife is "able-bodied", has a job, and we were married less than 10 years. I do not pay Alimony.

Member Payment Dependent Notes Series 439546

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439546	$3,000	$3,000	12.87%	1.00%	September 10, 2009	September 18, 2012	September 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439546. Member loan 439546 was requested on September 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,267 / month
Current employer:	Cypress Creek Personnel	Debt-to-income ratio:	13.58%
Length of employment:	3 months	Location:	State College, PA

Home town:	Mountainhome
Current & past employers:	Cypress Creek Personnel, Redifer Dining Commons - Penn State, Penn State Rec Sports, Fantasia Products
Education:	Penn State University - University Park

This borrower member posted the following loan description, which has not been verified:

Traveled to Houston, Texas in the summer of 2009 for summer work. Job went well until car was stolen with no remedy from insurance. Moved back to college short of money due to the loss of transportation. Need money to pay off debts in Houston and start fresh.

A credit bureau reported the following information about this borrower member on September 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	62.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 439548

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439548	$5,000	$5,000	8.94%	1.00%	September 14, 2009	September 21, 2012	September 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439548. Member loan 439548 was requested on September 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	General Dynamics Electric Boat	Debt-to-income ratio:	20.14%
Length of employment:	6 years 2 months	Location:	WATERFORD, CT

Home town:	New London
Current & past employers:	General Dynamics Electric Boat, American Eagle Outfitters
Education:	Three Rivers Community College

This borrower member posted the following loan description, which has not been verified:

Just need a little extra for the final payment of my wedding.

A credit bureau reported the following information about this borrower member on September 7, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	70
Revolving Credit Balance:	$22,652.00	Public Records On File:	0
Revolving Line Utilization:	53.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 439550

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439550	$10,500	$10,500	11.14%	1.00%	September 14, 2009	September 17, 2012	September 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439550. Member loan 439550 was requested on September 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,483 / month
Current employer:	Dept of VA affairs	Debt-to-income ratio:	19.63%
Length of employment:	1 year 6 months	Location:	LITITZ, PA

Home town:	Lancaster
Current & past employers:	Dept of VA affairs
Education:	Univesity of Delaware, Millersville University of Pennsylvania

This borrower member posted the following loan description, which has not been verified:

Hello!

A credit bureau reported the following information about this borrower member on September 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1991	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,020.00	Public Records On File:	0
Revolving Line Utilization:	64.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
. . . and hello to you.	Hello! thank u for viewing my profile...I am a single mom of a 6 year old little guy and unfortunately when I was in college and low on money I accumulated significant debt. now I have an excellent job, but all my money is going to pay off debts. I would use this loan to pay off credit cards, some school loan, etc so that I can begin making one payment a month and that is to repay the loan. I need to consolidate my debt. thanks!
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $9,020.) Do you have any other outstanding debts, like a car loan? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for the Dept. of VA affairs? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I am going to be using this loan to pay off my entire credit card debt. I did not apply for a loan that was able to include my car loan (i pay 410.26/month). My total monthly expenses are in somewhere around 3000.00 (this includes, rent, utitilites, child care, car payment, gas, credit cards, school loans, car insurance, groceries, etc.).4800 of my yearly income is from child support, and I included that in my total yearly income. I am an LPN at the Coatesville VA Medical Center in Pennsylvania. I work as a licensed practical nurse on the locked inpatient acute psych unit; i commute about an hour each way to work because the income is better than anything I can receive around my location. I do not have a savings account because as soon as my checks come in, they go out. I want to pay off my credit cards so that I do not have so many different payments to make, and the money per month to pay off the loan is less than the combined MINIMUM payments for my cards. I am willing to verify my income. Hope this answers your question. I am just trying to get my monthly expenses down, so that I do have some money at the end of the month. I am tired of living (literally) paycheck to paycheck.
I am interested in funding part of your loan. You seem very motivated to get this debt behind you. Can you please list the credit card debt amounts and interest rates you will be paying off? Thanks!	Hello! My credit card debts are as follows: #1 2020.00 @ 15.6%; #2 3,993.00 @17%; #3 103.73 @24%; #5 600.00 @ 21%; #6 336.16@30%; #7 2154.36@ 27%. You're right, I am extremely motivated to pay them off and start fresh!
I am pleased to see that you are working on managing your finances. Would you mind briefly describing how are you currently utilizing your credit cards? Do you use them on a daily basis? Thank you in advance for your response.	Currently, I am not using my cards frequently at all (maybe once or twice a month). Two to three years ago, before I had a good-paying job, I was constantly strapped for money and thought that applying for and using several credit cards was the answer to my problem. Back then, I was using them daily. Obviously, I was wrong and now am trying to right my wrongs.
Thank you for your prompt reply. I am funding part of your loan. You may find help managing your finances at some of the free sites online. I use yodlee.com and creditkarma.com. Good luck to you!	Thank you!

Member Payment Dependent Notes Series 439564

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439564	$12,300	$12,300	14.96%	1.00%	September 14, 2009	September 17, 2012	September 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439564. Member loan 439564 was requested on September 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Summer Hill Inc	Debt-to-income ratio:	6.43%
Length of employment:	10 years 3 months	Location:	Erlanger, KY

Home town:	Cove
Current & past employers:	Summer Hill Inc
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to payoff 3 credit cards 1.) Capital One 2.) Discover and 3.) Chase and then close Discover and Chase credit cards.

A credit bureau reported the following information about this borrower member on September 3, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	67
Revolving Credit Balance:	$5,422.00	Public Records On File:	0
Revolving Line Utilization:	46.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested investing $250 portion your $12.3K loan. I have questions: 1. Position and brief job description Summer Hill Inc are ? 2. $6,000 income 1 wage-earner? Or 2 wage-earners? 3. Mortgage (PITI) payment per month is $_____ ? 4. Total car payments per month are $_____? 5. Expenses, e. g., credit card pmts, entertainment, food, fuel, medical, telephone, utilities, monthly total is $_____ ? (Provide one $ grand total.) Suggest start employment|income verification process; submit Pay Stub, W-2, 1099, 1040 Tax Return. After completed upper-right corner "Credit Review Status" shows an asterisk (*). Sooner completed when loan fully-funded Lending Club can deposit $$ quicker into bank account. Questions? Contact support@lendingclub.com | Toll free: (866) 754-4094 Fax: (408) 524-1527 8-5 PST M - F. Thank you for anticipated reply answering 5 questions. Good luck with requested loan's 100% funding. Semper Fidelis (U S Marine Corps Motto)	1.) Assistant Controller 2.) 1 wage earner 3.) 762 4.)no car pmt 4.) 2,438
I would like to help fund your loan, but have a few questions. Could you provide any more details on the debts you wish to consolidate? (Your credit history shows a revolving credit balance of $5,422.) Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Summer Hill Inc.? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	please see answers submitted from previous potential investor thank you
Your Revolving Credit Balance reported by TransUnion is $5,422.00. You are asking for $12,300. Could you please give us details of your revolving debt? The amount per each card? Thanks!	Not sure where you are seeing 5,422. 1.) Capital One balance 1,250 2.) Discover card 4,400 3.) Chase 4,400 I would like to get crdit cards 2 and 3 paid off and closed.
I am interested in funding part of your loan request. I am a bit confused about which cards you intend on paying off and/or closing. Your loan description says 3 cards, yet one of your posts says 2 cards. Which is correct? I am also interested in answers to the questions posted by other potential investors, as well as seeing the "*" by your income indicating that LC has verified it. Thank you in advance for your answers.	I am paying off the 3 listed in my original post 1.) Capital One 2.) Discover to close account 3.) Chase to close account. Another potential lender listed 2 cards. You may have seen a response to that question. I am not sure what information used that only showed the 2 cards. Thank you for your inquiry.
Greetings. A word of advice for you. You are an excellent candidate for a Lending Club loan. However, your previous answers to potential lenders are very curt and abrupt. Please remember you are asking strangers to fund your loan. Therefore, you would attract more larger lenders such as myself if your answers were specific and detailed and had a softer edge. Good luck.	Thank you for your advice. I appreciate your courtesy. As you can imagine giving personal information over the internet to strangers requires some caution on my part. I intend my replies to answer the questions asked completely and not give unnecessary information. I can assure anyone making this investment will be paid back in full with great returns given today's market.
Your loan request is for $12,300. You indicated you want the loan to pay off $10,050. Would you please explain what the 'extra' >2K would be used for? Your Revolving Credit Balance is showing as $5,422. What I usually see is a Revolving Credit Balance amount that is roughly equal to the amount the potential borrower says that he/she owes in credit card debt. Would you please explain the reason for the difference? There are various possible reasons for the difference. In order to make the decision to fund a loan, I would like to understand the reasons. Thank you in advance for your reply.	Thank you for your inquiry. Others have asked the same question about the revolving debt. I am not sure what data is being presented to potential lenders. I hope you are able to read the responses I have replied to recently. You will see that I am paying off three credit cards 1.) Capital one 1,250 2.) Discover 4,500 3.) Chase 4,500. When I completed the application for the requested amount of 10,250 the options presented included the 12,300 which will cover the fee charged by the club in the amount of 461. If the loan is fully funded 10,250 less the fee would not pay the cards in full. So I chose the next incremental amount available which was 12,300. My goal is pay the credit cards in full and close the Discover and Chase cards.
Some credit score advice: Pay off the cards, LEAVE THE ACCOUNTS OPEN. Closing the accounts could negatively impact your credit score by lowering your debt/available credit ratio. Pay off the cards, cut up the cards but leave the accounts open and watch your credit score go up. www.creditkarma.com to see your credit score free of charge with nothing to sign up for then cancel later.	Thank you for your advice. I appreciate that. I will take serious consideration to your suggestion

Member Payment Dependent Notes Series 439575

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439575	$10,000	$10,000	14.61%	1.00%	September 14, 2009	September 17, 2012	September 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439575. Member loan 439575 was requested on September 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,800 / month
Current employer:	dept of veterans affairs	Debt-to-income ratio:	22.03%
Length of employment:	5 years 11 months	Location:	edinburg, TX

Home town:	FRANKFURT
Current & past employers:	dept of veterans affairs, INTERNATIONL BANK OF COMMERCE
Education:	South Texas College

This borrower member posted the following loan description, which has not been verified:

reason for loan is to have one easy payment,to eliminate high enterest rate loans into one easy low interest payment.

A credit bureau reported the following information about this borrower member on September 3, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	52
Revolving Credit Balance:	$4,232.00	Public Records On File:	0
Revolving Line Utilization:	27.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested investing $250 portion your $10K loan. I have questions: 1. Position and brief job description Veteran Affairs are ? 2. $3,800 income 1 wage-earner? Or 2 wage-earners? 3. Rent payment per month is $_____ ? 4. Total car payments per month are $_____? 5. Expenses, e. g., credit card pmts, entertainment, food, fuel, medical, telephone, utilities, monthly total is $_____ ? (Provide one $ grand total.) Suggest start employment|income verification process; submit Pay Stub, W-2, 1099, 1040 Tax Return. After completed upper-right corner "Credit Review Status" shows an asterisk (*). Sooner completed when loan fully-funded Lending Club can deposit $$ quicker into bank account. Questions? Contact support@lendingclub.com | Toll free: (866) 754-4094 Fax: (408) 524-1527 8-5 PST M - F. Thank you for anticipated reply answering 5 questions. Good luck with requested loan's 100% funding. Semper Fidelis (U S Marine Corps Motto)	Type your answer here.im a patient service asst at the va i dont pay rent im a apt manager also just free rent car pmt 487.00 a month expenses 250.00 aside from my wages from my employer,i recieve monies from va compensation 980.00 a month.i started employment 10-06-2003.
I would like to help fund your loan, but have a few questions. Could you provide any more details on the debts you wish to consolidate? (Your credit history shows a revolving credit balance of $4,232.) Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for the Dept. of Veterans Affairs? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Type your answer here.i dont have student loans,just car pmt.i have two dept store credit cards total payoff 600.00 a loan for 5,500 and a loan for dental care 3,100 to pay off. i have a checking and savings as a emergency fund.my total monthly expenses estimate 1,200.00 a month.my job title is patient sevice asst.im a veteran and recieve exra income benifits.
Greetings. Two well-known LC investors have inquired as to whether you're willing to verify your income. One of them has provided complete details how to do so. But I do not see a response on your part. Income verification helps your loan to get funded more quickly. Good luck!	YES.IM WILLING TO VERIFY MY ACCOUNT.THE COMPUTER SYSTEMS ARE DOWN BUT AS SOON AS THE ARE BACK ONLINE,I WILL CHECK.

Member Payment Dependent Notes Series 439583

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439583	$12,000	$12,000	16.00%	1.00%	September 15, 2009	September 17, 2012	September 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439583. Member loan 439583 was requested on September 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$7,917 / month
Current employer:	Professional Rehab Services	Debt-to-income ratio:	11.86%
Length of employment:	2 years	Location:	New Castle, PA

Home town:	Cleveland
Current & past employers:	Professional Rehab Services, Rehab Works
Education:	Cleveland State University

This borrower member posted the following loan description, which has not been verified:

I am an occupational therapist/director of operations and in January I became pregnant. Knowing that I would be out on maternity leave I decided to start an ebay busniess in January. My ebay business has become very successful. I continued working till June as a occupational therapist but took leave and moved to Florida with my husband. I never stopped doing the ebay business since I love it and have fun. I will go back to being an occupational therapist after the baby is born and will still keep my ebay business. The reason I need the money is that I was offered a great deal on a life long collection of antique toys in mint condition for 20,000. I know from past experience that I can at least double the money without a problem. I am going to use 8,000 of my own money.

A credit bureau reported the following information about this borrower member on September 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1992	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	30
Revolving Credit Balance:	$34,057.00	Public Records On File:	0
Revolving Line Utilization:	63.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 439600

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439600	$8,000	$8,000	12.53%	1.00%	September 10, 2009	September 17, 2012	September 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439600. Member loan 439600 was requested on September 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Epocrates	Debt-to-income ratio:	11.57%
Length of employment:	1 year 5 months	Location:	staten Island, NY

Home town:	Brooklyn
Current & past employers:	Epocrates, Dendrite International, Banco Republica Oriental Del Uruguay, Franklin Group, Mandee
Education:	Katherine Gibbs, SUNY Empire State College, CUNY Borough of Manhattan Community College

This borrower member posted the following loan description, which has not been verified:

Need to borrow 8,000.00 to consolidate some credit cards and use 2,800.00 to pay of my car which me an my wife purchased. We purchased the car 4 years ago on a smart buy deal but she never saved the money for the balance and spent it on her school and now I need it to pay for my car so I can keep it.

A credit bureau reported the following information about this borrower member on September 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	27	Months Since Last Delinquency:	22
Revolving Credit Balance:	$9,929.00	Public Records On File:	0
Revolving Line Utilization:	32.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a home equity loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Epocrates? And is you wife currently employed? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I do not have a home equity loan or any student loans. I do have a few other credit card debts which have not been a problem. My total monthly expenses are approximately $1,550.00 which includes the mortagage, home expenses, travel expenses, bills. I work in technical support for Epocrates. Epocrates sells medical reference software that Doctors use it for quick reference such as drug interactions in theie PDA's. I troubleshoot customer issues with the software and PDA's along with any other computer issues. My wife is employed. She is a teacher with the board of education. I do have a savings account with an emergency fund. I am also willing to verify my income with the Lending club.
I would love to help you with your loan, however I do have 2 questions. 1. Can you please talk about your 2 delinquencies on your credit in the last 2 years? 2. Also will you verify your income with Lending Club? Lenders have much more confidence investing into borrowers who have verified their income.	1. I had an account closed. I checked with my credit card company and was told I had too many accounts opened. I had another one where I had late payments and they closed it. My wife always received the mail before I came home from work and unfortunately I was not always getting in time. I resolved that before things got worse. 2. I can definitely verify my income at any time. That is not a problem.

Member Payment Dependent Notes Series 439656

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439656	$13,000	$13,000	11.83%	1.00%	September 10, 2009	September 18, 2012	September 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439656. Member loan 439656 was requested on September 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,917 / month
Current employer:	n/a	Debt-to-income ratio:	13.20%
Length of employment:	3 years	Location:	BLACKSBURG, VA

Home town:
Current & past employers:
Education:	Purdue University-Main Campus

This borrower member posted the following loan description, which has not been verified:

This will help me reduce my interest costs and pay off the credit cards and be debt-free sooner. I have never been late on any of my payments, bills, etc. Always on time. I am requesting this loan to pay-off credit cards which have adjusted to a higher rate as of lately.

A credit bureau reported the following information about this borrower member on September 4, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$38,433.00	Public Records On File:	0
Revolving Line Utilization:	56.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Am interested investing $250 in your loan. Questions: 1. N/A employer shown. Your position and brief job description are? 2. $8,917 income 1 wage-earner? 2 wage-earners? 3. Mortgage (PITI) payment per month is $_____? 4. Total car payments per month are $_____? 5. Expenses (credit card payments, entertainment, food, fuel, medical, telephone, utilities) monthly total is $_____ ? (Provide one $ grand total.) Suggest start employment|income verification Lending Club CA office; submit either Pay Stub, or W-2, or 1099, or 1040 Tax Return. After completed upper-right corner "Credit Review Status" will show an asterisk (*). When loan fully-funded LC can quicker deposit $ into your bank account. Contacts: 8-5 PT M-F |support@lendingclub.com | (866) 754-4094 (Live Voice) | Fax (408) 524-1527 Thank you for anticipated reply answering questions. Good luck your loan's 100% funding.	I am a university instructor, and this is single-person income (9 month regular pay + summer pay). My mortgage is $1795, car is $460. My total per month expenses are about $2200 with more than half of that going to reducing my CC debt. I will work with lc to verify income/employment. Thanks.
Greetings - Where do you work and what do you do there? Could you also explain how you accumulated the $38,000 in debt? Are you undertaking any steps to reduce your spending or increase your income? Regards; Art	I am a university instructor at Virginia tech. Most of my debt has accrued earlier due to living on a very small grad student stipend, single earner with wife and kid,for 6-years, and about $8k of this is from buying a house and putting in appliances/draperies, etc. Steps: I am no longer using any of my credit cards and paying $1500 per month to reduce the debt. Simplified living-expenses. I have also moved some money around to benefit from lower aprs. Applying for this loan. Also, in the last three months I have reduced by total debt by over 4k. Additionally, my wife has also started working (income not included in the stated income though), which helps us some defray some of our living expenses further. Thanks.

Member Payment Dependent Notes Series 439664

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439664	$20,000	$20,000	11.48%	1.00%	September 11, 2009	September 18, 2012	September 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439664. Member loan 439664 was requested on September 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Johnson & Johnson	Debt-to-income ratio:	10.07%
Length of employment:	4 years 5 months	Location:	brick, NJ

Home town:	Summit
Current & past employers:	Johnson & Johnson
Education:	Ithaca College

This borrower member posted the following loan description, which has not been verified:

Will be investing in my father's business.

A credit bureau reported the following information about this borrower member on September 4, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$760.00	Public Records On File:	0
Revolving Line Utilization:	1.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Can you provide any details on the type of business your father owns? And, why you have decided to invest in it? Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Johnson & Johnson? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	So my father's business is car washes...he owns several, a detail shop and car wash equipment business. I would like to invest in it to become part of the family business. At J&J I work as a Senior Financial Analyst supporting the Medicaid business. I began my career with J&J in a Financial Leadership Development Program and have been with them for 4 years. The only outstanding debt I have is my car loan, which is approximately $8,000. My monthly expenses are approximately $1,000 which include the monthly payment for the loan. I have my savings account as well as investments in a mutual fund and stock totaling around $40K, which I'm saving as my nest egg for the future and would like to keep that separate from this business investment, but can also be used as an emergency fund. I am more than happy to verify my income with the Lending Club - I will reach out to them to find out how to do that. If you have any additional questions please feel free to let me know. Thanks!
Do you plan on using the full 3 years to pay off this loan?	I can't say for sure. Right now it's nice to be able to take the 3 years to pay it off, but if a year down the road I can pay it off, I will.

Member Payment Dependent Notes Series 439667

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439667	$16,100	$16,100	11.83%	1.00%	September 14, 2009	September 18, 2012	September 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439667. Member loan 439667 was requested on September 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	HEALTH CARE SERVICE CORPORATION	Debt-to-income ratio:	10.89%
Length of employment:	5 months	Location:	CHICAGO, IL

Home town:	DeWit
Current & past employers:	HEALTH CARE SERVICE CORPORATION, CNA FINANCIAL CORPORATION
Education:	Northwestern University, DePaul University

This borrower member posted the following loan description, which has not been verified:

Lenders, I'm currently shopping for financing options to consolidate my credit card debt. Credit rating is excellent, looking for relief on interest rates and set up a structured 24-30 month payment plan.

A credit bureau reported the following information about this borrower member on September 4, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,942.00	Public Records On File:	0
Revolving Line Utilization:	40.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $15,942.) Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for the Health Care Service Corporation? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	1. I will use this loan to pay off my short term debt. I do have other outstanding debts (student loans and car loan). Monthly expenses are $1,500/month (27% of gross monthly income. At HCSC, I negotiate technology deals for the company, purchasing IT solutions for volume discounts, leveraging our company's buying power and credit rating for financing alternatives. I do have a savings account and have an emergency fund. I am willing to verify my income with Lending Club as well.
Can you please talk about how you accrued the credit card debt? Thanks.	I accrued the credit card debt through overspending during my college years.

Member Payment Dependent Notes Series 439669

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439669	$9,000	$9,000	8.94%	1.00%	September 9, 2009	September 18, 2012	September 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439669. Member loan 439669 was requested on September 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,745 / month
Current employer:	William Blair & Company	Debt-to-income ratio:	16.72%
Length of employment:	2 years 2 months	Location:	Chicago, IL

Home town:	Oak Park
Current & past employers:	William Blair & Company, Spectrum Global Fund Administration
Education:	Illinois State University

This borrower member posted the following loan description, which has not been verified:

I am looking for a loan to consolidate my credit card debt. I have always paid my bills on time and paid more than the minimum balance. Back in March one of my credit card companies raised the interest rates on my card and I just can't stand paying 23% interest anymore. My other card has a 17% interest rate and I would feel so much better being able to pay one lower rate and be able to pay off the debt more quickly. My goal is to be completely debt free in one year from now and even sooner if possible.

A credit bureau reported the following information about this borrower member on September 4, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	65
Revolving Credit Balance:	$8,654.00	Public Records On File:	0
Revolving Line Utilization:	24.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $8,654.) Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for William Blair & Company? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	This loan will completely pay off my credit card debt. I do have an outstanding car loan but I have paid off my student loan. I spend about $1800 a month on all of my expenses including payments of about $460 to my credit cards. I am an executive assistant at William Blair working for the head of the Corporate Finance department along with two other investment bankers. The job also includes doing the invoicing for the department. I do have 3 different savings accounts, but I've really just started saving since I'm trying to pay off my debt first. Yes, I am willing to verify my income with Lending Club.
Can you explain the delinquency from 65 months ago?	I had a store card with New York & Co and I had missed one payment. It was less than 30 days late though.

Member Payment Dependent Notes Series 439703

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439703	$2,375	$2,375	11.83%	1.00%	September 11, 2009	September 18, 2012	September 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439703. Member loan 439703 was requested on September 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Team Health Midwest	Debt-to-income ratio:	16.48%
Length of employment:	3 years 2 months	Location:	Berea, OH

Home town:	Toledo
Current & past employers:	Team Health Midwest, self
Education:	University of cincinnati college of medicine

This borrower member posted the following loan description, which has not been verified:

missed payment, 2 days late;they increased payments to double and rate to 30%, wish this loan to be consolidated with current lending club loan of Homer Wesley Brown; told rate payment would be essentially the same (169) with a longer payback time. thank you.

A credit bureau reported the following information about this borrower member on September 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	25
Revolving Credit Balance:	$3,689.00	Public Records On File:	0
Revolving Line Utilization:	22.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 439766

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439766	$6,000	$6,000	12.53%	1.00%	September 15, 2009	September 18, 2012	September 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439766. Member loan 439766 was requested on September 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	eshelman transportation	Debt-to-income ratio:	23.07%
Length of employment:	3 years	Location:	reading, PA

Home town:	Philadelphia
Current & past employers:	eshelman transportation
Education:	Community College of Philadelphia

This borrower member posted the following loan description, which has not been verified:

I will use this money to pay off a personal loan that I took last year at an interest rate that was much too high and get some dental work done. I am a reliable and responsible candidate for this loan because I always pay my bills on time.

A credit bureau reported the following information about this borrower member on September 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	32
Revolving Credit Balance:	$3,334.00	Public Records On File:	0
Revolving Line Utilization:	23.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for eshelman transportation? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Yes I have a small car loan total monthly expence around 1300. I am a bus driver. Yes I have an emergency fund.

Member Payment Dependent Notes Series 439769

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439769	$20,000	$20,000	11.83%	1.00%	September 14, 2009	September 18, 2012	September 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439769. Member loan 439769 was requested on September 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,272 / month
Current employer:	U.S. Secret Service	Debt-to-income ratio:	19.22%
Length of employment:	20 years 6 months	Location:	Dumfries, VA

Home town:	Bangkok
Current & past employers:	U.S. Secret Service
Education:	Wake Forest University

This borrower member posted the following loan description, which has not been verified:

I'd like a loan that would allow me to pay off my three credit cards by letting me pay just one payment a month instead of three separate payments. I will close the Chase Card and the Bank of America card and keep the FIA Card

A credit bureau reported the following information about this borrower member on September 4, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1985	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$121,874.00	Public Records On File:	0
Revolving Line Utilization:	54.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Am interested investing $500 in your loan. Questions: 1. Position and brief job description U S Secreret Service are? 2. $10,272 income 1 wage-earner? 2 wage-earners? 3. Mortgage (PITI) payment per month is $_____? 4. Total car payments per month are $_____? 5. Expenses (credit card payments, entertainment, food, fuel, medical, telephone, utilities) monthly total is $_____ ? (Provide one $ grand total.) Suggest start employment|income verification Lending Club CA office; submit either Pay Stub, or W-2, or 1099, or 1040 Tax Return. After completed upper-right corner "Credit Review Status" will show an asterisk (*). When loan fully-funded LC can quicker deposit $ into your bank account. Contacts: 8-5 PT M-F |support@lendingclub.com | (866) 754-4094 (Live Voice) | Fax (408) 524-1527 Thank you for anticipated reply answering questions. Good luck your loan's 100% funding.	I am a Human Resources Specialist, GS-14 step 7. I've worked in Human Resources for twenty years starting as a GS-4. My specialty is Payroll Operations which deals with all aspects of personnel systems that assist in generating pay to our employees. My monthly mortgage including the extra $200 I pay to pay it down is $1700. My car payment is $383. Total other payments $2000. My husband is a second wage earner but I would prefer to get this loan based on my income alone.
Will you be verifying your income with Lending Tree?	I can verify my income to anyone who needs it.
I am interested in funding up to $1000 of your loan. Good luck. I have a few questions...thanks in advance for the help. 1. what events/experiences led you to make the decision to want this loan? I would love more context on your motivations. 2. Could you detail the $121,874.00 in revolving balances? Kinds of products (credit card, personal loans, auto loans, etc.) 3. What past decisions/events led to the accumulation of this debt? 4. Home value/mortgage: how much is zillow.com home value estimate? total mortgage balance? type of mortgage? when did you purchase and how much did you put down when you purchased? 5. Savings: how much do you put into savings/investment accounts each month (savings accounts, mutual fund, 401k, 529, etc.). Could you specify which accounts in your estimates? Thanks and good luck!	I had been turned down previously by banks that said I had too much revolving debt. I thought if I could work directly with people that may have a more personal understanding of my situation I would be more successful in getting a loan funded. I'm a little confused as to where the $121,874 figure is coming from. From what I know I only have approximately $21,874 in revolving debt and it is all on credit cards. I think I accumulated so much credit card debt because the system made it so easy to do so. My limits kept on being raised because I would pay on time, etc. and I had a secure job so I new I would always be able to pay down the debt but now they are cracking down in the federal government and my security clearance is at risk if I don't get a hold of my debt level and pay it off. I bought my townhouse at $124,000 in 1995 with a VA loan no money down except a refundable $5,000 security deposit. It was worth as high as $350,000 but then the housing market crashed, especially here in Prince William County, VA. I estimate I owe, ($205,000), about how much the house is worth. I have a federal 401k plan worth about $300,000. I put about $500 a month into it. I put $200 a month in a 529 plan for my daughter's education.
Can you please contact Lendingclub to verify you income. I think you need to send them a W2 and/or Paystubs. THank you.	Requested documentation has been emailed as of 9/9/2009.
I am interested in funding part of your loan. Would you mind clarifying something? You purchased your townhouse for 124K, and said you owe 205K, which you say is about how much it is worth now. Do you have a second mortgage on it? Or a HELOC? Or is there just something I am not understanding? Thank you in advance for clearing up my confusion.	I took out a home equity loan during better times for $90,000. I used that money to improve the home with a new roof and fenced in back yard. I also paid off my husband's school loans and credit cards.

Member Payment Dependent Notes Series 439778

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439778	$13,000	$13,000	8.94%	1.00%	September 10, 2009	September 18, 2012	September 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439778. Member loan 439778 was requested on September 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	EGS Electrical Group	Debt-to-income ratio:	0.05%
Length of employment:	1 year	Location:	Park Ridge, IL

Home town:	Marshalltown
Current & past employers:	EGS Electrical Group, Deere & Company, Emerson Electric
Education:	Wake Forest University, University of Wisconsin-Madison, University of Iowa

This borrower member posted the following loan description, which has not been verified:

I am selling my home to relocate and plan to sell one of my cars in order to pay the realtor fees. I am seeking a loan in case the vehicle does not sell before closing on the house. The closing is in 6 weeks and I expect the vehicle to sell for $22,000 to $24,000. Income & Expenses: My after tax income is $8000/month. I carry no credit card debt and have 1 car payment of $460/month. Upon selling my home, my living expenses will decrease by $1000/month. Assets: I have over $150,000 in retirement investment accounts.

A credit bureau reported the following information about this borrower member on September 4, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1991	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,563.00	Public Records On File:	0
Revolving Line Utilization:	8.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - It sounds like you have a lot going on. May I ask why you are relocating? Do you have a new job? Are you leaving EGS? What is it that you do there? Do you plan to pay off this loan after the car sells? Best of luck on your loan; Art	We are relocating to be closer to family and would like to complete the move within 6 months. My current position as Director of Materials Planning at EGS is secure and we will not move until I have found a similar position in St. Louis. There is a chance that I could transfer within Emerson. I plan to keep the loan during our transition to St. Louis to be confident that we can cover all moving expenses without depleting our savings or using credit card debt.
I would like to help fund your loan, but have a few questions. Can you provide any more details on your relocation? (Why are you moving? Where are you moving to? Are you buying another home? Will you remain at your current job?) Do you have any other outstanding debts, in addition to your car loan? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for the EGS Electrical Group? Aside from your retirement accounts, do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Thank you for your interest- I plan to move to St. Louis within 6 months to be closer to family and will purchase another home once my job search is successful. In the mean time, I will remain at my current position as Director of Materials Planning. My responsibility there is to forecast demand, set stocking levels, insure on time deliveries and establish & monitor performance metrics for 7 manufacturing plants. There is a good chance that I could transfer to another division within our parent company Emerson in St. Louis. My only outstanding debt is the loan for my wife's car. It is $460/month. Our monthly expenses are about $7500 which includes the car payment and mortgage payment of $3700. After the home sale closes in october we will be renting an apartment for ~1800/month. I do have an savings account of $20,000. I plan to use 12,000 of this to sell the home and then build it back up with the cost of living savings. I will verify my income with lending club.

Member Payment Dependent Notes Series 439800

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439800	$3,500	$3,500	14.26%	1.00%	September 14, 2009	September 19, 2012	September 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439800. Member loan 439800 was requested on September 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Portescap	Debt-to-income ratio:	17.89%
Length of employment:	2 years 4 months	Location:	PHILADELPHIA, PA

Home town:
Current & past employers:	Portescap
Education:	University of New Hampshire-Main Campus (UNH)

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate my current credit card dept aquired during a recent relocation. The debt was aquired putting a down payment on and furnishing a new apartment. I have good credit, have never defaulted on any payment and am looking to save myself money on interest rates. I have a very reliable source of income that will allow me to meet future payments and an income level that I can maintain the payments along with all other cost of living expenses.

A credit bureau reported the following information about this borrower member on September 5, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,973.00	Public Records On File:	0
Revolving Line Utilization:	68.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Am interested investing $250 in your loan. Questions are: 1. Position and brief job description Portescap? 2. $7,083 income 1 wage-earner? 2 wage-earners? 3. Rent payment per month $_____? 4. Total car payments per month $_____? 5. Expenses (credit card payments, entertainment, food, fuel, medical, telephone, utilities) monthly total is $_____ ? (Provide one $ grand total.) Suggest start employment|income verification Lending Club CA office; submit either Pay Stub, or W-2, or 1099, or 1040 Tax Return. After completed upper-right corner "Credit Review Status" will show an asterisk (*). When loan fully-funded LC can quickly deposit $ into your bank account. Contacts: 8-5 PT M-F |support@lendingclub.com | Live Person (866) 754-4094 | Fax (408) 524-1527 Thank you for anticipated reply answering questions. Good luck your loan's 100% funding.	My position with my company is as the Quality Manager. I manage a handful of quality engineers that work to improve the external and internal quality of our facility. I report to the General Manager of the business unit. The income reported is for 1 wage earner. My total monthly expenses (including fixed payments- car loan, rent- and entertainment, food, fuel etc) come to $3920. I will verify my income with Lending Club. Thank you for your interest. Regards
I would like to help fund your loan, but have a few questions. Could you provide any more details on the debts you wish to consolidate? (Your credit history shows a revolving credit balance of $8,973.) Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Portescap? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	My position with my company is as the Quality Manager. I manage a handful of quality engineers that work to improve the external and internal quality of our facility. I report to the General Manager of the business unit. The revolving credit shows higher than the requested loan amount because I am only looking to borrow the amount to cover those credits with a higher interest rate. A bulk of that volume currently has a better rate and so am continuing with that lender. My total monthly expenses (including fixed payments- rent, car loan- and entertainment, food, fuel etc) come to $3920. I will verify my income with Lending Club. My emergency fund was depleted during my recent move and I am only now starting to rebuild it but as you can see from my expenses versus my income I have discretionary income each month. Thank you for your interest. Regards

Member Payment Dependent Notes Series 439837

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439837	$10,000	$10,000	14.26%	1.00%	September 15, 2009	September 18, 2012	September 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439837. Member loan 439837 was requested on September 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,833 / month
Current employer:	MySpace	Debt-to-income ratio:	7.50%
Length of employment:	1 year 11 months	Location:	Los Angeles, CA

Home town:	West Hartford
Current & past employers:	MySpace
Education:	University of Connecticut

This borrower member posted the following loan description, which has not been verified:

I have a guaranteed bonus of 10k end of this year which I was going to use to pay off all these credit cards. I want to pay them off faster and at a lower rate in the mean time. I make 130k yearly. I have investments that are losing money of about 30k but don't want to sell since that would mean a big lost. So no matter what I will have funds to pay this off quick.

A credit bureau reported the following information about this borrower member on September 4, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	24	Months Since Last Delinquency:	10
Revolving Credit Balance:	$12,907.00	Public Records On File:	0
Revolving Line Utilization:	52.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you mind verifying your income with Lending Club? Investors will feel a lot safer if you verified. Please contact lending club for details.	Yeah, its in the process. I just signed up yesterday. I think it takes a week.
Also your credit report reflects 2 delinquencies in the last 2 years. Can you briefly talk about them?	The delinquencies were my fault I forgot about those accounts. It was for my Macy card which I open just for the discount. I missed them because they were paperless and I wasn't using the card anymore. They are now closed. I only carry 4 cards (1amex 1atm 1visa 1mc) with me. The rest are just in a safe with 0 balance.
I would like to help fund your loan, but have a few questions. Could you provide any more details on the debts you wish to consolidate? (Your credit history shows a revolving credit balance of $12,907.) Do you have any other outstanding debts, like a car loan or student loans? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for MySpace? Aside from your long-term investments, do you have a savings account or any other kind of emergency fund?	I have a car loan of 25k. This is the only other debt I have. My monthly expenses are about 3k. This includes rent, car, and food, and utilities. I'm rebuilding my savings account which is currently at 2k. I work at MySpace on the developer platform (developer.myspace.com / apps.myspace.com) I also have an iphone company thats launching an app to the apple store in a few weeks. This loan for my credit card is very short term of about 3-6 months.

Member Payment Dependent Notes Series 439927

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
439927	$11,500	$11,500	8.59%	1.00%	September 11, 2009	September 19, 2012	September 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 439927. Member loan 439927 was requested on September 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	Mel Foster	Debt-to-income ratio:	1.80%
Length of employment:	3 years	Location:	Bettendorf, IL

Home town:	Chicago
Current & past employers:	Mel Foster
Education:	St Ambrose

This borrower member posted the following loan description, which has not been verified:

Tearing down old garage and replacing with a 24 X24. Checked with bank, don't want to do equity loan. Bank checked credit score on 9/1/09 for approval of loan. Score was 789.

A credit bureau reported the following information about this borrower member on September 5, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1988	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,324.00	Public Records On File:	0
Revolving Line Utilization:	5.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. When are you planning on starting your home improvement project? And, have you already selected a contractor to do the work? Do you have any other outstanding debts, like a car loan or home equity loan? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Mel Foster? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Type your answer here.Contractor has been selected and will start with tear down when funding is completed. No car payment or home equity loans. Total outstanding debt at this time, not counting home mortgage $3,000. VA disability payment makes mortgage payment and SS is adequate to pick up monthly expenses. Both VA and SS not included in income from real estates sales with Mel Foster. I was under the impression Lending Club was automatically verifying income so that is not an issue.
From what I understand, Lending CLub does not automatically verify your income...it is a procedure that you must initiate with them and Lending Club will provide instructions for you to accomplish that. Once verified, your data will reflect an asterisk next to your income which is used by prospective lenders as an assurance. By doing this it will speed up the funding for your loan. Best of luck in your request.	Type your answer here.Thanks for the info.

Member Payment Dependent Notes Series 440037

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
440037	$7,000	$7,000	13.92%	1.00%	September 14, 2009	September 20, 2012	September 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 440037. Member loan 440037 was requested on September 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	byerlys restaurants inc	Debt-to-income ratio:	3.60%
Length of employment:	2 years 4 months	Location:	anderson, CA

Home town:	Bellflower
Current & past employers:	byerlys restaurants inc, in-n-out burger, marys pizza shack
Education:	Culinary Institute of America

This borrower member posted the following loan description, which has not been verified:

I have several vehicles in need of repair. Once vehicles are repaired, smog complete and fully registered, I will sell them for a profit. I am looking for a loan to assist me in these repairs.

A credit bureau reported the following information about this borrower member on September 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$896.00	Public Records On File:	0
Revolving Line Utilization:	57.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, Do all of these vehicles have a clean title in your name? How much profit do you expect to make? Have you bought, repaired, and sold vehicles before? Do you intend to pay off this loan after selling the vehicles? Thank you!	Yes, they all have clean titles. Titles all in mine and families names. Family has gave me some do to cost of shop repairs. With this loan I will purchase another truck as well, fix a dent in the bed, put new tires on all 4, and sell it between 10,000 & 11,000( Edmunds,Bluebook-11,800)I've taken what spare time I have running a restaurant to work on these vehicles and hope to eventually start a business buying clean used vehicles with some problems and turning around and selling them for a profit. Yes, I have sold vehicles before, however, only a few a year do to California law. I plan on paying on this loan the full 36 months as that fits my budget and helps improve my credit for the future of my family. I,m 31 years old with my first 10 month old child and a beautiful wife. I'm good in the restaurant business with a passion on working on cars. I want a good home for my family and am looking for someone to help start me off with a little working capital. Thank you for the questions!
Does your wife also work? Is the listed income (2500) one paycheck or the household total? How many vehicles do you presently have which are in need of repair?	My wife also works. The listed income is my income only. With hers we have a combined income never under $3600 a month. Depending on how much she works, we make more. She is also in the restaurant business and gets the best shifts because I do the scheduling. Nice like that having a young child. No babysitters. I have 3 vehicles just about ready for resale. All are in GOOD condition. I have put a lot of work into them these past few months. A few minor fixes, get them smogged, and current registration will have them ready. I also have a D8 Bulldozer and a D7 bulldozer that have been sitting on the property over 5 years since the passing of my father-in-law. I tend to get those running again. One we'll keep for our property, the other we will sell.
How much is your rent payment?	I live on my families property consisting of 364 acres completely payed off. I pay only property taxes on my 160 acre parcel which run $200 a month by the end of the year.

Member Payment Dependent Notes Series 440134

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
440134	$5,000	$5,000	12.53%	1.00%	September 11, 2009	September 21, 2012	September 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 440134. Member loan 440134 was requested on September 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	lululemon athletica	Debt-to-income ratio:	10.56%
Length of employment:	2 years 1 month	Location:	Framingham, MA

Home town:	Rochester
Current & past employers:	lululemon athletica, Ethan Allen Inc., Solomon+Bauer Architects, Lucas Stefura Interiors, Starbucks
Education:	Boston Architectural Center (Bachelors of Interior Design '06), The Boston Conservatory (Dance Major 1997-2000)

This borrower member posted the following loan description, which has not been verified:

I would like to borrow this money to cover the cost of the final semester of my Somatics certification program. This loan will cover the cost of tuition, missed work while I am at the program, and the hotel stays for 18 days. When I complete the program I will be a Clinical Somatic Educator. Somatics is a type of holistic physical therapy which works with the nervous system to release chronic muscle tension, alleviating many common musculoskeletal conditions such as sciatica, tendinitis, bursitis, osteoarthritis, and postural deviations such as scoliosis and lordosis. Somatics is a very useful technique in athletic training as well, as a way to warm up and cool down from workouts and prevent injuries. There is more information on my web site, http://www.healthylifestartsnow.com. I am very excited about my career helping people to live in better health and teaching them how to take care of themselves on a daily basis. I have excellent credit and have never been late on a credit card or loan payment. Thank you for your consideration!

A credit bureau reported the following information about this borrower member on September 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,041.00	Public Records On File:	0
Revolving Line Utilization:	66.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 440219

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
440219	$20,000	$20,000	12.53%	1.00%	September 15, 2009	September 21, 2012	September 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 440219. Member loan 440219 was requested on September 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$14,400 / month
Current employer:	Schirmer Engineering an Aon Global company	Debt-to-income ratio:	6.45%
Length of employment:	9 years 6 months	Location:	Rancho Palos Verdes, CA

Home town:	New Westminster
Current & past employers:	Schirmer Engineering an Aon Global company, Locke MacKinnon Domingo Gibson and Associates Ltd.
Education:	British Columbia Institute of Technology, Simon Fraser University

This borrower member posted the following loan description, which has not been verified:

This loan will be used to consolidate the outstanding balances on four credit cards. I have demonstrate the ability to make payments as agreed-upon and on time--I have a Good credit score, ranging from 721-744 as reported by the three credit reporting agencies on August 30, 2009. I have been renting the same home since March 2000. I have never missed a rental payment. I have a secure job and income stream--I have been working for the same company since March 2000. My employer is a Fortune 500 company. In June 2009, I was promoted to Regional Director responsible managing the performance of our offices in Los Angeles, San Francisco, Seattle and Toronto. I have sufficient money in my 401K to collateralize the full amount of the requested loan amount.

A credit bureau reported the following information about this borrower member on September 7, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,973.00	Public Records On File:	0
Revolving Line Utilization:	44.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Am interested investing $250 in loan. Questions are: 1. Position and brief job description Schirmer Engineering are? 2. $14,400 income: 1 or 2 wage-earners? 3. Rent payment per month $_____? 4. Total car payments per month $_____? 5. Expenses (cc payments, entertainment, food, fuel, medical, phone, utilities) $_____ ? (Grand total.) Suggest start employment|income verification Lending Club, Sunnyvale, CA office; submit either Pay Stub, W-2, 1099, or 1040 Tax Return. After completed upper-right corner "Credit Review Status" shows asterisk (*). When loan fully-funded LC can quickly deposit $ into your bank account. Contacts: 8-5 PT M-F support@lendingclub.com | Live Person (866) 754-4094 | Fax (408) 524-1527. Thanks for reply. Good luck loan's 100% funding.	1. Vice President/Regional Director--Responsible for managing the performance of the Los Angeles and Seattle Offices. Responsible for sharing ideas, innovation and resources across our offices to improve revenue and profitability performance. 2. I am the only wage earner. 3. Rent per month is $1,850. 4. Monthly car payment is approximately $500 5. Monthly expenses are approximately $2,500.

Member Payment Dependent Notes Series 440240

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
440240	$1,450	$1,450	12.87%	1.00%	September 14, 2009	September 21, 2012	September 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 440240. Member loan 440240 was requested on September 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,417 / month
Current employer:	Brown Bear Car Wash	Debt-to-income ratio:	7.41%
Length of employment:	1 month	Location:	Snohomish, WA

Home town:	Kirkland
Current & past employers:	Brown Bear Car Wash, Allied Trade Group, Sunglass Hut, Pacific Whale Foundation, Glendale Country Club, National Care Corp, McDonald's
Education:	Washington State University

This borrower member posted the following loan description, which has not been verified:

I was recently offered a position at a Life Insurance company (American Income Life) in Redmond, WA. I am required to obtain a license to sell insurance. The total cost for the online courses, admin fees, testing, etc come to over $600. Also during this time I will not be able to work much (4-6 weeks including schooling and company un-paid training) so the extra is to ensure I will not go broke before my first paycheck and also ensure that I have money to make my first few payments on this loan until paychecks start coming in after schooling and training. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on September 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	8	Months Since Last Delinquency:	18
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 440257

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
440257	$6,000	$6,000	13.92%	1.00%	September 14, 2009	September 21, 2012	September 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 440257. Member loan 440257 was requested on September 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,750 / month
Current employer:	Yale New Haven Hospital	Debt-to-income ratio:	7.60%
Length of employment:	8 months	Location:	HAMDEN, CT

Home town:	Marikina City
Current & past employers:	Yale New Haven Hospital, Cablevision Systems
Education:	World Citi College Philippines

This borrower member posted the following loan description, which has not been verified:

Good day.. I appreciate the offer regarding my personal loan, hope you consider my application.. This will help our family to finish our project at home.. Jeff

A credit bureau reported the following information about this borrower member on September 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,775.00	Public Records On File:	0
Revolving Line Utilization:	42.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Dear Sir//Madam Could you please talk in more detail about what project you are looking to finish? What do you do for Yale New Haven Hospital? What are your monthly cash outflows?	Hi Good day, Right now we 've just moved to a new home with my parents for just less than 3 mos. now, I live with my parents by the way, but sadly last month my father got laid off from work, so for this loan i want to help my parents so we can buy home stuffs so we wont borrow stuffs from neighbors and also winter is coming now.. I am a Patient Care Associate at Yale New Haven Hospital, and also im a graduate of Nursing in the Philippines so by the end of this year im planning to take my boards here in the US, so hopefully i will pass the test to be an RN. Regarding my monthly cash outflows, now im helping my parents for some utilities cause like i said my dad lost his job only me and my mom are currently working and some credit card bills. So hope you will consider my loan this will really help us.. thank you and Godbless..
Thanks for your reply! Do you mind giving us a breakdown of your expenses. What is your rent payment? Car Payments? Utility Payments? What's current household income? As lenders, we would like to see that you have enough funds left every month after all of your financial obligations have been met! This loan is for excess of $200/mo. We would like to make sure, you could afford to repay it. Please show us some details!	hello, Right now i dont pay rent, because i live with my parents, Im giving share every month for groceries ($300) and share for mortgage ($400), comcast which is on my dads name ($150), cellphone bills ($100) and pay 3 credit card (average of $50 each for minimum payment). Regarding car payment I dont own a car, the car that I'm using is on my fathers name. I currently have almost $1800 on my salary everymonth.

Member Payment Dependent Notes Series 440293

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
440293	$12,000	$12,000	12.53%	1.00%	September 11, 2009	September 22, 2012	September 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 440293. Member loan 440293 was requested on September 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,750 / month
Current employer:	HFF, LP	Debt-to-income ratio:	5.59%
Length of employment:	2 years 11 months	Location:	Boston, MA

Home town:	Philadelphia
Current & past employers:	HFF, LP
Education:	University of Maryland-College Park, Babson College

This borrower member posted the following loan description, which has not been verified:

This loan is for consolidating a number of credit card accounts that were used to make improvements on a home in Boston's North End neighborhood. The home was purchased in June 2008 and improvements were made over the course of the first few months. The home was purchased for $401,000 and appraised in May 2009 at $420,000 after making $6,000 in improvements. This loan would consolidate balances related to this work and reduce my overall interest expenses. Thank you.

A credit bureau reported the following information about this borrower member on September 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	38
Revolving Credit Balance:	$4,381.00	Public Records On File:	0
Revolving Line Utilization:	16.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Am interested investing $250 in loan. Questions are: 1. Position and brief job descriptionHFF LP? 2. $11,750 income: 1 or 2 wage-earners? 3. Mortgage payment per month $_____? 4. Car payment(s) per month $_____? 5. Expenses (cc payments, entertainment, food, fuel, medical, phone, utilities) $_____ ? (Grand total.) Investors more confident when borrowers employment|income verified; borrowers benefit is loan funds faster. Suggest start employment|income verification Lending Club, Sunnyvale, CA office; submit either Pay Stub, W-2, 1099, or 1040 Tax Return. After completed upper-right corner "Credit Review Status" shows asterisk (*). When loan fully-funded LC can quickly deposit $ into your bank account. Contacts: 8-5 PT M-F support@lendingclub.com |Person: (866) 754-4094|Fax: (408) 524-1527. Thanks. Good luck with loans 100% funding.	Thanks for your questions. Answers as follows: 1 - I am a senior analyst at HFF, LP. We are the largest commercial real estate capital markets firm in the US, with 16 offices (traded publicly ticker HF). I underwrite, structure, package, and market real estate deals for lenders and equity investors. 2 - One wage earner, based on 2008 W-2. 3 - Mortgage Payment $2,100 plus $300 in RE tax escrow. 4 - No car payment - I live downtown with no car. 5 - Expenses - approximately $1,500/month including CC bills, utilities, food, etc. $350-500 would be eliminated and replaced by this loan. 6 - Employment should be verified by LC shortly - has not been requested.
Can you please talk about the delinquency from 38 months ago? Also, your revolving debt is listed at around $4k, but you are requesting $12k. Can you please explain this difference? Thanks.	Thanks for your question. The delinquency from 38 months ago was a late payment on the final payment for my vehicle. I misinterpreted the statement at the time, thinking that I had already made the final payment. I was subsequently paid within a few months, for which I can provide a payoff letter.
Your revolving credit balance is listed at around $4,381, but you are requesting $12,000. Can you please explain this difference? Thanks.	Thank you for your question. There is an additional charge account totaling $2,000 and an account from a contractor for an additional $2,450 for some of the work that was done on the home that needs to be paid. There is also another revolving account totaling $1575 that is not showing up that I have accounted for. This would increase the total to approximately $10,750.

Member Payment Dependent Notes Series 440300

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
440300	$12,000	$12,000	12.53%	1.00%	September 14, 2009	September 22, 2012	September 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 440300. Member loan 440300 was requested on September 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$14,500 / month
Current employer:	JP Morgan Chase	Debt-to-income ratio:	6.33%
Length of employment:	8 years 10 months	Location:	NEW YORK, NY

Home town:	Olean
Current & past employers:	JP Morgan Chase, American Express
Education:	University of Chicago Graduate School of Business, SUNY at Buffalo

This borrower member posted the following loan description, which has not been verified:

My daughter is a sophomore in high school and suffers from an anxiety order that causes her to be afraid to go to school. We found a wonderful private school for her last year and saw an incredible improvement in her abilities. She is very intelligent and we want to make sure that this intelligence in not wasted. I was able to cover complete tuition last year but need some assistance this year. I think this could be the turning point for my daufghter I am 5O years old and have never been past due on a payment on any loan in my entire life

A credit bureau reported the following information about this borrower member on September 8, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1984	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$38,384.00	Public Records On File:	0
Revolving Line Utilization:	90.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Am interested investing $350 in loan. Questions are: 1. Position and brief job description JPM are? 2. $14,500 income: 1 or 2 wage-earners? 3. Rent payment per month $_____? 4. Car payment(s) per month $_____? 5. Expenses (cc payments, entertainment, food, fuel, medical, phone, utilities) $_____ ? (Grand total.) Investors more confident when borrowers employment|income verified; borrowers benefit is loan funds faster. Suggest start employment|income verification Lending Club, Sunnyvale, CA office; submit either Pay Stub, W-2, 1099, or 1040 Tax Return. After completed upper-right corner "Credit Review Status" shows asterisk (*). When loan fully-funded LC can quickly deposit $ into your bank account. Contacts: 8-5 PT M-F support@lendingclub.com |Person: (866) 754-4094|Fax: (408) 524-1527. Thanks.	1) VP Finance - forecasting and monthly results 2)One wage earner 3) Rent 2,300 4) Car 386 5) Other 1,200
I must be missing something here - would you please set me straight? I am seeing monthly income of $14,500. and monthly expenses of $3,668, which leaves over 10K a month "extra" Please clarify? Thank you in advance for your reply.	Sorry for any misunderstanding. The 14,500 is a pretax number. After you take out taxes and insurance premiums it is much less. Also the $12,000 I am asking for does not cover all the tuition, i am taking care of the rest by myself.
Thank you for your prompt response. Have your or the school district initiated an IEP for your daughter? There are certain entitlements for students with issues such as your daughter has (regardless of income), which might help cover the cost of the private school. Good luck!	Thank you very much for your concern. We actually did look into that but for the present time we are trying to avoid any classification of "special need". We are afraid that will just increase her level of anxiety
Have you submitted the required information to LC for income verification? Once I see your income verified, I will invest in your loan. I wish your daughter good luck with her education.	I spoke to the credit department and reviewed my information with them. Am I suppose to do something else. I don't remember lendingclub asking me to send in any other information.
Hi - Is this loan intended to cover the tuition payment for your daughter's sophomore year? What are your plans for funding junior and senior years of high school? How much do you put into monthly savings right now? Thanks. Thanks.	This is just for the sophmore year. We are hoping to be considered for scholarship funding the next 2 years (and have been told there is a good chance). AS of right now most of my weekly "savings" are to cover the tuition above the $12,000 i am asking for.

Member Payment Dependent Notes Series 440338

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
440338	$6,000	$6,000	11.83%	1.00%	September 14, 2009	September 22, 2012	September 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 440338. Member loan 440338 was requested on September 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Continental Mortgage	Debt-to-income ratio:	15.50%
Length of employment:	5 years 6 months	Location:	Miami Beach, FL

Home town:
Current & past employers:	Continental Mortgage
Education:	University of Miami

This borrower member posted the following loan description, which has not been verified:

I want to refinance my Chase, Discover and Bank of America credit cards into a one fixed lower payment. Please note that I have perfect payment history on a current lending club loan.

A credit bureau reported the following information about this borrower member on September 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$55,333.00	Public Records On File:	0
Revolving Line Utilization:	39.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 440424

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
440424	$1,800	$1,800	8.94%	1.00%	September 10, 2009	September 22, 2012	September 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 440424. Member loan 440424 was requested on September 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,125 / month
Current employer:	Fidelity Investments	Debt-to-income ratio:	21.54%
Length of employment:	10 months	Location:	Clearwater, FL

Home town:	Clearwater
Current & past employers:	Fidelity Investments, Florida State University, Strozier Library
Education:	Florida State University

This borrower member posted the following loan description, which has not been verified:

I requesting to borrow $1500.00 to cover expenses and exam fees associated with the Chartered Financial Analyst level 1 exam administered by the CFA Institute. This exam will be administered in December '09; not taking this sitting will delay a 1.5 year 3-part exam into a 3-year, 3 part exam. The level one is offered December and June, the level 2 and 3 are only offered in June, so you can see how important sitting for this exam is to the timely advancement of my career. The next step in my career path is equity research. Having this credential on my resume will enhance my attractiveness to future employers. I've already applied for an equity research position opening in June of 2010. If everything goes according to plan, I will have my level 2 completed before the position is decided, thereby leveling the playing field and allowing me to do the work that makes going to the office exciting.

A credit bureau reported the following information about this borrower member on September 8, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,940.00	Public Records On File:	0
Revolving Line Utilization:	32.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Good luck on your CFA exam!	Thank you, I greatly appreciate your support!

Member Payment Dependent Notes Series 440469

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
440469	$20,000	$20,000	12.18%	1.00%	September 14, 2009	September 22, 2012	September 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 440469. Member loan 440469 was requested on September 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,852 / month
Current employer:	Aker Solutions	Debt-to-income ratio:	13.84%
Length of employment:	20 years 9 months	Location:	Crestwood, KY

Home town:	Evansville
Current & past employers:	Aker Solutions
Education:	Sullivan University, University of Southern Indiana

This borrower member posted the following loan description, which has not been verified:

Upon receipt of funding, I will consolidate several loans into one payment. I have never had a late payment in 26 years of credit history and have a good FICA score.

A credit bureau reported the following information about this borrower member on August 25, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1984	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,233.00	Public Records On File:	0
Revolving Line Utilization:	76.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please contact Lending Club and have your income verified. Thanks	I faxed them my last two paystubs and employment verification information yesterday.

Member Payment Dependent Notes Series 440482

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
440482	$5,000	$5,000	7.74%	1.00%	September 14, 2009	September 23, 2012	September 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 440482. Member loan 440482 was requested on September 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,293 / month
Current employer:	Ray Jordan PC	Debt-to-income ratio:	5.62%
Length of employment:	7 months	Location:	PORTLAND, OR

Home town:	Harrisburg
Current & past employers:	Ray Jordan PC
Education:	Florida Atlantic University

This borrower member posted the following loan description, which has not been verified:

This loan is to be used to repay my employer for moving expenses that were incurred on my behalf to move me across country for the job. I am a professional with excellent income, excellent credit, and the only other debt I have is a student loan. My credit score is high as well. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on September 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,326.00	Public Records On File:	0
Revolving Line Utilization:	25.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Could you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Ray Jordan PC? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	My total monthly expenses total are roughly $800 per month. I am a professional accountant - I prepare taxes. I do not maintain a separate savings account as the interest rate on my checking account is higher than what the bank could offer me on a separate savings account. I am willing to verify my income with Lending Club.

Member Payment Dependent Notes Series 440483

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
440483	$4,500	$4,500	8.94%	1.00%	September 11, 2009	September 22, 2012	September 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 440483. Member loan 440483 was requested on September 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,517 / month
Current employer:	Self-Employed	Debt-to-income ratio:	6.29%
Length of employment:	24 years 2 months	Location:	gainesville, FL

Home town:	Miami
Current & past employers:	Self-Employed
Education:	university of florida

This borrower member posted the following loan description, which has not been verified:

My son is currently taking his last 30 credits at the university of florida in order to earn a degree in computer software engineering. Unfortunately he has fallen on hard times due to the economy causing quite a decrease in part time jobs. He was currently holding two jobs in order to pay his rent and tuition but was laid off by one recently to staff shortages. Unfortunately now he is unable to pay his tuition for the upcoming semester and i also am unable to help him in my current economic state. I am a single mother that works as a maid in order to support him and my other son that is currently entering his first year of college. Both my sons are hardworking students , especially my eldest who has worked since he started college to pay for his tuition and rent. I currently earn enough to meet my rent and other expenses but have been unable to come up with enough money to cover his tuition that is due in a couple of days. If it were monthly installments then i could but am unable to pay the lump sum as of now. Please help me further my son's education, any help is greatly appreciated and the money borrowed will be paid back as quickly as possible. Many thank in advance.

A credit bureau reported the following information about this borrower member on September 8, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$70.00	Public Records On File:	0
Revolving Line Utilization:	0.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why is this loan not listed as a re-list? Is this your second loan? I am also in Gainesville. Tuition was due last week. Does your son have any software development / business experience outside of the classroom?	I tried doing this loan as a relist but unfortunately was unable to figure out how to do it. Yes, tuition was due last week but his tuition is deferred until november but he also needs some money in order to buy books and software. Last but not least my son does have slight software development/business experience outside of the classrom per se since what i know is that he does freelance work for his prior classmates when it comes to big projects. According to him , its more of an off the books aid to his graduated classmates.

Member Payment Dependent Notes Series 440491

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
440491	$6,000	$6,000	11.48%	1.00%	September 11, 2009	September 22, 2012	September 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 440491. Member loan 440491 was requested on September 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	First Trust and Savings Bank	Debt-to-income ratio:	12.66%
Length of employment:	3 years 7 months	Location:	Watseka, IL

Home town:	Streator
Current & past employers:	First Trust and Savings Bank
Education:	Illinois State University

This borrower member posted the following loan description, which has not been verified:

Major Surgery

A credit bureau reported the following information about this borrower member on September 8, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	33	Months Since Last Delinquency:	22
Revolving Credit Balance:	$4,027.00	Public Records On File:	0
Revolving Line Utilization:	7.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please elaborate on your delinquency two years ago. Thanks.	This was a credit card from college that is now paid in full

Member Payment Dependent Notes Series 440500

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
440500	$10,300	$10,300	8.94%	1.00%	September 14, 2009	September 22, 2012	September 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 440500. Member loan 440500 was requested on September 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,488 / month
Current employer:	WV Division of Rehabilitation	Debt-to-income ratio:	19.29%
Length of employment:	10 months	Location:	CHARLESTON, WV

Home town:	Weston
Current & past employers:	WV Division of Rehabilitation, Jostens, WV House of Delegates
Education:	University of Arkansas at Little Rock, University of Charleston

This borrower member posted the following loan description, which has not been verified:

Helps quickly and easily

A credit bureau reported the following information about this borrower member on September 8, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1987	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,822.00	Public Records On File:	0
Revolving Line Utilization:	64.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What did you do befor WV Dept of rehab.? Please explain "helps quickly and easily" for loan description. I dont understand what that means in terms of what you are going to do with the funds. thank you	I am looking to consolidate a higher interest credit card and close the account along with paying a large portion of a private graduate loan needed to complete my MA degree. Prior to my current position, I was a Sales Associate for 8 years and worked previously in State government and the US Navy.
Andrew, I have a few questions regarding your loan application and a suggestion that might help you get through the process quicker. Your loan request is read by many people who are willing to help you obtain funds but it is always helpful to the process if you can explain what you plan to do with the money in detailed terms. For example, by consolidating debt do you mean that you have credit cards or other loans with high rates interest that you plan to pay off and then close? Can you itemize what they are and what you are planning to do? Your credit report shows $5822 in revolving credit and you are asking for $10,300 so can you tell us what the extra cash is needed for? Lastly, your credit report looks very good and goes back over 20 years but your employment record shows that you have only been employed less than a year. Can you tell us a bit more about your job stability with the WV Dept of rehab and what type of work you do for them? A suggestion that will help you is to contact the Lending Club to verify your income with them..they will explain the procedures. Once that is complete, they place an asterisk next to your stated income on the loan form we get to see and it will help potential lenders to know that you have taken that extra step and they will be more apt to loan you the money you require. Good luck with your loan application.	Pending approval, it is my desire to pay off and close the existing credit card debt and close those. With the difference, I am going to pay off a portion of a private graduate student loan that was needed to obtain my MA degree. Prior to becoming a Rehabilitation Counselor, I worked as a Sales Associate for 8 years. Prior to that job, I was also in State government and the US Navy. Thank you for your time.

Member Payment Dependent Notes Series 440505

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
440505	$15,000	$15,000	11.14%	1.00%	September 15, 2009	September 23, 2012	September 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 440505. Member loan 440505 was requested on September 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	gristedes-nador	Debt-to-income ratio:	12.18%
Length of employment:	7 years 6 months	Location:	BROOKLYN, NY

Home town:	brooklyn
Current & past employers:	gristedes-nador, royals farms/cfo/big r
Education:

This borrower member posted the following loan description, which has not been verified:

i would like to put everything into one payment and and know that i could keep going on without knowing that i won't miss a due dates.. i think i make a good candidate base on my credit history over the years.....

A credit bureau reported the following information about this borrower member on September 9, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1985	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,095.00	Public Records On File:	0
Revolving Line Utilization:	19.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, I'm interested in funding your loan. Can you tell me what you do at gristedes-nador? Is the revolving credit balance primarily credit cards? Thanks!	i am a produce manager for gristedes supermarket change

Member Payment Dependent Notes Series 440598

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
440598	$8,125	$8,125	8.59%	1.00%	September 11, 2009	September 23, 2012	September 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 440598. Member loan 440598 was requested on September 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,750 / month
Current employer:	Allegan County, MI	Debt-to-income ratio:	16.36%
Length of employment:	9 months	Location:	Kalamazoo, MI

Home town:	Kalamazoo
Current & past employers:	Allegan County, MI, Big Brothers Big Sisters
Education:	Western Michigan University

This borrower member posted the following loan description, which has not been verified:

I will use this money to consolidate three credit card balances into one, more manageable payment. I plan to use approximately $5,000 to pay off an American Express balance, $2,000 to pay off a Discover balance and the remaining $3,000 will cut a Visa balance in half (the Visa is currently at 0% interest and I plan to pay off the remaining balance during the introductory rate). It will help us greatly to have a loan with a monthly payment and a timeline so we have an end-date to work toward. We will also avoid the coming increase in interest rates due to the government's recent changes for the Credit Card industry. Ethically, I believe it is my responsibility to pay the debt I have incurred and always pay my bills on time. We have recently put together a financial budget that avoids the use of credit cards (other than use that is payed off monthly). Being a young couple with children, my wife and I got carried away with using low interest credit cards but have now learned that their use is detrimental to a secure financial future. It would benefit my family greatly to be accepted for this loan so we can get on the road toward financial freedom. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on September 9, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,442.00	Public Records On File:	0
Revolving Line Utilization:	33.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do both of you work? If so, where besides the county, and is the gross income listed for one or both of you?	Yes we both work. My wife is a nurse. The gross income listed is only my income. My wife makes more income than I do.

Member Payment Dependent Notes Series 440658

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
440658	$10,000	$10,000	8.59%	1.00%	September 14, 2009	September 23, 2012	September 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 440658. Member loan 440658 was requested on September 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,321 / month
Current employer:	RETIRED NYPD	Debt-to-income ratio:	8.52%
Length of employment:	n/a	Location:	PORT SAINT LUCIE, FL

Home town:	BROOKLYN
Current & past employers:	RETIRED NYPD
Education:	UNITED STATES MARINE CORPS

This borrower member posted the following loan description, which has not been verified:

I like to go on vacation in Europe, also some Dental work. I have a guaranteed income. Outstanding crated, pay my bills on time for set payment or more.

A credit bureau reported the following information about this borrower member on September 9, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1979	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$952.00	Public Records On File:	0
Revolving Line Utilization:	1.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 440683

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
440683	$5,000	$5,000	14.96%	1.00%	September 14, 2009	September 23, 2012	September 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 440683. Member loan 440683 was requested on September 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	The Cornerstones of PSL Inc	Debt-to-income ratio:	20.67%
Length of employment:	15 years 3 months	Location:	Port Saint Lucie, FL

Home town:	Port of Spain
Current & past employers:	The Cornerstones of PSL Inc
Education:	Florida Institute of Technology at Melbourne, University of Miami, Florida Atlantic University

This borrower member posted the following loan description, which has not been verified:

Hello, I have many small bills which I would like to consolidate into one bill to be paid to one person monthly. I am very consistent with paying my bills on time and paying off my balances in full. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on September 9, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1992	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	52	Months Since Last Delinquency:	64
Revolving Credit Balance:	$109,498.00	Public Records On File:	0
Revolving Line Utilization:	40.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Am interested investing $250 in loan. Questions are: 1. Position and brief job description Cornerstone of PSL Inc are? 2. $3,750 income: 1 or 2 wage-earners? 3. Mortgage payment per month $_____? 4. Car payment(s) per month $_____? 5. Expenses (cc payments, entertainment, food, fuel, medical, phone, utilities) $_____ ? (Grand total.) Investors more confident when borrowers employment|income verified; borrowers benefit is loan funds faster. Employment|income verification conducted by Lending Club, Sunnyvale, CA office; submit either Pay Stub, W-2, 1099, or 1040 Tax Return. After completed upper-right corner "Credit Review Status" shows asterisk (*). When loan fully-funded LC can quickly deposit $ into your bank account. Contacts: 8-5 PT M-F support@lendingclub.com |Person: (866) 754-4094|Fax: (408) 524-1527. Thanks for reply. Good luck loan's 100% funding.	Hello, 1. Executive Director of Cornerstones of PSL, Inc. Job Description: ( a corporation of assisted living facilities in Florida) I am responsible for the overall administration and implementation of the community residential programs. Also responsible for employing and directing other staff members of this facilities as well as acting as liaison with community agencies, DHRs and private organizations in seeking acceptance and assistance in meeting the goals of the facilities and clients. 2. One wager earner. 3. Mortage is $215.00 per month. 4. No car payment (paid in full) 5. Expenses: $1800.00 per month Total expenses per month = $2015.00 Thank you.
Your revolving credit balance is quite high. Can roughly lay out the composition of that balance? How much is credit card debt, how much student loans or home equity debt, etc? Also can you explain what the delinquency was. How / Why did it occur. Thanks	I have $10,000 in credit card debt, $18,000 on a deferred student loan and $90,000 mortgage on my house, which is valued at $280,000. I had a delinquency on a credit card 5 years ago when I allowed my brother to use my credit card for his college expenses. It has since been cleared and nothing is owed on that card which is in good standing. Thank you.
Would you contact Lending Club at (866) 754-4094 (Gen. support) 8AM-5PM Pacific Time M-F or email support@lendingclub.com to verify employment and income? Investors feel more secure investing in your loan after verification process is completed. Your requested loan also will completely fund much quicker.	Contacted Lending Club. CSR stated when LC is ready for verification they will email me requesting the appropriate information. Thank you.

Prospectus Supplement (Sales Report) No. 7 dated September 15, 2009